Exhibit 4.20

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION

Deed of Trust for Debentures (Series E)

Table of Contents

Topic	Clause in the Deed
Preamble; Interpretation; Definitions and Entry into Force	1
Issuing the Debentures; the Terms of Issuance; Equal Ranking	2
Appointment of the Trustee; Commencement of Term; Term of Office of the Trustee; Expiration of the Office of the Trustee; Resignation; Dismissal; the Duties of the Trustee; the Powers of the Trustee	3
Purchasing Debentures by the Company or by an Affiliated Holder	4
Issuance of Debentures from New Series; Expanding a Series	5
The Company’s Undertakings	6
Securing the Debentures	7
Early Redemption	8
Right for Immediate Repayment and/or Realization of Collaterals	9
Claims and Proceedings by the Trustee	10
Order of Priority of Creditors; Dividing the Intakes	11
Authority to Demand Financing	12
Authority to Delay the Division of Funds	13
Notice of Distribution and Deposit with the Trustee	14
Avoidance from Payment for a Reason that is not Dependent on the Company; Deposit with the Trustee	15
Receipt from the Debenture Holders and the Trustee	16
Presenting Debentures to the Trustee and Registration pertaining to Partial Payment	17

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION

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THE BINDING VERSION IS THE HEBREW VERSION
The Linkage Terms of the Principal and the Interest	Clause 5 of the First Addendum
Deferral of Appointed Times	Clause 6 of the First Addendum
Payments of the Principal and Interest of the Debentures	Clause 7 of the First Addendum
Interest in Arrears	Clause 8 of the First Addendum
Avoidance from Payment for a Reason that does not Depend on the Company	Clause 9 of the First Addendum
Registry of Debenture Holders	Clause 10 of the First Addendum
Splitting Debenture Certificates and Transferring Them	Clause 11 of the First Addendum
Replacing the Debenture Certificate	Clause 12 of the First Addendum
Early Redemption	Clause 13 of the First Addendum
Purchasing Debentures by the Company or an Affiliated Holder	Clause 14 of the First Addendum
Waiver; Settlement and Changes in the Debenture Terms	Clause 15 of the First Addendum
Debenture Holders Meetings	Clause 16 of the First Addendum
Receipts as Proof	Clause 17 of the First Addendum
Immediate Repayment	Clause 18 of the First Addendum
Notices	Clause 19 of the First Addendum
Roles of the Trustee	Appendix 3
Conditions for Expanding the Series of Debentures	Appendix 5.2
Financial Covenants and Undertakings	Appendix 6.2
Collaterals	Appendix 7
Confidentiality Undertaking	Appendix 20.2
The Trustee’s Fee and Covering his Expenses	Appendix 23
Meetings of Debenture Holders	Second Addendum

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
Deed of Trust

Of the 30th day of January, 2023

Between:	Ellomay Capital Ltd. 52-003986-8 of 18 Rothschild Blvd., Tel Aviv (hereinafter: the “Company”)

Of the first part;

And between:	Hermetic Trust (1975) Ltd. 51-070519-7 of 30 Sheshet HaYamim St., Bnei Brak (hereinafter: the “Trustee”)

Of the second part;

Whereas:
In January 2023 the Board of Directors of the Company resolved to approve in principle the issue of debentures (Series E) whose conditions are as stated in this Deed of Trust and that will be offered to the public according to a shelf offering report, by virtue of the Shelf Prospectus (as hereinafter defined);

And whereas:
the Trustee is a company limited by shares that was incorporated in Israel in 1975 in accordance with the Companies Ordinance, whose main purpose is to engage in trusts, and it meets the eligibility requirements established by law, and in particular the requirements of the Securities Law (as hereinafter defined) to serve as a trustee of the debentures which are the subject of this deed;

And whereas:
the Trustee declared that there is no hindrance in accordance with the Securities Law or any other law barring it from entering into this Deed of Trust with the Company, including pertaining to conflicts of interests preventing him from engaging with the Company as stated, and that it meets all of the demands and eligibility requirements set forth in the Securities Law to serve as Trustee for the issuance of the Debenture subject matter of this Deed;

And whereas:	the Trustee has no material interest in the Company, and the Company has no personal interest in the Trustee, except for the fact that the Trustee is trustee for additional debentures of the Company;

And whereas:
the Company requested the Trustee, subject to the issuance of the Debentures (Series E), the Trustee will serve as a Trustee for the Holders of the Debentures (Series E) and the Trustee agreed to the said and all subject to and in accordance with the provisions set forth in this Deed of Trust;

And whereas:	the Trustee has agreed to sign this Deed of Trust and to act as Trustee for the Debenture Holders ;

And whereas:
the Company  obtained or will obtain until the execution of the issuance subject matter of this Deed all approvals and/or consents that are required for the purpose of performing the issuance, and that subject to receipt of the consents and approvals as aforementioned there is no hindrance by law and/or agreement to perform the issuance of the Debentures (Series E) and/or to engage with the Trustee in accordance with the Deed of Trust;

And whereas:
the parties wish to arrange the terms of the Debentures (Series E) in this Deed of Trust, in light of the Company’s intention to make a first public offering of the Debentures (Series E) in accordance with the Shelf Offering Report by virtue of the Shelf Prospectus, in a way that the Deed of Trust will apply solely to the Debentures (Series E);

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
Therefore, it was agreed, declared, and stipulated by and between the parties as follows:

1.	Preamble; Interpretation; Definitions and Entry into Force

1.1.	The preamble of this Deed of Trust and the appendixes attached thereto constitute a material and inseparable part hereof.

1.2.	The division of this Deed of Trust into clauses and providing titles to the clauses was made for convenience and as reference only and they should not be used for the purpose of interpretation.

1.3.
Anything mentioned in this Deed of Trust in plural shall also refer to singular and vice versa, anything mentioned in the masculine shall also refer to the feminine and vice versa, and anything mentioned regarding a person shall also refer to a body corporate, provided that this Deed does not contain any express provision otherwise.

1.4.
In the event of discrepancy between the Deed of Trust and the accompanying documents thereto and the said in the Shelf Offering Report, the provisions set forth in the Deed of Trust shall take precedence, subject to the Stock Exchange regulations and guidelines. As of the signing date of the Deed of Trust, there is no contradiction between the provisions relating to the Debentures (Series E) in the Shelf Offering Report and the provisions set forth in this Deed. This Deed including all provisions hereof shall enter into force together with and subject to the issuance of the Debentures (Series E). It is clarified that in the event the Debentures (Series E) are not issued for any reason, this Deed shall automatically expire and the trust contemplated hereunder shall not enter into force.

As used in this Deed of Trust, the following terms shall have the respective meanings set forth beside them below unless otherwise stated expressly:

“Debentures (Series E)” or the “Debentures” or “Debentures in Circulation” or “Certificates of Undertaking” or “the Debentures Series” or “Series E”: Debentures (Series E) of the Company, registered by name, which will be issued according to the  shelf offering reports by virtue of the Shelf Prospectus and/or by any other means by the Company, including via private issuance, from time to time, and that have not been fully paid or expired or cancelled. For the avoidance of doubt, it is clarified that the Debentures also include debentures which shall be issued by way of expanding the series of Debentures (Series E), and the Debentures stemming from the exercise of options exercisable into the Debentures (Series E) to the extent that such options will be issued and exercised.

“Meeting” or “Debenture Holders Meeting”: a meeting of Debenture Holders, including a class meeting.

“Deferred Debenture Holders Meeting”: a Debenture Holders Meeting that was deferred to another time than the one scheduled for opening the Meeting, as a legal quorum was not present at the end of half an hour after the time that was scheduled for the beginning of the Meeting.

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THE BINDING VERSION IS THE HEBREW VERSION
“Stock Exchange”: the Tel-Aviv Stock Exchange Ltd.

“Collaterals”: Any pledge on assets, guarantee or any other undertakings that secure the undertakings of the Company towards the Debenture Holders whether given by the Company and/or any third party.

“Immediate Report”: A report of the Company that is submitted in accordance with the provisions of Section 35EE of the Securities Law, including the Securities Regulations (Periodical Reports and Immediate Reports of a Foreign Corporation), 5761-2001.

The “Shelf Offering Report”: the shelf offering reports in accordance with the provisions set forth in Section 23A(f) of the Law according to which, inter alia, the offering of the Debentures (Series E) shall be performed from time to time, and that will complete the entire specific details for that offering, including the composition of the offered units, in accordance with the provisions set forth in any law, in accordance with the bylaws and the Stock Exchange Regulations that are in effect from time to time and in accordance with the provisions of this Deed.

“Ordinary Resolution”: a resolution adopted at a Debenture Holders Meeting, convened in accordance with Sections 35L13 and 35L14(a) of the Law (whether in the original meeting or the adjourned meeting) by a majority of at least fifty percent (50%) of all votes of participants in the vote, without taking into account abstaining votes.

“Special Resolution”: a resolution adopted at a Debenture Holders Meeting, in which were present, by themselves of by proxies, the holders of Debentures who own at least fifty percent (50%) of the remaining nominal value of the Debentures (Series E) in circulation, or at a Deferred Debenture Holders Meeting, who were present in it by themselves or by proxies, and who hold twenty percent (20%) at least of the stated remainder, and which was adopted (whether in the original Meeting or the Deferred Debenture Holders Meeting) by a majority of those who hold at least two thirds of the remaining nominal value of the Debentures represented in the vote,  without taking into consideration abstaining votes.

“Nominee Company”: Mizrahi Tefahot Nominee Company Ltd. or any other nominee company in its place, at the Company’s sole discretion, provided that all of the Company’s debentures are registered in the name of the same Nominee Company.

The “Companies Law”: the Companies Law, 5759-1999 and the regulations promulgated  thereunder, as in effect from time to time.

The “Insolvency Law”: the Insolvency and Economic Rehabilitation Law 5778-2018 and the regulations promulgated thereunder.

The “Law” or the “Securities Law”: The Securities Law, 5728-1968 and the regulations according to it, as they shall be from time to time. It is clarified that as of the date of this Deed of Trust the Company reports according and is subject to the provisions of Chapter E.3 of the Law.

“Trust Account”: an account opened by the Trustee in its name in trust for the Debenture Holders and in which, inter alia, the issuance proceeds shall be deposited; the Trustee shall have exclusive signatory rights in the Trust Account; the Company shall incur the full costs in connection with the opening, management and the transactions performed in the account; the financial management policy in the Trust Account, to the extent that any funds are deposited in the account from time to time, and its performance, shall be determined at the sole discretion of the Trustee and shall be executed by the Trustee, provided that the investment is made in accordance with the provisions of clause 18 of the Deed of Trust and the Company shall not be entitled to object to the said investment, and the Trustee shall not be held liable towards the Debenture Holders and/or the Company, for any loss caused as a result of such investments as said, except for in circumstances of negligence (except for negligence exempt under the law as amended from time to time) and/or bad faith and/or malice.

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THE BINDING VERSION IS THE HEBREW VERSION
“Trading Day”: any day on which transactions are performed at the Stock Exchange.

“Business Day”: any day in which  the majority of the banks in Israel are open for the purpose of performing transactions with the public.

“Magna”- the Electronic Proper Disclosure System of the Israel Securities Authority.

“Holder” or “Debenture Holder”:  within the meaning of the term ‘holder’ in the Securities Law.

“Registry”: Registry of Debenture Holders as mentioned in clause 30 of this Deed.

“Trustee”: The First Trustee (as hereinafter defined) and/or anyone that shall serve from time to time as Trustee of the Debenture Holders according to this Deed.

The “First Trustee” Hermetic Trust (1975) Ltd. that shall serve as Trustee up to the date set forth in clause 3.4 hereafter.

“Office Holder”: as defined in the Companies Law.

“Principal”: the total nominal value of the Debentures in Circulation.

“Control” as this term is defined in the Law.

The “Deed” or “This Deed” or “This Deed of Trust”: This Deed of Trust and the amendments thereof, inasmuch as there shall be any, including the addendums and appendixes attached to it and that constitute a material and integral part hereof.

“Debenture Certificate”: The Debenture certificate the version of which is attached as the first addendum of this Deed of Trust.

The “Shelf Prospectus”:  a shelf prospectus of the Company that was published in October 2020 as amended from time to time and that was extended until October 18, 2023.

1.5
Anywhere in this Deed that uses the phrase “subject to any law” (or any other similar expression) the meaning is subject to any law that cannot be conditioned. On the date of making this Deed of Trust, the Company is a reporting company in accordance with, and subject to, the provisions of chapter E’3 of the Law.

2.	Issuing the Debentures; the Terms of Issuance; Equal Ranking

2.1.	The Company shall issue a series of Debentures (Series E) under the terms set out on the back of the page of the first addendum.

2.2.
If after the date of the first issuance of the Debentures (Series E) this same series of Debentures shall be expanded by the Company, the Holders of the Debenture (Series E) that shall be issued in the framework of the expansion of that series shall not be entitled to receive payment on account of the Principal and/or interest for these Debentures that the record date for payment thereof shall be before the date of their issuance as mentioned.

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THE BINDING VERSION IS THE HEBREW VERSION
2.3.	The Company shall be entitled, or obligated, as the case may be, to perform an early redemption of the Debentures in the event the terms set forth in clause 8 of the Deed of Trust have been fulfilled.

2.4.
The Debentures shall all be set at an equal security ranking pari passu between them with respect with the Company’s undertakings according to this Deed of Trust, and without a preferred right or right of priority over one another.

2.5.
The provisions of this Deed shall apply to the Debentures issued in accordance therewith, and which shall be held, from time to time, to each Debenture Holder, including the public, unless expressly stated otherwise.

2.6.
This Deed of Trust shall enter into effect upon the Company’s issuance of the Debentures. It is agreed that in case the issuance of Debentures is revoked for any reason whatsoever, this Deed of Trust shall be null and void.

3.	Appointment of the Trustee; Commencement of Term; Term of Office of the Trustee; Expiration of the Office of the Trustee; Resignation; Dismissal; the Duties of the Trustee; the Powers of the Trustee

Appointment of Trustee

3.1.
The Company hereby appoints the Trustee as the First Trustee for the Debenture Holders (Series E) pursuant to the provisions of Chapter E.1 of the Securities Law including for those entitled to payments pursuant to the Debentures that were not paid after the date for their payment arrived.

3.2.
If the Trustee shall be replaced by another Trustee, the other Trustee shall be Trustee for the Debenture Holders pursuant to Chapter E.1 of the Securities Law including for those entitled to payments pursuant to the Debentures which were not paid after the date for their payment arrived.

Commencement of Term

3.3.	The Trust for the Debenture Holders and the duties of the Trustee according to this Deed of Trust shall come into force upon the issuance of the Debentures pursuant to the Deed by the Company.

Term of Office of the Trustee; Expiration of Term of Office of the Trustee, Resignation; Dismissal

3.4.
The First Trustee shall serve commencing on the date mentioned in clause 3.3 above and his office shall end at the time on which the Debenture Holders Meeting is convened (the “First Appointment Meeting”), that the Trustee shall convene no later than 14 days after submitting the annual report regarding Trusteeship matters in accordance with Section 35H1(a) of the Law. Insofar as the First Appointment Meeting (by ordinary majority) approved the continuation of the term of office of the First Trustee, it shall continue to serve as Trustee until the end of the additional appointment period that was determined in a resolution of the First Appointment Meeting (which could be until the final repayment date of the Debentures). Insofar as the First Appointment Meeting and/or any later Meeting determined the term of office of the Trustee, its term of office shall end with the adoption of a resolution of the Debenture Holders regarding the termination of his term of office and the appointment of another Trustee in his place.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
3.5.	Notwithstanding the provisions of this clause 3, the provisions of the Law shall apply to the appointment of the Trustee, his replacement, term of office, expiration, resignation and dismissal.

Notwithstanding the aforesaid, the resolutions of Holders regarding the termination of the term of office of the Trustee and its replacement with another trustee shall be made in a Debenture Holders Meeting in which at least fifty percent of the remainder of the par value of the Debentures of the same series were present, and for the purpose of a Postponed Debenture Holders Meeting – provided that the Holders of no less than ten percent of the consideration as said attended such meeting, and also on the condition that the resolution was adopted by a majority of no less than seventy-five (75%) of the remainder of the par value of the Debentures that were in circulation at the time.

The Trustee’s Duties

3.6.	The duties of the Trustee shall be those mentioned expressly in this Deed of Trust, including in Appendix 3 thereof, and according to the law.

The Trustee’s Powers

3.7.
The Trustee shall represent the Holders of the certificates of undertaking in any matter that arises from the undertakings of the Company towards them, and it shall be entitled for this purpose to act in order to realize the rights given to the Debenture Holders according to the Law or according to this Deed. The Trustee is entitled to take any proceeding for the purpose of protecting the Holders’ rights in accordance with any law and in accordance with the provisions set forth in this Deed of Trust.

3.8.	The actions of the Trustee are valid notwithstanding a flaw discovered in its appointment or qualifications.

3.9.	The Trustee shall use the trust, powers, permissions and authorities that were conferred upon him according to this Deed of Trust, at its discretion or in accordance with the resolutions of a Meeting.

3.10.
The Trustee shall be entitled to deposit all of the deeds and the documents that indicate, represent and/or stipulate its rights with respect to the trust pertaining to this Deed of Trust, including with respect to any asset that is in its possession at that time, in a safe and/or in another place that shall be chosen and/or at any bank and/or any banking auxiliary corporation and/or lawyer and/or accountant.

3.11.
The Trustee is permitted in the framework of performing the Trusteeship matters according to this Deed of Trust, to order an opinion and/or the advice of any lawyer, accountant, appraiser, assessor, surveyor, broker or any other expert (the “Consultants”), whether such opinion and/or advice was prepared at the Trustee’s request and/or at the Company’s request, and to act in accordance with its conclusion, and the Trustee shall not be responsible for any loss or damage that shall occur as a result of any action and/or omission that were made by it based on such advice or opinion as aforesaid, unless it was determined in a final judgment that the Trustee acted negligently (apart from negligence which is exempt by law a shall be from time to time) and/or in bad faith and/or maliciously. The Trustee shall provide a copy of the opinion or advice as mentioned for the viewing of Debenture Holders and the Company, at their request (it is clarified that the opinion shall not be made available to the Company to the extent that the Debenture Holders adopt a resolution for the purpose of this matter). The Company shall bear the full fee and reasonable expenses of hiring the Consultants appointed as stated. The Trustee and the Company shall reach an agreement over a list of no more than three consulting firms with relevant reputation and expertise, which the Trustee shall approach for receiving fee quotes as stated. The Company shall select one of the offers submitted, and shall be entitled to negotiate with the firms regarding their quote for a period of up to 5 Business Days, provided that the delay due to the negotiation shall not risk, at the Trustee’s opinion, the rights of the Holders of Debentures.

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THE BINDING VERSION IS THE HEBREW VERSION
Any advice and/or opinion such as this can be given, sent or received by letter, telex, facsimile and/or any other electronic means for transferring information and the Trustee may act based on them, even if it turns out afterwards that errors occurred in them or that they were not authentic, unless it was possible to detect the errors or the lack of authenticity in a reasonable examination, provided that it has not acted negligently (apart from negligent exempt by law, as it shall be from time to time) and/or in bad faith and/or maliciously. It is clarified that the documents could be transferred, on the one hand, and that the Trustee is entitled to rely upon them, on the other hand, only where they are received clearly, and when they are legible. In any other case, the Trustee shall be responsible to request their receipt in a manner enabling their proper reading and understanding as stated.

3.12.
The Trustee shall be entitled to give its consent or approval to any motion to the court as per the demand of a Debenture Holder, and the Company shall compensate the Trustee for all reasonable costs that were incurred by such motion and from actions performed as a result of it or with respect to it provided that before making such expense as abovementioned the Trustee will update the Company regarding its intention to make such expenses and will receive the Company’s approval for this, unless in the opinion of the Trustee such prior update as aforementioned could harm the rights of the Debenture Holders, and in such circumstances the Trustee shall not provide any update and no approval from the Company with respect to the said request shall be required.

3.13.	The Trustee is entitled to institute any proceeding for protecting the rights of the Debenture Holders in accordance with the provisions set forth in any law and as stated in the Deed of Trust.

3.14.	The Trustee is entitled to appoint agents as set forth in clause 25 of this Deed.

4.	Purchasing Debentures by the Company or by an Affiliated Holder

4.1.
Subject to any law, and without prejudice to the right of the Company to redeem the Debentures in early payment as stated in this Deed, the Company reserves the right to purchase at any time, whether on the Stock Exchange or outside of the Sock Exchange, Debentures which shall be in circulation from time to time from other sellers apart from the Company (which shall be selected at its discretion and without the duty of approaching and/or notifying all Holders), at any price and quantity that it shall see fit, all without harming the duty of repayment imposed on it pertaining to the remaining Debentures (Series E) in circulation. In the event of such purchase by the Company, the Company shall notify this in an Immediate Report, inasmuch as it is required by law.

Debentures purchased by the Company shall be revoked and delisted from trade on the Stock Exchange, and the Company shall not be entitled to re-issue them. In case the Debentures are purchased by the Company, the Company shall approach the Stock Exchange clearing house in a request to withdraw the Debenture Certificates purchased by it as stated.

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THE BINDING VERSION IS THE HEBREW VERSION
4.2.
Subject to any law, the holders of controlling interests in the Company (directly or indirectly) and/or their relative ( according to the definition of the term “relative” in the Law) and/or a subsidiary of the Company and/or an affiliated company of the Company and/or an included company of the Company and/or a corporation in the control of the Company or of any of them (directly or indirectly) (apart from the Company itself, regarding which the stated in clause 4.1 of the Deed shall apply) (“Affiliated Holder”), shall be entitled to purchase and/or sell at any time and from time to time, at the Stock Exchange or outside of it (including by way of an issuance by the Company), Debentures (Series E) at their discretion. The Debentures that are held by an Affiliated Holder shall be considered as the asset of the Affiliated Holder, shall not be delisted from trade on the Stock Exchange and they shall be transferable as the other Debentures of the Company (subject to the provisions of the Deed of Trust and the Debenture).

4.3.
The Debentures (Series E) held by an Affiliated Holder shall not grant him voting rights in the Meetings of Holders of Debentures (Series E) and shall not be counted for the purpose of determining a legal quorum for opening these Meetings. Inasmuch as an Affiliated Holder shall report to the Company regarding the purchase of Debentures (Series E), the Company shall deliver to the Trustee, at its request, the list of Affiliated Holders and the amounts held by them.

4.4.
The stated in clauses 4.1 to 4.3 above does not derogate from the provisions of any law (including the instructions of the Israeli Securities Authority) applying to the Company, including pertaining to approvals required for performing transactions with a holder of controlling interest (or in which the holder of controlling interest has a personal interest) and/or pertaining to the sale of securities to a Company subsidiary and distributing them to the public.

4.5.	The stated in this clause 4, in and of itself, does not bind the Company, an Affiliated Holder or the Debenture Holders to purchase Debentures or to sell the Debentures they hold.

5.	Issuance of Debentures from New Series; Expanding a Series

5.1.
The Company reserves the right to issue, subject to the provisions of the law, at any time and from time to time (whether by a private offering or an offering to the public), at its sole discretion, to any factor whatsoever, including to an Affiliated Holder, and without needing the consent of the Trustee and/or the Debenture Holders, debentures of another series or additional series of Debentures, whether or not conferring a right of conversion into the shares of the Company (hereinafter: the “Other Series”) or other securities, under terms of redemption, interest, linkage, priority of payment in the event of liquidation and other terms, including securing them in collaterals, as the Company shall see fit, and whether they are preferable over the terms of the Debentures, equal to them or inferior to them, and this without derogating from the duty of repayment imposed on it in accordance with this Deed, and subject to the provisions of Appendix 7 of this Deed Despite the foregoing, inasmuch as the Company shall issue an additional series of debentures, or another series of securities that constitute a debt (hereinafter collectively: the “Other Securities”) and the Other Securities are not secured with collaterals (and as long as they are not secured with collaterals) the rights of the Other Securities in liquidation shall not have preference in the creditors hierarchy of the Debentures (Series E). In addition, to the extent the Company issues Debentures of another series or series that are secured with collaterals or Other Securities that will be secured with collaterals, the rights of the said other series or Other Security as said (as the case may be) in liquidation shall have priority over the rights of the Debentures (Series E) solely with respect to the collaterals that will be provided. The Company shall provide the Trustee with a written confirmation, no later than 7 days prior to the issuance of Other Securities as stated, regarding its meeting the conditions set forth in this clause, signed by the Company CEO or the senior financial officer in the Company. The Trustee shall be entitled to rely on such approval and shall not be required to conduct additional inspections. Without derogation from the foregoing, the Company’s stated rights shall not detract from the rights of the Trustee and/or Debenture Holders in accordance with this Deed, including their right to make the Debentures (Series E) immediately repayable in accordance with the provisions of the Deed of Trust.

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THE BINDING VERSION IS THE HEBREW VERSION
5.2.
The Company shall be entitled, from time to time, without the need for obtaining the approval of the Trustee and/or the current Holders at that time, to issue additional Debentures (Series E) (whether by private offering, whether in the framework of a prospectus, whether by shelf offering report or any other way), including to an Affiliated Holder (as the term is defined in clause 4.2 of this Deed), for any price and at any manner as it shall see fit, provided that it notifies the Trustee in this regard. The Company shall approach the Stock Exchange in a request to register the additional Debentures (Series E) for trade as stated.

Notwithstanding the provisions of this clause 5.2 above, the Company shall not be entitled to issue, whether by issuance to the public according to a prospectus, and whether in any other manner, additional Debentures of Series E, unless all of the terms set forth in Appendix 5.2 of this Deed have been fulfilled or after receiving the approval of the Debenture Holders Meeting at the majority required for the purpose of adopting a Special Resolution, provided that for the purpose of adopting the resolution, the legal quorum shall be determined in accordance with the provisions applying to an Ordinary Resolution.

For the avoidance of doubt it shall be clarified, that all of the provisions of the Deed of Trust that apply to the Debentures in Circulation shall apply to additional Debentures of Series E that shall be issued, as mentioned, and the existing Debentures of Series E and the additional Debentures of that series (as of the time of their issuance) shall constitute a single series for all matters and purposes, and the Deed of Trust shall also apply to all additional Debentures (Series E) as stated. For the avoidance of doubt, holders of additional Debentures of Series E, which shall be issued in a series expansion as mentioned, shall not be entitled to payment of any Principal and/or interest and/or any other payment that the record date for payment is prior to their date of their issuance. Subject to the provisions of any law and the Deed of Trust, the Trustee shall hold office as trustee for the Debentures (Series E), as they shall be from time to time in circulation, even in case of a series expansion, and the Trustee’s consent for his office as stated pertaining to the expanded series shall not be required.

The Company’s right to expand a series, as stated above, does not detract from the Trustee’s right to inspect the implications of an issuance as stated, and does not detract from the rights of the Trustee and/or the Debenture Holders in accordance with this Deed, including their right to make the Debentures (Series E) immediately repayable in accordance with the provisions of the Deed of Trust.

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THE BINDING VERSION IS THE HEBREW VERSION
5.3.
Without derogating from the foregoing, the Company reserves the right to issue additional Debentures of Series E, by way of series expansion at a different discount rate from that of the Debentures (Series E) which shall be in circulation at that time (inasmuch as there shall be any). If the discount rate which shall be determined for the Debentures (Series E) due to the series expansion shall be different from the discount rate of the Debentures (Series E) in Circulation at that time (inasmuch as there shall be any), the Company shall approach the tax authority, prior to expanding the series, in order to obtain its approval that with regards to withholding tax from the discount fees for the Debentures, the Debentures shall be set a uniform discount rate in accordance with a formula weighting the various discount rates in the Debentures (Series E), inasmuch as there shall be any. In the event of receiving an approval as stated, the Company shall calculate the weighted discount rate for all the Debentures from the series after expanding the series, it shall publish in an Immediate Report the uniform weighted discount rate for the entire series of Debentures and the members of the Stock Exchange shall deduct tax at the payment dates of the Debentures according to the weighted discount rate as mentioned an in accordance with the provisions of the law. If an approval of the tax authorities regarding such discount rates shall not be received, the Company shall notify in an Immediate Report, prior to issuing the Debentures as a result of expanding the series, of not receiving the approval as stated and that the uniform discount rate will be the highest discount rate that was created for the series. The members of the Stock Exchange shall deduct withholding tax at the time of repayment of the Debentures in Circulation, in accordance with the discount rate that shall be reported as aforementioned. Therefore, there may be cases where the Company shall deduct withholding tax for discount fees, at a higher rate than the discount fees determined to whoever held Debentures before the series was expanded. In this case, it is the responsibility of the Debenture Holder (and the Debenture Holder only) who held the Debentures before the series was expanded and until their repayment and who is entitled, in light of their payment, to a refund of withholding tax, for the over-discount, to submit a report to the tax authority on this matter insofar as he shall wish to receive a tax refund as stated and inasmuch as he is entitled to a tax refund by law.

5.4.	The Company shall notify in an Immediate Report regarding the issuance of debentures as mentioned in this clause above.

6.	The Company’s Undertakings

The Company hereby undertakes towards the Trustee and the Debenture Holders,  until immediately after the final payment of the Debentures, and for as long as all the undertakings towards the Debenture Holders and the Trustee were not fulfilled according to this Deed, as follows:

6.1.
To pay, at the times scheduled for this purpose, the sums of the Principal, and the interest (including interest in arrears, if and inasmuch as it shall apply, and additional interest for breaching financial covenants, inasmuch as they shall apply) which shall be paid according to the terms of the Debentures and the provisions of this Deed (including with respect to the issue proceeds that will be deposited in the Trust Account until it is released to the Company), and to fulfill all the other terms and undertakings that are imposed on it according to the terms of the Debentures and according to this Deed of Trust. In any case where the date of payment on account of a Principal and/or interest shall be on a day which is not a Business Day, the payment date shall be deferred to the next Business Day, without any additional payment, interest or linkage, and the record date for the purpose of making the payment will not change as a result of such circumstances.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
6.2.
To fulfill all of the financial covenants and undertakings set forth in Appendix 6.2 to this Deed including its entire undertakings in connection with the distribution, as such term in defined in the Companies Law and as stated in the said Appendix.

6.3.	To persist and manage the business of the Company and companies in its control in a regular and proper manner.

6.4.
To notify the Trustee in writing as soon as possible, and no later than 2 Business Days regarding the occurrence of any of the events set forth in clause 9.1 of the Deed, including its sub-clauses, or regarding a real knowledge of the Company that an event as stated is about to take place, without taking into account the cure periods set forth in clause 9.1 of the Deed, inasmuch as any exist in the stated clauses and to take, at its expense, all reasonable means required for the purpose of  eliminating the Disturbing Event (as defined in Appendix 7 of the Deed), the foreclosure action, the action for the purpose of exercising the pledges or revoking the receivership, the liquidation or the administration, insofar as it is relevant and as the case may be.

6.5.
To deliver to the Trustee as soon as possible and no later than the end of 30 days from the day of the first issuance of the Debentures (Series E) or from the time of performing a series expansion in any way, an amortization schedule for paying the Debentures (Principal and interest) in an Excel file.

6.6.
To notify the Trustee in a written notice signed by the senior financial officer in the Company, within 4 Business Days from the date of payment, of any payment to the Debenture Holders and of the balance of the sums that the Company owes at that time to the Debenture Holders after making the aforementioned payment.

6.7.
To deliver to the Trustee annual financial statements and quarterly financial results, as the case may be, and in accordance with the requirements of the Israeli law that apply to the Company  in its capacity as a dual listed Company, at the time of their publication and in any event no later than from the time scheduled for their publication in the Israeli law applying to  companies reporting in accordance with the provisions of chapter E’3 of the Securities Law. In the event the Company is no longer a public company or a reporting company, the Company shall report in accordance with the provisions of clause 6.22 of this Deed). Notwithstanding the foregoing, it is clarified that the quarterly financial results shall be published by the end of the following quarter in a framework which shall be no less that the framework of the Press Release in which the Company has published its financial results for the third quarter of 2022. The Company will publish data and information regarding the pledged assets according to position no. 103-29 of the Securities Authority staff (as amended from time to time, and in any event in a scope that will not be less than the scope set out in the position as of the date of this Deed) no later than the last date for the publication of the quarterly financial results as stated above.

6.8.	Deleted.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
6.9.	To deliver to the Trustee in writing, notices regarding the purchase of Debentures by the Company or an Affiliated Holder, immediately upon the Company becoming informed of this.

6.10.
On December 31st of each year, and for as long as this Deed is in effect, the Company shall furnish to the Trustee a confirmation of the Company signed by the Company CEO or the senior financial officer in the Company, that in the period starting from the date of the Deed and/or from the date of the prior confirmation that was given to the Trustee, whichever is later, and until the date of the confirmation, the Company has not breached this Deed, including a breach of the terms of the Debenture, unless expressly mentioned otherwise.

6.11.	To deliver to the Trustee copies of the notices and invitations which the Company shall give to the Debenture Holders, as mentioned in clause 27 hereinafter.

6.12.
To cause that a senior financial officer in the Company shall give, no later than fourteen (14) Business Days from the time of the Trustee’s request, to the Trustee and/or to the people who the Trustee shall order, any explanation, document, calculation or information regarding the Company, its business and/or assets that shall be required in a reasonable manner, at the Trustee’s discretion, for fulfilling the Trustee’s duties and for protecting the rights of the Debenture Holders.

6.13.
To manage regular accounting books in accordance with generally acceptable accounting principles. To keep the books and documents that serve as reference to them (including deeds of pledge and mortgage, bills and receipts), and to enable the Trustee and/or any authorized representative of the Trustee to view, at a time pre-coordinated with the Company, within ten (10) Business Days, any book as stated and/or document as stated, which the Trustee shall request to view. For this matter, an authorized representative of the Trustee is any person appointed by the Trustee for the purpose of viewing as stated, in a written notice by the Trustee which shall be given to the Company prior to viewing as stated, subject to an undertaking of confidentiality in accordance with the provisions of 20 of this Deed.

6.14.	Deleted.

6.15.
To summon the Trustee to all of its general meetings (whether to annual general meetings or extraordinary general meetings) of the Company shareholders, and enable the Trustee to attend such meetings, without granting the Trustee the right to vote in these meetings.

6.16.
To deliver to the Trustee on the 15th of each January starting from 2023, a written approval signed by the senior financial officer, that all of the payments to the Debenture Holders were fully paid on time, and the balance of the par value of the Debentures in Circulation. In addition,  on the said date, the Company shall provide the Trustee with an approval and/or opinion which the Trustee shall require in connection with the provisions of Section 35H(b)(2) of the Law, to its satisfaction.

6.17.
In addition to the statements or notices which the Company is required to give according to Section 35J(a) of the Law, to give the Trustee or to its authorized representative (a notice regarding his appointment shall be given by the Trustee to the Company upon his appointment), no later than fourteen (14) Business Days from the time of the Trustee’s request, additional information regarding the Company (including explanations, documents and calculations pertaining to the Company, its business or assets, and information which the Trustee, at its reasonable discretion, is required for the purpose of protecting the rights of the Debenture Holders, and to instruct its accountant and legal advisors to do so, as per the Trustee’s reasonable request, inasmuch as at the Trustee’s reasonable opinion the information is required for the purpose of applying and exercising the authorities, powers and authorizations of the Trustee and his proxies in accordance with this Deed, and subject to an undertaking of confidentiality as stated in this Deed. Based on the Trustee’s request, the Company shall notify it in writing whether the given information is considered as inside information, as this term is defined in the Securities Law.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
6.18.
To perform all of the actions required and/or reasonably needed and in accordance with the provisions of this Deed and any law for validating the exercise of powers, authorities and authorizations of the Trustee and/or of its proxies in accordance with the provisions of this Deed of Trust.

6.19.	To list the Debentures for trade in the Stock Exchange and to act so that the Debentures shall continue to be listed for trade on the Stock Exchange until the date of their final repayment.

6.20.	To notify the Trustee in writing regarding any change to its name or address no later than five Business Days from the day of the change.

6.21.
To assist the Trustee in any reasonable manner to fulfill its duties according to law and/or according to this Deed including examining the performance of the Company’s undertakings in full and on time, examining actions and/or transactions that the Company performed, insofar as this is reasonably required in order to protect the rights of the Debenture Holders.

6.22.
Inasmuch as the Company shall cease being a reporting corporation, as this term is defined in the Securities Law, or a corporation traded at a stock exchange outside of Israel, as set forth in the Second or Third Addition to the Securities Law, or becomes a non-reporting corporation (as defined in the Regulation Codex) the Company shall provide the Trustee with the reports required by the Regulation Codex[1] or any other circular and/or another document which shall replace it ((hereinabove and hereinafter: the “Regulation Codex”). The aforesaid reports will be signed in accordance with the provisions set forth in the Regulation Codex.

6.23.
The Debentures (Series E) are not rated, and the Company does not undertake to rate the Debentures (Series E) in the future, including in case the Company shall issue a new series of rated debentures or shall expand an existing series of rated debentures of the Company. Insofar as the Debentures (Series E) shall be rated by a rating company or by a number of rating companies, then the Company shall be entitled to cease their rating by any of the rating companies or all of them, at its sole discretion, and without the Trustee and/or the holders of the Debentures having any claim in this regard. In case of replacing the rating company or terminating its activity, even in case when the Debentures shall be rated by a number of rating companies, the Company shall publish, within one Business Day from the day of the change, an Immediate Report regarding the changing of the rating company or stopping its work as stated, as well as the reasons for changing the rating company or stopping its work. If the rating shall be ceased altogether, the Company shall also transfer to the Trustee, a written approval, legally executed, specifying the reasons for the stop as stated.

1 The Regulation Codex – Business Management Principles, Volume 5, Part 2 – Capital, Measurement and Risk Management, Chapter 4 – Investment Assets Management, published by the Capital Markets, Insurance and Savings Authority at the Ministry of Finance (which appears, as of 9/11/2022 at: https://www.gov.il/BlobFolder/guide/information-entities-codex/he/Codex_Gate5_Part2_Chapter4.pdf as amended from time to time.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
6.24.	To deliver to the Trustee a copy of any document or any information which the Company has delivered to the Debenture Holders.

Any report or information that shall be published by the Company in the Magna system shall be considered as a report or information or summons, as the case may be, which was given to the Trustee in accordance with the provisions of this clause. Notwithstanding the aforesaid, at the request of the Trustee, the Company shall transfer a printed copy of the report or information as mentioned.

It shall be clarified, that the confidentiality provisions in clause 20 hereinafter shall also apply to information given to the Trustee and/or his authorized representative and/or his agents, in accordance with the provisions of this clause 6.

7.	Securing the Debentures

7.1.	The undertakings of the Company towards the Holders of the Debentures (Series E) shall be secured with the collaterals as stated in Appendix 7 of the Deed of Trust.

7.2.	The transfer to the Company of the issue proceeds shall be performed in accordance with the provisions set forth in clause 2.2 in Appendix 7 of the Deed of Trust.

7.3.	The Debentures (Series E) shall be in equal rank (pari-passu) inter se, without preference rights or priority over each other.

7.4.
Save as provided with respect to the collaterals that will be registered in accordance with the provisions of Appendix 7, and subject to the undertakings of the Company not to create a floating charge on the entire assets and rights of the Company from time to time (negative pledge) as stated in Appendix 7 of the Deed of Trust, and without derogating from the provisions of clause 9 of this Deed, the Company shall be entitled to sell, pledge, lease, assign, deliver or transfer in any other manner its assets, in whole or in part, in any manner, in favor of any third party, without obtaining any approval of the Trustee and/or the Debenture Holders.

7.5.	Save as provided in this Deed including Appendixes thereof, including Appendix 7, no limitations shall apply to the Company when imposing different pledges on its assets.

8.	Early Redemption

8.1.	Early Redemption Initiated by the Stock Exchange

If it is decided by the Stock Exchange to delist the Debentures (Series E) from trade as the value of the series has decreased from the sum that was determined in the Stock Exchange instructions regarding delisting from trade, the Company shall allow early redemption as mentioned of the series due to the delisting from trade of the Debentures as mentioned above, and it shall act as follows:

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
8.1.1
Within 45 days after the decision of the board of directors of the Stock Exchange regarding delisting as aforementioned, the Company shall notify of an early redemption date in which the Holders of Debentures may redeem them. The notice of early redemption shall be published in an Immediate Report that shall be sent to the securities authority and to the Stock Exchange and in two daily and prevalent newspapers in Israel in the Hebrew language and it shall be given in writing to all the registered Debenture Holders.

8.1.2
The early redemption date shall occur not before 17 days of the date of publishing the notice and no later than 45 days after this date, however not in a period between the record date for the payment of interest and its actual payment.

8.1.3
At the early redemption day, the Company shall redeem the Debentures that the Debenture Holders requested to redeem. The redemption consideration shall be determined in accordance with the provisions of clause 8.2.7 of this Deed.

8.1.4
The determination of an early redemption date as mentioned above cannot harm the redemption rights stipulated in the Debentures, of any of the Debenture Holders that shall not redeem them at the early redemption date as mentioned above, however the Debentures shall be delisted from trade on the Stock Exchange and will be subject, inter alia, to the tax implications arising from this.

8.1.5
The early redemption of Debentures as mentioned above shall not confer upon any of the Holders of Debentures that shall be redeemed as mentioned the right to the payment of interest for the period after their redemption.

8.2.	Early Redemption Initiated by the Company

The Company shall be entitled to perform early redemption, full or partial, of the Debentures (Series E) and this is at its sole discretion commencing on the end of 60 days from the date on which the Debentures (Series E) were listed for trade, and in this case the following provisions shall apply, all subject to the instructions of the Israeli Securities Authority and the provisions of the Stock Exchange regulations and the instructions pursuant thereto, as they shall be at the relevant time:

8.2.1	The frequency of the early redemptions shall not exceed one redemption per quarter.

For this matter, “quarter” means each of the following periods: January – March, April – June, July – September, and October- December. The minimal scope of each early redemption shall not be less than 1 million NIS.

Notwithstanding the aforesaid, the Company shall be entitled to perform an early redemption at a scope which is less than 1 million NIS provided that the frequency of redemptions shall not exceed one redemption per year.

8.2.2	Any amount paid by early redemption by the Company, shall be paid with regards to all Holders of Debentures, pro-rata according to the nominal value of the held Debentures.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
8.2.3
The Company shall deliver to the Trustee, within five (5) Business Days from the day on which a decision was made by the Company’s board of directors regarding the performance of early redemption as stated above, an approval signed by the senior financial officer in the Company, attaching a calculation, worded to the Trustee’s satisfaction, regarding the amount to be paid by early redemption, as well as the interest accumulated for the stated Principal amount until the performance of the early redemption. In addition, upon adoption of the resolution of the board of directors of the Company regarding the performance of an early redemption as mentioned above, the Company shall publish an Immediate Report which shall include, among others, a calculation of the amount to be paid by early redemption, no less than seventeen (17) days and no more than forty five (45) days before the early redemption date, and shall give the Trustee a copy thereof.

If an early redemption is scheduled in a quarter in which payment of interest is also scheduled, or payment of partial redemption or payment of final redemption, the early redemption shall be performed at the time that was scheduled for payment as mentioned. Notwithstanding the foregoing, a final redemption can be performed during a quarter event if interest was paid or a partial redemption was made during the quarter.

The early redemption date shall not apply in a period between the record date for the payment of interest for the Debentures and the date of actual payment of interest.

The Company shall publish, in the aforementioned Immediate Report, the sum of the Principal that shall be repaid in the early redemption and the interest that has accumulated for it until the date of the early redemption in accordance with the provisions in clause 8.2.5 hereinafter. Upon making a partial early redemption, the Company shall pay the Holders of Debentures (Series E) the interest accumulated for the part paid by partial redemption, and not for the entire non-paid balance of the Debentures’ Principal.

8.2.4	Early redemption shall not be made to part of the series of Debentures if the last redemption sum shall be less than NIS 3.2 million.

8.2.5
At the date of a partial early redemption, insofar as shall exist, the Company shall notify in an Immediate Report of: (1) The rate of the partial redemption in terms the unpaid balance; (2) The rate of the partial redemption in terms of the original series; (3) The interest rate in partial redemption of the redeemed part; (4) The interest rate that shall be paid in partial redemption calculated regarding the unpaid balance; (5) Update of the rate of the partial redemptions remaining, in terms of the original series; (6) The record date for entitlement to receive early redemption of the Principal of a Debentures that shall be six (6) days before the date scheduled for early redemption (it is clarified that if the record date for entitlement to receive partial redemption shall occur in a quarter during which there is the payment of interest, the record date for entitlement to receive partial redemptions shall occur on the record date for receiving the payment of interest that shall be paid during that quarter).

8.2.6
Prior to making an early redemption as stated in this clause, the Company shall give the Trustee an approval signed by a senior officer in the Company, confirming its meeting (or its failure to meet) the financial standards set forth in Appendix 6.2 of this Deed.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
8.2.7
The sum that shall be paid to the Debenture Holders in the event of early redemption shall be the highest sum out of the following: (1) the market value of the balance of the Debentures in Circulation, which shall be determined according to the average close price of the Debentures in the thirty (30) Trading Days prior to the date the resolution of the board of directors was adopted regarding the performance of early redemption; (2) the undertaking value of the Debentures in Circulation that are subject to early redemption, in other words Principal plus interest (including interest in arrears inasmuch as there shall be any), up to the date of the actual early redemption; (3) the balance of cash flow of the Debentures (Series E) that are subject to early redemption (Principal plus interest and interest in arrears inasmuch as there shall be any) capitalized according to the Government Debentures Yield (as defined below) plus an annual interest rate of 1.25%. Capitalization of the Debentures (Series E) that are subject to early redemption shall be calculated commencing from the early redemption date up to the last redemption date that was determined with respect to the Debentures (Series E) that are subject to early redemption.

For this matter: “Government Debenture Yield” means the weighted average return (gross) for redemption, in a period of seven Business Days, that ends two Business Days prior to the date of notice of early redemption, of two series of NIS governmental debentures that are not linked to the index with an average duration closest to the average duration of the Debentures (Series E) at the relevant time, i.e., one series with the closest duration higher than the duration of the Debentures (Series E) at the relevant time, and one series with the closest duration lower than the duration of the Debentures (Series E) at the relevant time.

For example: if the average duration of government debenture A is four (4) years, the average duration of government debenture B is two (2) years and the average duration of the balance of cash flow for the Debentures (series E) up for early repayment (Principal with the addition of interest) is three and a half (3.5) years, the weighted average yield of the government debentures will be calculated as follows:

4x + 2(1-x) = 3.5

Where:

x – weight of the yield of government debenture A

(1-x) – weight of the yield of government debenture B

According to the calculation in the example specified above, the annual yield of government debenture A will be weighted at the rate of seventy five percent (75%) from the “yield” and the annual yield of government debenture B will be weighted at a rate of twenty five percent (25%) of the “yield”.

8.2.8
The early redemption of the Debentures as mentioned above shall not confer upon a Holder of Debentures that shall be redeemed as mentioned, the right to receive interest for the period after the redemption date.

8.2.9	In the event of payment of additional interest as a result of the early redemption, the additional interest will be paid only on the par value that was redeemed in the early redemption.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
9.	Right for Immediate Repayment and/or Realization of Collaterals

9.1.
Upon the occurrence of one or more of the causes set forth hereinafter and so long as either of them is occurring, the Trustee and the Holders of Debentures shall be entitled to put the balance of the amount due to the Holders in accordance with the Debentures for immediate repayment, or to realize collaterals for guaranteeing the Company’s undertakings to the Holders of Debentures, and the provisions of clause 9.2 of this Deed hereafter shall apply, as the case may be:

9.1.1
If a material worsening has occurred in the Company’s business as compared to its state at the issuance date, and there is a real concern that the Company will not be able to repay the Debentures on time.

9.1.2
If the Company has not repaid by of the payments it owes in accordance with The Debentures or in accordance with this Deed, however it shall be possible to declare the Debentures (Series E) immediately repayable due to this, only if the breach was not amended by the end of a period of five (5) Business Days after the date of breach.

9.1.3
If the Company did not publish a financial statement which it is required to publish according to any law or according to the provisions of this Deed, within 30 days after the last date on which it is obligated publish it or at such time when the extension for publishing financial statements provided to the Company by a competent authority, whichever is later.

9.1.4	If the Debentures (Series E) have been delisted from trade on the Stock Exchange.

9.1.5
If a motion was filed for receivership or to appoint a receiver (temporary or permanent) or any other motion with a similar or identical consequence in accordance with the provisions of the Insolvency Law, on the Company’s assets, all or most, or if an order shall be given to appoint a temporary receiver, or any other office holder appointed in accordance with the provisions of the Insolvency Law, for the Company’s assets, all or most of them – which was not dismissed or cancelled within forty five (45) days after they were filed or granted, respectively; or if an order was given to appoint a permanent receiver on the Company’s assets, all or most.

Notwithstanding the aforesaid, the Company shall not be given any cure period with respect to the motions or orders that were filed or granted, respectively, by the Company or with its consent.

For this matter, “most of the Company assets” – the assets of the Company as well as of companies consolidated in its financial statements, and of associate companies in its financial statements, with an aggregated value which exceeds 40% of the total consolidated assets of the Company, in accordance with its recent consolidated financial statements or its recently published consolidated financial results. It is clarified that for the purpose of calculating the rate of value of the assets of an associate company the Company will use the book value of the assets of the said associate company based on the financial statements of the Company.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
9.1.6	Upon the occurrence of one of the following events:

9.1.6.1
In the event the Company files an application for an order to commence proceedings, as defined in the Insolvency Law, or any other similar proceeding in accordance with the provisions set forth in the Insolvency Law, or in the event the Company files an application for a settlement or an arrangement with the creditors of the Company, pursuant to the provisions of Section 350 of the Companies Law, or in accordance with the provisions set forth in the Insolvency Law (with the exception of: (1) for the purpose of merging with another company, and these are not prohibited in accordance with the terms set forth in this Deed and provided that the Trustee received the approval of the Board of Directors of the Company, no less than ten Business Days prior to the merger date, stating that the surviving entity assumed the entire undertakings towards the Debenture Holders and there is no reasonable concern that as a result of the merger the surviving company will not be capable of fulfilling its entire undertakings towards the Debenture Holders in accordance with the Debentures and this Deed on time, and the Trustee will not be required to verify the content of the said confirmation and/or a change in the structure of the Company (including split) that are not prohibited in accordance with the provisions set forth in this Deed and (2) making arrangements between the Company and its shareholders that are not prohibited under the terms set forth in this Deed and that do not have an effect on the ability of the Company to repay the Debentures), or in the event such an order as said is issued against the Company or in the event the Company offers to its creditors a settlement or an arrangement in another manner as said, as a result of the inability of the Company to fulfill its undertakings timely, or in the event the Company commenced a similar proceeding or a similar proceeding commence against the Company in accordance with the relevant law applicable to the Company. For the purpose of this clause, such applications as said that were filed by any third-party with the approval of the Company shall be deemed as applications that were filed by the Company.

9.1.6.2
In the event an application  pursuant to the Insolvency Law or an application pursuant to Section 350 of the Companies Law is filed against the Company (without obtaining its approval) or in the event the Company commenced a similar proceeding or a similar proceeding commenced against the Company in accordance with the relevant law applicable to the Company, and that were not dismissed or canceled within forty-five (45) days as of the date of their filing.

9.1.6.3
It is clarified that the purchase of the Debentures (Series E) by the Company during the trading in the Stock Exchange or outside the Stock Exchange shall not be deemed as an arrangement with creditors for the purpose of this clause.

9.1.7
If a foreclosure shall be imposed on a Material Asset, or if any action shall be performed of execution against any such Material Asset, or in the event a charge against a Material Asset is realized; and the foreclosure was note removed, or the action or the realization was not cancelled, as the case may be, within 45 days after they were imposed or performed, as the case may be.

Notwithstanding the aforesaid, the Company shall not be given any cure period with respect to motions or orders filed or given, respectively, by the Company or with its consent.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
9.1.8
If the Company’s main activity, by itself or via corporations in its control or via held corporations, shall cease to be in the field of energy and energy infrastructure (the “Area of Activity”). It is clarified, that the Company’s activity in other areas of activity in addition to the Area of Activity shall not be considered as stopping the activity as stated in this clause, insofar as the Company’s assets, which are not current assets, which belong or are related to the Area of Activity (as it is defined above), shall constitute at least 70% of the Company’s assets  other than its current assets, all based on the last financial statements of the Company that were published.

9.1.9
If the Company shall adopt a decision to liquidate (except for liquidation as a result of a merger with another company as mentioned in clause 9.1.18 of this Deed) or if a final permanent liquidation order shall be given with respect to the Company by court or any other order with a similar or identical effect in accordance with the Insolvency Law, or a permanent liquidator shall be appointed to it or any other competent official with similar or identical authorities in accordance with the Insolvency Law with respect to the Company will be appointed by the court, or in the event a trustee, within the meaning of this term in the Insolvency Law, was appointed.

9.1.10
If a temporary liquidation order shall be given by the court, or any other order with a similar or identical effect in accordance with the provisions of the Insolvency Law, or a temporary liquidator shall be appointed for the Company, or any other authorized official with similar or identical authorities in accordance with the Insolvency Law, or any other office holder is appointed in accordance with the law, or if any judicial decision of a similar nature shall be granted, or in the event a temporary trustee is appointed, within the meaning of this term in the Insolvency Law, and the appointment, the order or the decision as mentioned were not dismissed or cancelled within forty five (45) days after the day on which they were given or from the date the decision was granted, respectively.

Notwithstanding the aforesaid, the Company shall not be given any cure period with respect to motions or orders that were filed or given, respectively, by the Company or with its consent.

9.1.11	If the Company ceased or notified of its intention to cease conducting its business as this shall be from time to time, or if the Company stopped or notified of its intention to stop its payments.

9.1.12
If the Company is requested to pay by immediate repayment a Material Debt, or a Material Series of Debentures, and the demand for immediate repayment as said was not removed and/or the Company did not repay the Material Debt or the said series of debentures that the Company was required to repay, as the case may be, within 30 days of the date these were called for immediate repayment, or in the event the Company is required to pay in immediate repayment a series of debentures of the Company that are traded in  any stock exchange, including in the TACT-Institutional system.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
9.1.13
Not fulfilling one or more of the financial covenants in Appendix 6.2 of this Deed of Trust at the end of the Review Period (as defined in Appendix 6.2 of the Deed of Trust), provided that the Company was not given an extension to cure as mentioned in clause 28 of the Deed of Trust or in clause 19.2 of the Deed of Trust or, a waiver was not given to the Company for the breach as mentioned in clause 28 of the Deed of Trust. It is clarified that the right or the exercise of such a right shall be without prejudice to the duty of the Company to pay the additional interest for the breach as stated in clause 4.3 of the terms set out on the back of the page.

9.1.14	If the Company shall perform a distribution (as it is defined in the Companies Law), which does not meet any of the provisions pertaining to a distribution as stated in Appendix 6.2 of this Deed.

9.1.15	There is a real concern that the Company shall not meet its material undertakings towards the Debenture Holders.

9.1.16
If the Company shall breach the terms of the Debentures or the Deed of Trust by a fundamental breach or if it will not perform any of its material undertakings within their framework, and the breach was not cured within 14 days after receiving a notice regarding the breach, during which the Company shall act to cure it.

9.1.17
If a material representation of the representations of the Company in the Debentures or in the Deed of Trust is discovered to be incorrect or not complete, and in the event that this is a breach that can be cured – the breach was not cured within 14 days after receiving a notice regarding the breach, during which the Company shall act to cure it.

9.1.18
If a Merger was performed without receiving a prior approval of the Holders of the Debentures (Series E) by Ordinary Resolution, unless the surviving entity declared, towards the Holders of the Debenture (Series E), including via the Trustee, at least ten (10) Business Days before the merger date that the surviving entity, to the extent that it is not the Company, has taken upon itself all of the undertakings towards Holders of Debentures and that there is no reasonable concern that as a result of such merger the surviving entity would not be able to fulfill its undertakings towards the Holders of the Debentures (Series E). It is clarified that a merger between the consolidated companies in the financial statements of the Company or between such companies and the Company (in the event the Company is the surviving company) shall not be deemed as a “merger” for the purpose of this Deed, and in such circumstances as said no declaration of the Company or the surviving company or a prior approval of the Debenture Holders shall be required as stated above. It is clarified that a merger, to the extent performed, shall not derogate from the undertakings of the Company in accordance with the provisions of Appendix 7 of this Deed not to take a floating charge on its entire assets and rights, including following the merger.

9.1.19	If the Company breached its undertaking not to create floating charges as set forth in Appendix 7 of this Deed.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
9.1.20
If a Sale of the Majority of the Company’s Assets was made, and the prior approval of the Debenture Holders (Series E) in an Ordinary Resolution was not granted. If a sale was made of most of the Company’s assets as set forth in this clause, the Company shall submit an Immediate Report of this.

For this matter, “Sale of the Majority of the Company’s Assets” – as this term is defined hereinafter.

9.1.21
If the Stock Exchange suspended the trade of the Debentures (Series E), except for a suspension due to a cause of the creation of vagueness, as this cause is defined in the fourth part of the Stock Exchange bylaws, and the suspension was not cancelled within 60 days, and except for a general suspension that is not directed specifically at the Company.

9.1.22
In the event the Company shall perform an expansion of the Debenture series (Series E) in a manner which does not meet the Company’s undertakings with regards to a series expansion in accordance with clause 5.2 and Appendix 5.2 of this Deed.

In the event that following a transaction (that was not approved by the meeting of the Debenture Holders (Series E) in an Ordinary Resolution) the rate of holding of the group of shareholders that includes at least one of Messrs. Shlomo Nehama and Ran Fridrich decreased below 25% of the issued and paid-up share capital of the Company (with neutralization of dormant shares) and there is another shareholder holding a greater amount of shares in the Company, and all for a consecutive period that will exceed three months (hereinafter: the “Transfer of Control”). In this clause: (a) “holding” – including the “holding of securities or their purchase together with another” within the meaning of these terms in the Securities Law; (b) “transaction” – a transaction in which the holdings of Messrs. Shlomo Nehama and Ran Fridrich, directly or indirectly, are transferred.

9.1.23
For the avoidance of doubt, a transaction as stated which is the result of a change in legislation and/or regulatory requirement and/or inheritance (including a will), when for the matter of changes in legislation and regulation – provided that the Company acts to the best of its efforts to avoid a result as stated shall not be deemed as Transfer of Control. If the conditions set forth above in this clause are fulfilled in the aggregate, the Company shall submit an Immediate Report of this.

9.1.24
If the Company shall stop being a reporting corporation, as this term is defined in the Securities Law, or a corporation traded in a stock exchange outside of Israel, as set forth in the Second or Third Addition to the Securities Law.

9.1.25	If a “going concern note” is registered in the Company’s financial statements for two consecutive quarters.

9.1.26
If one or more Disturbing Event (as such term is defined in Appendix 7 of the Deed of Trust) in connection with the Pledgor (as such term is defined in Appendix 7 of the Deed of Trust) occurred, and was not cured in accordance with the provisions of clause 2.6 in Appendix 7.

9.1.27	If a material undertaking that was made in Appendix 7 of this Deed in favor of the Debenture Holders was not performed and the Company failed to cure the breach within 7 days.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
9.1.28
If Dori Energy ceases to hold the Dorad shares and the Company did not act in accordance with the provisions of clause 2.8 in Appendix 7 of the Deed of Trust within 40 Business Days from the date Dori Energy ceased to hold the Dorad shares.

9.1.29
If the Company breaches its undertakings in connection with controlling shareholders transactions, as stated in Appendix 6.2 of this Deed, and the breach was not cured within 14 days from the date of receiving notice regarding the breach, during which the Company acts for the purpose of curing the breach.

For the avoidance of doubt, it is hereby emphasized and clarified that any application of the Company to the holders of any series of debentures of the Company, in whole or in part, in an offer to purchase from them the debentures that they hold for cash or by way of the issuance of substitute debentures shall not give rise to grounds for immediate repayment of the Debentures in accordance with this clause 9.

For the avoidance of doubt, it is clarified that the right to declare the Debentures immediately repayable as mentioned above and/or declaring the Debentures immediately repayable and/or for realizing pledges cannot derogate from or injure any other or additional remedy that the Debenture Holders (Series E) have or that the Trustee has according to the terms of the Debentures and the provisions of this Deed or according to the law, and failure to declare the debt immediately repayable upon the occurrence of any of the cases set forth in clause 9.1 of the Deed, shall not constitute any waiver whatsoever of the rights of the Holders of Debentures or the Trustee as stated.

In this clause:

“Material Asset” means: an asset or several assets cumulatively, whose aggregate book value exceeds 44% of the total consolidated assets of the Company according to its last consolidated financial statements or its last consolidated financial results that were published.

“Financial Statement” means: the consolidated financial statements or consolidated financial results of the Company that were published before the time of the event.

“Material Debt” or a “Material Series of Debentures” shall mean: a debt or a number of cumulative debts of the Company whose balance, or a series of debentures that is not traded on any trading platform, whose balance of liability value is in an amount constituting 25% of the Total Adjusted Balance Sheet of the Company, according to the financial statements of the Company, or a debt or a number of cumulative debts of a consolidated company whose balance, or a series of debentures of a consolidated company, whether or not traded in any stock exchange, whose balance of liability value are in an amount constituting 40% of the Total Adjusted Balance Sheet of the Company. It is clarified that a debt or a series of material debentures, of the Company or of the consolidated company, that are a non-recourse debt, i.e., a debt without a right of recourse towards the Company, or a project debt, shall not be deemed as a debt or as a series of material debentures, as the case may be. For the purpose of this definition, the term “Total Adjusted Balance Sheet of the Company” shall mean the total balance sheet of the Company, net of a debt or a Material Series of Debentures, of the Company or the consolidated company, that are non-recourse debt, i.e., a debt without a right of recourse to the Company, or a project debt.

“Sale of the Majority of the Company’s Assets” means  the sale of an asset or a combination of assets of the Company or of the consolidated companies in its financial statements to a third-party, over a period of 18 consecutive months, with a value, after deduction of assets purchased by the Company or by the consolidated companies in its financial statements during the same period of 18 consecutive months, which exceed the rate of 50% of the consolidated Company assets, according to its last financial statements published. Notwithstanding the foregoing, the sale of assets at a rate greater than 50% as said, shall not be deemed as a breach, provided that in accordance with the notice of the Company the Company  undertakes that the consideration is intended for the purchase of an asset (other than an asset of consolidated companies) or an additional investment, including an investment in consolidated companies, and all within the sphere of activity of the Company as stated in clause 9.1.8 above, and that the said purchase or investment as said will be completed during a period that will not exceed 36 months from the date of the Company’s notice.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
9.2.	Upon the occurrence of any of the events set forth in clause 9.1 of this Deed and in accordance with the provisions included therein and its sub-clauses:

9.2.1
The Trustee and any of the Debenture Holders (Series E) shall be entitled to call for immediate repayment the entire outstanding balance of the Debentures and/or realize collaterals; it shall be clarified that a decision as stated by a Holder of the Debenture is subject to adopting a resolution in the Meeting of Holders, as set forth in clause 9.2.4 hereinafter.

9.2.2
Upon the occurrence of any of the events in clause 9.1 above the Trustee, before he uses his authority to declare immediate repayment or to realize the Collaterals, , shall be obligated to convene a Meeting of the Debenture Holders, on the agenda of which shall be a resolution regarding the declaration of immediate repayment of all unpaid balance of the Debentures (Series E) and/or realizing collaterals, due to the occurrence of any of the events set forth in clause 9.1 of  this Deed, and receive its instructions.

The time of convening a Meeting as stated shall be at the end of 21 days from the day on which it was summoned (or a shorter period of time in accordance with the provisions of clause 9.2.6 hereinafter).

9.2.3
If a reasonable period was determined in clause 9.1 above or in a resolution of a Holders’ meeting, as the case may be, with respect to a certain clause, in which the Company is entitled to perform an action or to adopt a decision which as a result the cause for declaring immediate repayment or realization of the Collaterals, is dropped, the Trustees or the Debenture Holders are entitled to declare the Debentures immediately payable and/or to realize collaterals according to these clauses only if the period that was determined as mentioned has passed and the cause was not dropped; however, the Trustee is entitled to shorten the period that was determined as mentioned if it thought that it will materially harm the rights of the Debenture Holders.

9.2.4
The resolution of the Debenture Holders to declare the Debenture immediately payable and/or to realize the Collaterals, shall be adopted in a Meeting of the Debenture Holders in which Holders of at least fifty percent (50%) of the balance of the nominal value of the Debentures (Series E) were present, by a majority of the Debenture Holders of the balance of the nominal value of the Debentures that is represented or by such a majority in a deferred Debenture Holders Meeting in which the Holders of at least twenty percent (20%) of the aforementioned  balance were present.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
9.2.5
In case, until the time of convening the Meeting, any of the events set forth in clause 9.1 of  this Deed has not been revoked or removed, and a resolution in the Debenture Holders’ Meeting was adopted as stated in clause 9.2.4 of the Deed, the Trustee shall be obligated, as soon as possible, to declare immediately repayable all unpaid balance of the Debentures (Series E) and/or to realize collaterals.

9.2.6
Despite the stated in this clause 9.2, the Trustee or the Holders shall not declare the Debentures immediately repayable and shall not realize collaterals, unless it is after they have given the Company a written notice, 15 days in advance before declaring the Debentures (Series E) for immediate repayment or realizing collaterals (hereinafter: “the Notice Period”), regarding their intention to do so; the Trustee is entitled, at its discretion, to shorten the 21 day period stated in clause 9.2.2 of  this Deed and/or to not give any notice as stated in this clause 9.2.6, in case the Trustee is of the opinion that deferring the convening of the Meeting jeopardizes the rights of the Debenture Holders or if there is reasonable concern that giving the notice shall damage the possibility of declaring the Debentures for immediate repayment and/or realizing collaterals.

9.2.7
The sending of a notice to the Company of the declaration of immediate repayment of the Debentures and/or realizing collaterals, as stated in clause 9.2.6 can be done also by way of publishing a notice of the decision of the Meeting or the decision of the Trustee in accordance with the provisions of clause 27 hereafter and it shall constitute a declaration of the Debentures immediately payable.

9.2.8	In the event that the Debentures (Series E) were declared immediately payable according to the provisions of clause 9, the Company undertakes:

9.2.8.1
To pay the Debenture Holders and the Trustee any sums due to them and/or that shall be due to them according to the terms of the Deed of Trust, whether the date of the obligation has arrived or not (‘acceleration’), and this is within 7 days after the notice date as mentioned in clause 9.2.6 above; and

9.2.8.2
To deliver to the Trustee, as per its reasonable request, any affidavit or declarations and/or to sign any document and/or to perform and/or to cause the performance of the actions necessary and/or required in accordance with any law for giving effect to the exercise of authorities, the powers and the permissions of the Trustee and/or his attorneys that are required in order to enforce upon the Company its undertaking as mentioned in the Deed of Trust and for realizing the collaterals, inasmuch as any have been given.

9.2.9
For the purposes of this clause 9 – a written notice to the Company signed by the Trustee that confirms that the action required by it in the framework of its powers, is a reasonable action, shall constitute prima facie evidence of this.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
9.2.10
The Trustee shall notify the Debenture Holders regarding the occurrence of an event which constitutes a cause for immediate repayment, immediately after actually becoming informed of it. A notice as stated shall be published in accordance with the provisions of clause 27 hereinafter.

9.2.11
The stated in this clause does not harm or condition the rights of the Trustee or the Holders of Debentures (Series E) in accordance with the provisions of Article 35I1 of the Securities Law or in accordance with the provisions of the law.

9.2.12
Notwithstanding the provisions of this clause 9.2, in case the Company requests the Trustee in writing to appoint an urgent representing body, for the relevant causes for immediate repayment as stated in clause 19 hereunder, it is mandatory to act in accordance with the provisions set forth in clause 19 of the Deed of Trust, and these shall take precedence over all of the other provisions set forth in this Deed.

9.3.
After declaring the Debentures immediately payable in accordance with the provisions of clause 9.1 of the Deed, the Trustee and/or the Debenture Holders shall be entitled to immediately take all steps that they shall see fit. Inter alia, the Trustee and/or the Debenture Holders shall be entitled to enforce and to realize the Collaterals (in whole or in part) that were given to secure the Company’s undertakings to the Debenture Holders and to the Trustee according to this Deed. The Trustee shall be entitled to act in any manner that it shall see fit and effective, including in accordance with the relevant law in the relevant territory for each Collateral and within such actions it shall be entitled to appoint by itself and/or by the court, a trustee, receiver or manager on assets that were provided as Collateral, in whole or in part.

10.	Claims and Proceedings by the Trustee

10.1.
In addition to any provision in this Deed and as a right and independent authority (however except for the calling for immediate repayment, and in such circumstances the provisions of clause 9 above shall apply), the Trustee is entitled, at its discretion, and will be obligated to do so by an Ordinary Resolution, and without giving notice to the Company, to take all of those proceedings, including legal proceedings and motions to receive instructions as it shall see fit and subject to the provisions of any law, for enforcing the Company’s undertakings according to this Deed of Trust, realizing Collaterals, and/or rights of Debenture Holders and protecting their rights according to this Deed of Trust. The Trustee shall be entitled to initiate legal proceedings and/or others even if the Debentures were not declared immediately payable and all for realizing Collaterals, and/or for protecting rights of Debenture Holders and the Trustee and subject to any law. The Trustee is entitled, at its sole discretion and without the need for giving notice, to approach the competent court and submit a motion to receive instructions in any matter pursuant to and/or connected to this Deed of Trust also before the Debentures shall be declared immediately payable, including for giving any order regarding the trust matters. It shall be clarified, that the right to declare immediate repayment and/or realizing the collaterals, shall only arise in accordance with the provisions of clause 9 of  this Deed and not this clause 10.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
10.2.
The Trustee shall be obligated to act as stated in clause 10.1 above if required to do so by an Ordinary Resolution, unless it has seen that under the circumstances it shall not be just and/or reasonable to do so, and it has approached the appropriate court in a request to receive instructions on the matter at the first possible opportunity.

10.3.
The Trustee is entitled, prior to taking any legal proceedings whatsoever, to convene a Debenture Holders’ Meeting so that it decides, in an Ordinary Resolution, which proceedings to take in order to realize their rights in accordance with this Deed. The Company waives any claim towards the Trustee and/or Debenture Holders, regarding damage which might be caused and/or which was caused to it due to summoning the Holders’ Meeting. In addition, the Trustee shall be entitled to re-convene Debenture Holders’ Meetings for the purpose of receiving instructions pertaining to conducting the proceedings as stated. The Trustee’s action shall be performed in such cases without delay and at the first opportunity. For the avoidance of doubt, it shall be clarified that the Trustee is not entitled to delay the performance of declaring for immediate repayment and/or realizing collaterals, which the Meeting of the Holders has decided in accordance with clause 9 of this Deed, unless the event for which the resolution was adopted to declare immediate repayment was revoked or removed. It is clarified that notwithstanding the provisions of this clause 10, the Trustee shall file a request for the liquidation of the Company only after an Extraordinary Resolution was adopted.

10.4.
Subject to the provisions of this Deed of Trust, the Trustee is entitled but not required to convene a Meeting at any time, in order to discuss and/or to receive its instructions in any matter regarding this Deed by way of an Ordinary Resolution. For the avoidance of doubt, it shall be clarified, that the Trustee is not entitled to delay the performance of declaring for immediate repayment which the Debenture Holders’ Meeting has decided in accordance with clause 9.1 of this Deed, other than if the event for which the resolution was made to declare immediate repayment was revoked or removed.

10.5.
Subject to the provisions of this Deed of Trust, at any time the Trustee shall be required, in accordance with the terms of this Deed, to perform any action whatsoever, including initiating proceedings or filing claims at the request of the Debenture Holders as stated in this clause, by adopting an Ordinary Resolution, the Trustee is entitled to avoid taking any action as stated until instructions are received from the Debenture Holders Meeting and/or instructions from the court which the Trustee has approached, at its discretion, in a request for instructions in case it believed that instructions as stated are required. For the avoidance of doubt it shall be clarified, that the Trustee is not entitled to delay declaring the Debentures immediately payable or realizing collaterals which have been given which the Meeting of the Holders decided according to clause 9 of this Deed, unless the event for which the resolution for immediate repayment was made has been revoked or removed.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
11.	Order of Priority of Creditors; Dividing the Intakes

Any intake which shall be received by the Trustee, except for its fees and the payment of any debt towards it, in any manner, including but not only as a result of declaring the Debentures immediately payable and/or as a result of proceedings that it shall institute, if it shall institute proceedings, inter alia, against the Company, shall be held by it in trust and shall serve for the purposes according to the order of priority of creditors as follows:

First – for the payment of any debt for the fees of the Trustee and its reasonable expenses; second – for the payment of any other debt according to undertakings to indemnify (as this term is defined in clause 26 hereafter); third – for paying the Debenture Holders who paid payments according to clause 26 hereafter; fourth – for paying the Debenture Holders  interest in arrears and default in interest in arrears due to them according to the terms of the Debentures, pari passu and in a proportionate manner to the sum of the interest that is delayed that is due to each of them without preference or right of priority regarding any of them; fifth – for paying the Debenture Holders  for the default in paying the Principal, due to them in accordance with the terms of the Debentures, pari passu and relative to the amount of the Principal in delay which is due to each of them, without preference or right of precedence regarding either of them; sixth – for paying the Debenture Holders the amounts of the interest that are due to them according to the Debentures held by them pari passu, the payment date of which has not yet arrived and in a proportionate manner to the sums due to them, without any preference with respect to priority in time of issuing the Debentures by the Company or in any other manner; seventh – for paying the Debenture Holders the debt of amounts of the Principal which are due to them in accordance with the Debentures which are held by them pari passu, which payment date has not yet arrived and relative to the amounts which are due to them, without any preference pertaining to the precedence in time of issuing the Debentures by the Company or otherwise; and eighth – the surplus, if such shall exist, the Trustee shall pay the Company or to its substitutes, as the case may be.

Withholding tax shall be deducted from the payments to the Debenture Holders, insofar as there is a duty to deduct it according to any law.

12.	Authority to Demand Financing

The Debenture Holders Meeting is entitled to determine in a resolution in a special majority that the Company shall transfer to the Trustee a sum (or part of it) that is designed for a certain payment on account of  interest and afterwards certain payment  on account of the principal for the Debentures for the finance required for matters that were determined in the Meeting as mentioned (the “Finance Sum”), and provided that such resolution was adopted before the record date determining the entitlement of the Debenture Holders to receive the Principal or interest as mentioned.

If a resolution of the Meeting was adopted as mentioned above, the following provisions shall apply, unless the Company shall transfer to the Trustee, before the record date as mentioned above, a sum equal to the Finance Sum and this not out of the specific payment as mentioned above:

12.1.	The Company shall transfer to the Trustee the Finance Sum at the time determined in this Deed for paying the Principal or the interest as mentioned above.

12.2.
The amount of the certain payment as mentioned above (interest followed by principal) shall be reduced by deducting the Finance Sum, and in the event of an interest payment, the rate of the specific payment shall also be reduced respectively.

12.3.
Insofar as the Company has a duty according to law or according to the Deed of Trust to pay the costs and fees for which the Finance Sum was deposited, the Finance Sum (in addition to interest that applies to the Debentures according to this Deed of Trust, from the record date for the specific payment as mentioned above and until its actual payment) shall be paid at the next date scheduled in this Deed of Trust for payment on account of the Principal and/or the interest (or at another time as shall be determined in a resolution of the Meeting as mentioned above) and it shall be added to the next payment as mentioned as an integral part of it.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
12.4.	The transfer of the Finance Sum to the Trustee cannot constitute an admission of the Company regarding its liability in financing the costs and fees for which the Finance Sum was deposited.

12.5.
An Immediate Report that will specify the financing amount, its purpose, and the updated amounts and interest rates that will be paid to the holders as part of the relevant payment will be published by no later than 4 trading days before the record date for making the relevant payment from which the financing amount will be subtracted. In addition, the Company will state in the Immediate Report as said that the financing amount that will be transferred to the Trustee shall be deemed as payment to the Debenture Holders for all intents and purposes.

12.6.
Notwithstanding the aforesaid, the Trustee shall be entitled to order the Company to transfer to the Trustee the financing amount as stated in this clause above, even before the Holders adopted a resolution for the purpose of this matter (including a resolution regarding the commencement of proceedings and/or the performance of the actions for which the financing amount is required), provided that the financing amount in accordance with this clause shall not exceed an amount of NIS 0.5 million (in addition to VAT) and will be transferred from the interest payment (only).

The aforesaid does not release the Company from its liability to pay costs and fees as mentioned where it is liable to pay them according to this Deed and/or according to the law.

13.	Authority to Delay the Division of Funds

13.1.
Notwithstanding the provisions in clause 11 above, and until the earliest of the dates set forth hereafter, if the sum which shall be received as a result of instituting such proceedings mentioned above and which shall be available at any time for distribution to the Debenture Holders as mentioned in that clause, shall be less than 1 million NIS at the record date for distribution  the Trustee shall not be required to distribute it and it shall be entitled to invest this sum, in whole or in part, in accordance with the provisions of clause 18 hereafter.

13.2.
When these investments mentioned above reach, if they shall reach, with their profits, together with other funds that shall reach the Trustee for the purpose of paying them to the Debenture Holders, a sum that will be sufficient in order to pay at least 1 million ILS, the Trustee shall be required to use the mentioned sums according to the order of priorities in clause 11 above and to distribute this sum at the earliest time of the payment of the Principal or the interest. In case, until the earlier of: the closest time for paying the interest and/or Principal, or a reasonable time after receiving the aforementioned funds, the Trustee shall not have a sufficient amount to pay at least 1 million ILS, the Trustee shall distribute the funds in his possession to the Debenture Holders, and in any case no later than once every three months. Despite the foregoing, Debenture Holders could, in an Ordinary Resolution, bind the Trustee to pay them the amounts accumulated by it, even if they have not reached a total of 1 million ILS. Notwithstanding the aforesaid, the fees to the Trustee and its expenses shall be paid out of these funds immediately upon their arrival to the Trustee and even if they are lower than the sum set forth in clause 13.1 of this Deed.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
14.	Notice of Distribution and Deposit with the Trustee

14.1.
The Trustee shall notify the Debenture Holders of the date and place on which any payment shall be made out of the payments mentioned in clauses 11 and 12 of the Deed, and this is by advance notice of 14 days that shall be given in the manner set forth in clause 27 hereafter.

14.2.
After the record date for entitlement for payment that was determined in the Trustee’s notice as mentioned, the Debenture Holders shall be entitled to interest for them according to the interest rate set forth in the Debentures, only on the unpaid balance of the Principal sum (if such shall exist) after deducting the sum that was paid or that was offered to them for payment in accordance with the provisions of clause 15 as mentioned in this notice.

14.3.	The funds distributed as stated in this clause 14 shall be considered as payment on account of the repayment.

15.	Avoidance from Payment for a Reason that is not Dependent on the Company; Deposit with the Trustee

15.1.
Any sum that is due to a Debenture Holder and that was not actually paid on the record date for its payment, for a reason that is not dependent on the Company, while the Company was willing and able to pay it fully and on time, shall cease to bear interest from the time that was determined, for its payment and the Debenture Holder shall be entitled, only to those amounts to which he was entitled at the time set for repayment or payment on account of the Principal and the interest.

15.2.
The Company shall deposit with the Trustee, no later than 7 Business Days after the time that was scheduled for that payment, the payment sum which was not paid on time as stated in clause 15.1 of  this Deed and shall notify the Debenture Holders in an Immediate Report regarding a deposit as mentioned, and the aforementioned deposit shall be considered as paying that payment, and in the event of payment of everything due for that Debenture, also as the redemption of the Debenture.

15.3.
The Trustee shall deposit in bank accounts in its name and to its order in trust for the Debenture Holders, the funds that shall be transferred to it as mentioned in sub- clause 15.2 of this Deed, and shall invest them in investments in accordance with the provisions of clause 18 of this Deed. If the Trustee did so, it shall not owe to those entitled to those sums, other than the consideration received from realizing the investments, after deducting its fees and expenses, reasonable expenses related to that investment and to managing the trust accounts, reasonable commissions and mandatory payments applying to the trust account. Out of the funds as stated, the Trustee shall transfer amounts to the Debenture Holders entitled thereto, as soon as possible after the Trustee is provided with reasonable proof and approvals regarding their right to such amounts, and with the deduction of its reasonable expenses, commissions, mandatory payments and its fees.

15.4.	Deleted.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
15.5.
The Trustee shall hold the funds that shall be deposited as mentioned in clause 15.3 above and shall invest them in the aforementioned manner, until the end of two years after the final payment of the Debentures or by the date of payment of the funds to the Debenture Holders, whichever is earlier. After this time, the Trustee shall transfer to the Company the sums out of these funds, which have remained with him (including profits that have accrued from their investment) after deducting its fees, expenses and other costs that were expended in accordance with the provisions of this Deed (such as fees of service providers etc.).

15.6.	Upon the transfer of the funds from the Trustee to the Company, to the Trustee’s satisfaction, the Trustee shall be exempt from payment of such amounts to the eligible Debenture Holders.

15.7.
The Company shall confirm to the Trustee in writing the fact that these funds have been received in trust for these Debenture Holders, and it shall indemnify the Trustee for any claim and/or cost and/or damage of any type and kind that shall be incurred by it as a result and for transferring the sums as mentioned, unless the Trustee has acted negligently (apart from negligence which is exempt by law as shall be from time to time), in bad faith or deceivingly.

15.8.
The Company shall hold these funds in a trust account for the Debenture Holders that are entitled to these sums for three additional years after they are transferred to the Company from the Trustee. Funds that have not been demanded by the Debenture Holders from the Company at the end of the said period shall serve the Company for any purpose. The aforesaid shall not derogate from the Company’s duty towards the Debenture Holders to pay the funds to which they are entitled as mentioned.

16.	Receipt from the Debenture Holders and the Trustee

16.1
A receipt from the Trustee regarding the depositing of the Principal funds and the interest with it in favor of the Debenture Holders shall release the Company completely with regards to the very making of the payment of the amounts stated in the receipt.

16.2
A receipt from a Debenture Holder regarding the Principal funds and the interest paid to him by the Trustee or the Company for the Debenture shall release the Trustee and/or the Company (respectively) completely with regards to the very making of the payment of the amounts stated in the receipt.

16.3	Funds distributed as stated in clause 15 above shall be considered as payment on account of the repayment of the Debentures.

17.	Presenting Debentures to the Trustee and Registration pertaining to Partial Payment

17.1
The Trustee shall be entitled to request a Debenture Holder to present to the Trustee, upon paying any interest whatsoever or a partial payment of the amount of the Principal and the interest, should there be any, in accordance with the provisions of clauses 13-16 above, the Debenture certificates for which the payments are made, and the Debenture Holder shall be required to present the Debenture certificate as stated, provided that it does not bind the Debenture Holders to any payment and/or expense and/or impose on the Debenture Holders any responsibility and/or liability.

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17.2	The Trustee shall be entitled to register a comment on the Debenture certificates regarding the amounts paid as stated above, as well as their payment date.

17.3
The Trustee shall be entitled, in any special case, at its discretion, to waive the presentation of the Debenture certificates after the Debenture Holder has given it a letter of indemnification and/or sufficient guarantee to its satisfaction for damages which might be caused due to failure to register the comment as stated, all as it shall see fit.

17.4	Despite the foregoing, the Trustee shall be entitled, at its discretion, to hold records in another manner regarding partial payments as stated.

18.	Investment of Funds

All funds which the Trustee is entitled to invest in accordance with this Deed, shall be invested by it, in a banking corporation in Israel which was rated by a rating company at a rating that is no less than AA of Standard & Poor’s Maalot Ltd. or an equivalent rating by another rating company, in its name or payable to it, at its discretion, in Israeli government debentures or daily banking deposits as it shall see fit, all subject to the terms of this Deed of Trust and the provisions of any law, and provided that any investment in securities shall be in securities rated by a rating company as said, at a rating that is no less than AA by Standard & Poor’s Maalot Ltd. or an equivalent rating. It shall be clarified, that apart from Israeli government debentures or banking deposits as set forth in this clause, the Trustee shall not perform an investment in other securities. If the Trustee has done so, it shall not owe to the persons eligible for those amounts anything other than the consideration received from realizing the investment, with the deduction of its fees and expenses, commissions and expenses related to the stated investment and the management of the trust accounts, commissions and with the deduction of the mandatory payments applying to the trust account, and with regards to the remaining funds the Trustee shall act in accordance with the provisions of this Deed, as the case may be.

19.	Urgent Representing Body for the Debenture Holders

19.1.	Appointment; term of office.

19.1.1
The Trustee shall be entitled, or as per the Company’s written request it shall be obligated, to appoint and convene an urgent representing body amongst the Debenture Holders, as shall be set forth hereinafter (hereinafter: the “Urgent Representing Body”).

19.1.2
The Trustee shall appoint to the Urgent Representing the three (3) Debenture Holders, who, to the best of the Trustee’s knowledge, hold the highest nominal value out of all Debenture Holders, and who shall declare that with regards to them, all conditions set forth hereinafter are fulfilled (hereinafter: “the Urgent Representing Body Members”). In case any of those could not hold office as an Urgent Representing Body Member as stated, the Trustee shall appoint in his place, the Debenture Holder who holds the next highest nominal value, regarding whom all conditions set forth hereinafter are fulfilled. The conditions are as follows:

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19.1.2.1
The Debenture Holder is not in any material conflict of interests due to the existence of any additional material matter that contradicts a matter that arises from serving on the Urgent Representing Body and from holding the Debentures. For the avoidance of doubt, it is clarified, that a Holder who is an Affiliated Holder, as such term is defined in clause 4.2 above, shall be considered to have a material conflict of interests as stated and shall not serve on the Urgent Representing Body.

19.1.2.2
During that calendar year, the Debenture Holder does not hold office in similar representing bodies of other debentures, which aggregate book value exceeds the rate out of the asset portfolio managed by him, which was set as the maximal rate enabling to hold office in an Urgent Representing Body in accordance with the instructions of the Competition Authority pertaining to the establishment of an Urgent Representing Body.

19.1.3
If, during the office of the Urgent Representing Body, one of the circumstances listed in clauses 19.1.2.1 to 19.1.2.2 above has ceased occurring, his office shall expire, and the Trustee shall appoint another member in his place out of the Debenture Holders as stated in sub-clause 19.1.2 above.

19.1.4
Prior to appointment the Urgent Representing Body Members, the Trustee shall receive from the candidates to hold office as Members of the Urgent Representing Body, a declaration regarding the existence or absence of material conflicts of interest as stated in clause 19.1.2.1 above and with regards to holding office in additional representing bodies as stated in clause 19.1.2.2 above. In addition, the Trustee shall be entitled to request a declaration as stated by Members of the Urgent Representing Body at any time during the office of the Urgent Representing Body. A Holder who shall fail to provide a declaration as stated shall be considered as having a material conflict of interests or a hindrance from holding office, pursuant to the instructions of the Competition Authority as stated above, as the case may be. With regards to a declaration regarding a conflict of interests, the Trustee shall inspect the existence of the conflicting matters, and if necessary shall decide whether the conflict of interests disqualifies that Holder from holding office in the Urgent Representing Body. It is clarified, that the Trustee shall rely on the declarations as stated and shall not be required to hold an additional inspection or independent investigation. The Trustee’s decision on these matters shall be final.

19.1.5
The Urgent Representing Body’s term shall end when the Company publishes the decisions of the Urgent Representing Body pertaining to giving an extension to the Company for the purpose of its meeting the terms of the Deed of Trust as set forth in clause 19.2 hereinafter.

19.2.	Authority

19.2.1.
The Urgent Representing Body shall have the authority to grant a one-time extension to the Company regarding the dates for meeting either of the financial covenants set forth in  Appendix 6.2 of this Deed, in such manner that the expected breach is eliminated or that the grounds for calling for immediate repayment set out in clause 9.1.13 of this Deed does not apply, as the case may be, for the extension period, to the extent granted, for the earlier of a period which shall not exceed 90 additional days for meeting the financial covenants as stated or up to the time of publishing the closest consolidated financial statements or the closest consolidated financial results (as the case may be)  made after the publication date of the financial statements and from which it is likely to arise that the Company failed to fulfill any of the financial covenants during the  Review Period, as defined in clause [5] in Appendix 6.2 hereunder, whichever is earlier. It shall be clarified, that the period of time until appointing the Urgent Representing Body shall be taken into account in the framework of the aforementioned extensions, and it shall not constitute a cause for granting the Company any additional extension beyond the stated above. It shall be further clarified, that the actions of the Urgent Representing Body and the cooperation between its Members, shall be limited to discussing the option of granting an extension as stated, and no other information shall be passed between the Members of the Representing Body, which does not pertain to granting an extension as stated.

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19.2.2.
If an Urgent Representing Body has not been appointed in accordance with the provisions of this clause 19, or if the Representing Body has decided not to grant the Company an extension as stated in clause 19.2.1 above, the Trustee shall act in accordance with the provisions of clause 9 of the Deed of Trust.

19.3.	The Company’s undertakings with regards to the Representing Body

19.3.1.
The Company undertakes to provide the Trustee with all of the information in its possession or which it is able to obtain pertaining to the identity of the Debenture Holders and the scope of their holdings. In addition, the Trustee shall act to receive the stated information in accordance with the authorities granted to it by law.

19.3.2.
In addition, the Company undertakes to act in full cooperation with the Urgent Representing Body and the Trustee inasmuch as it is required for the purpose of performing the examinations required by them and forming the decision of the Urgent Representing Body, and to provide the Urgent Representing Body with all data and documents which it shall require with regards to the Company, subject to the limitations of the law. Without derogation from the generality of the foregoing, the Company shall provide the Urgent Representing Body with the relevant information for the purpose of forming its decision, which shall not include any misleading detail and shall not be lacking.

19.3.3.
The Company shall bear the costs of the Urgent Representing Body, including costs of hiring consultants and experts by the Urgent Representing Body or on its behalf, and the provisions of clause 26 of the Deed of Trust shall apply to this matter.

19.4.	Liability

19.4.1.
The Urgent Representing Body shall act and decide on matters given to it, at its absolute discretion and shall not be responsible, whether itself or any of its Members, their officers, employees or consultants, and the Company and the Debenture Holders hereby exempt them with regards to any arguments, demands and claims against them for using or avoiding to use powers, authorities or discretion granted to them in accordance with the Deed of Trust and with regards thereto, or any other action which they have performed in accordance therewith, unless they have acted that way maliciously and/or in bad faith.

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19.4.2.	The indemnification provisions set forth in clause 26 of this Deed shall apply to the actions of the Members of the Urgent Representing Body, as if they were the Trustee.

19.5.
The Company shall publish an Immediate Report regarding the appointment of the Urgent Representing Body, the identity of its members and its authorities and shall publish an additional Immediate Report regarding the decisions of the Urgent Representing Body as stated.

20.	Confidentiality

20.1.
Subject to the provisions of any law and the stated in this Deed of Trust, the Trustee undertakes, by signing this Deed, to keep confidential any information that was given to it from the Company and/or an affiliated company and/or anyone on their behalf (“the Information”), not to disclose it to another and not to make any use of it, unless its disclosure or the use of it is required for fulfilling its duties according to the Law, according to the Deed of Trust, or according to a court order or according to the instructions of a legally authorized authority or for the purpose of protecting the rights of the Debenture Holders, provided that disclosing information as stated shall be limited to the minimal extent and scope required in order to meet the requirements of the law and that the Trustee pre-coordinates with the Company, inasmuch as it is possible and permitted and to the extent this will not harm the rights of the Debenture Holders, the content and timing of the disclosure, in order to give the Company reasonable leave to approach the courts in order to prevent the transfer of information as stated.

20.2.
Transferring information to the Debenture Holders, including by publishing it publicly, for the purpose of adopting a resolution regarding their rights according to the Debenture or for providing a report of the Company’s state does not constitute a breach of the confidentiality undertaking as mentioned above, and in any case only the necessary information for adopting such resolution will be provided, to the extent provided. The transfer of information a stated to the Trustee’s authorized representatives and/or professional consultants and/or agents shall be done subject to their signing of a confidentiality undertaking and lack of conflict of interests in the form attached as Appendix 20.2 to this Deed.

20.3.
This confidentiality undertaking shall not apply to any part of the information, that is in the public domain (except for information that became public domain due to a breach of this confidentiality undertaking) or that was received by the Trustee not from the Company – starting from the date its receipt.

20.4.
All the conversations and discussions in the parts of the Meetings that are conducted without the Company or in the Meetings conducted without the Company, insofar as the absence of the Company is required by the Trustee, are confidential, and the Company and/or anyone on its behalf including any Office Holder in it shall not require the disclosure of this information.

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21.	Other Agreements

Subject to the provisions of the Law and the restrictions imposed on the Trustee in the Law the fulfillment of the Trustee’s duties according to this Deed of Trust, or its status as Trustee, shall not prevent it from entering into different contracts with the Company or from performing transactions with it in the ordinary course of its business.

22.	Reporting by the Trustee

22.1.
The Trustee shall make each year, at the time determined for this in the Law and in absence of a scheduled time until the end of the second quarter in each calendar year, an annual report of the trust matters (the “Annual Report”) and it shall submit it to the Securities Authority and to the Stock Exchange.

22.2.
The Annual Report shall include details that shall be determined from time to time in the Law. Submitting the Annual Report to the Securities Authority and to the Stock Exchange, is as furnishing the Annual Report to the Company and to the Debenture Holders.

22.3.
The Trustee must submit a report regarding the actions that it performed according to the provisions of chapter E.1 of the Law, according to a reasonable demand of the Debenture Holders that hold at least ten percent (10%) of the balance of the nominal value of the Debentures of that series, within a reasonable time of the demand, all subject to the confidentiality obligation of the Trustee towards the Company as set forth in Section 35J(d) of the Law.

22.4.	The Trustee shall update the Company before a report according to Section 35H1 of the Law, to the extent that this is without prejudice to the rights of the Debenture Holders.

22.5.
As of the day of signing this Deed, the Trustee declares that it is insured with professional liability insurance at a total of ten million dollars per term (the “Coverage Amount”). Insofar as prior to the full repayment of the Debentures, the Coverage Amount shall be reduced to less than a total of eight million dollars for any reason whatsoever, then the Trustee shall update the Company no later than 7 Business Days from the day on which it has found out about the stated reduction from the insurer, in order to publish an Immediate Report on the subject. The provisions of this clause shall apply until such time as securities regulations shall enter into effect, which shall regulate the duty of the Trustee’s insurance coverage. After such regulations enter into effect as stated, the Trustee shall be required to update the Company only in case the Trustee shall fail to uphold the requirements of the regulations.

22.6.
Until the date of the full repayment of the Debentures, if the Trustee shall receive an inquiry by the Holders who have 5% or more of the undertaking value of the Debentures (Series E) for receiving information about the examinations performed by the Trustee regarding the Debenture series, including with regards to the test of the Company’s upholding of its undertakings towards the Debenture Holders in accordance with the Deed of Trust, the Trustee shall cooperate with the Holder with regards to receiving the aforementioned information, all subject to signing a letter of confidentiality and subject to the provisions of any law (for the removal of doubt, it shall be clarified that receiving the stated information shall be beyond the annual report published by the Trustee in accordance with the provisions of the Securities Law).

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23.	Fees and Covering the Trustee’s Expenses

22.1.
The Trustee shall be entitled to payments of its fees and expenses in connection with fulfilling its duties, in accordance with the provisions in Appendix 23 which is attached to this Deed of Trust. If a Trustee has been appointed in place of the Trustee whose term of service has ended according to Section 35B(a1) or Section 35N(d) of the Securities Law, the Holders of certificates of undertaking (Series E) shall pay the difference by which the Trustee’s fees who was appointed as mentioned exceed the fee that was paid to the Trustee in place of whom it was appointed if such difference is unreasonable and the provisions of the relevant law at the date of replacement shall apply.

22.2.
The Debenture Holders (Series E) shall participate in financing the Trustee’s fees and the refund of its expenses in accordance with the provisions of the indemnification clause in clause 26 of the Deed of Trust.

22.3.
At the request of those who hold more than 5% (five percent) of the remaining nominal value of the Debentures, the Trustee shall provide the Holders with data and details regarding his expenses pertaining to the trust which is the subject of this Deed of Trust.

24.	Liability

24.1.	The liability of the Trustee shall be according to law and the said in this Deed shall be without prejudice to the protections the Trustee is entitled to in accordance with the law.

24.2.	For the avoidance of doubt, it is hereby clarified that:

24.2.1.	The Trustee has no duty to examine, and in actuality the Trustee has not examined, the financial state of the Company and this is not included among its duties.

24.2.2.
The Trustee did not make any financial, accounting or legal due diligence examination of the Company’s business state or of the companies held by the Company or by a person that holds the Company’s shares and this is not among its duties.

24.2.3.
The Trustee has not given its opinion expressly or impliedly regarding the Company’s ability to meet its undertakings towards the Debenture Holders, nor by the fact that it entered into this Deed of Trust, nor by its consent to serve as Trustee of the Debenture Holders.

24.2.4.	The Trustee’s signature on this Deed of Trust is not an opinion of it regarding the nature of the offered Debentures or that it is worthwhile investing in them.

24.3.
The Trustee shall not be required to notify any party of the signature of this Deed. The Trustee shall not get involved in any manner in the management of the Company’s business or its affairs and this is not included in its duties.

24.4.
Subject to the provisions of any law, the Trustee is not required to act in a manner that is not expressly set forth in this Deed of Trust, so that any information, including with respect to the Company and/or with respect to the Company’s ability to meet its undertakings to the Debenture Holders will be brought to its knowledge and this is not one of its duties.

24.5.
The Trustee is entitled to rely on the presumption as mentioned in clause 30 hereafter, and to rely on the correctness of the identity of an unregistered Debenture Holder of the Debentures as this shall be given to the Trustee by a person whose name is registered as authorized by power of attorney, that a Nominee Company issued, insofar as the identity of the Debenture Holder was not registered in the power of attorney.

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24.6.
The Trustee is entitled to rely within the framework of its trusteeship on any written document including, written instruction, notice, request, consent or approval, which appears to be signed or issued by any person or body, which the Trustee believes in good faith that it was signed or issued by him.

24.7.
It is clarified that the termination of the Trustee’s office does not detract from rights, claims or arguments which the Company and/or the Holders of Debentures (Series E) shall have towards the Trustee, inasmuch as there shall be any, which cause precedes the termination date of the Trustee’s office, and it does not release the Trustee of any liability by law.

25.	The Authority of the Trustee to Employ Agents

Subject to giving the Company advance notice, and provided that the Trustee does not believe it shall injure the rights of the Debenture Holders, the Trustee shall be entitled to appoint agent(s) that will act in its place, whether attorneys or others, in order to do or participate in the performance of special actions that must be performed with respect to the trust and to pay reasonable fees to any agent as stated, and without derogating from the generality of the aforesaid instituting legal proceedings or representing in the Company’s merger or split proceedings.

The Company shall be entitled to oppose an appointment as stated in case the agent is a competitor, whether directly or indirectly, with the Company’s business (including companies consolidated in its financial statements) and/or in case the agent  is, directly or indirectly, in a state of conflict of interests between his appointment and his position as agent and his personal interests, his other positions or his affinity to the Company and to corporations in its control, provided that a notice regarding the Company’s objection as stated, which includes detailed reasons, has been given to the Trustee no later than seven (7) Business Days from the day on which the Trustee has given the Company a notice regarding its intention to appoint an agent as stated. It is clarified, that the appointment of an agent as stated shall not detract from the Trustee’s responsibility for its actions and its agents’ actions. In addition, the Trustee shall be entitled to pay, at the Company’s expense, the reasonable fee of any such agent, and the Company shall repay the Trustee upon its request any such expense, provided that prior to appointing an agent as stated, the Trustee shall notify the Company in writing regarding the appointment, in addition to details about the agent’s fees and the purpose of his appointment, and under the circumstances the cost of the agents’ fees does not exceed reasonable and acceptable limits (it is emphasized that to the extent that a notice to the Company as said harms the rights of the Debenture Holders the Trustee shall be entitled not to deliver any notice to the Company). It is clarified, that publishing the results of a resolution by the Debenture Holders regarding the appointment of agents shall constitute giving notice as stated. For the avoidance of doubt, the Company shall not repay to the Trustee the agent’s fees or expenses if he has been present in Debenture Holders’ Meetings on behalf of the Trustee, or of an agent who has fulfilled the regular actions which the Trustee is required to perform pursuant to this Deed of Trust, whereas the performance of these actions is included in the fee which the Trustee receives from the Company in accordance with the provisions of clause 23 above. For the avoidance of doubt, in case of declaring the Debentures immediately repayable, the actions which the Trustee shall be required to take in this regard shall not be considered as regular actions which the Trustee must perform pursuant to this Deed of Trust for the purpose of this clause. It shall be clarified, that the objection of the Company to appoint a certain agent who was appointed at a Holders meeting, shall not delay the beginning of employment of the agent, insofar as the delay might damage the rights of the Holders.

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26.	Indemnification

26.1.
The Company and the Debenture Holders (at the relevant record date as mentioned in clause 26.5 of  this Deed, each for its undertaking as mentioned in clause 26.3 of this Deed) hereby undertake to indemnify the Trustee, each Office Holder in it, its employees,  agents and experts that the Trustee shall appoint in accordance with the provisions of the Deed of Trust or according to a resolution adopted by an Ordinary Resolution (“Persons Entitled to Indemnification”), provided there is no double indemnification or compensation, as follows:

26.1.1.
For any liability and/or lawsuit and/or a threat to commence legal action and/or a reasonable expense and/or loss and/or tort liability and/or in respect of a financial obligation, including according to a judgment or arbitration judgment (in respect to which a stay of execution was not granted) or according to a settlement which has ended (and  to the extent that the settlement concerns the Company, the Company granted its prior approval to the settlement) the causes of which are connected to  actions that the Persons Entitled to Indemnification performed or which they must perform pursuant to the provisions of this Deed, and/or according to the law and/or an instruction by an authorized authority and/or according to the demand of Debenture Holders and/or according to the Company’s demand and/or their position by virtue of this Deed; and

26.1.2.
In respect of remuneration due to the Persons Entitled to Indemnification and reasonable expenses that they paid and/or are about to pay following the performance of the trust deeds or in connection with such actions as said whose performance, in their opinion, was necessary and/or in connection with the use of authorities and permissions granted under this Deed and including in connection with different legal proceedings, opinions by attorneys and other experts, negotiations, contacts, and requirements in connection with insolvency proceedings, collection proceedings, debt arrangement schemes, debt estimate, valuations, threat to commence legal action, claims and demands with respect to any matter and/or action that were performed and/or that were not performed with respect to the aforesaid and/or their position by virtue of this Deed.

And on the condition that:

(a)
The Persons Entitled to Indemnification shall not demand indemnification in advance in a matter that cannot be delayed without damaging their right to request indemnification retroactively, if and inasmuch as they shall have a right as stated;

(b)
A peremptory judicial decision has not determined that the Persons Entitled to Indemnification have acted not within the framework of their position and/or in contravention of the provisions of the Deed of Trust and/or the provisions of the law;

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(c)	A peremptory judicial decision has not determined that the Persons Entitled to Indemnification were negligent (in a negligence not exempt under the law as amended from time to time);

(d)	A peremptory judicial decision has not determined that the Persons Entitled to Indemnification acted not in good faith or maliciously;

Even in case it shall be claimed against the Persons Entitled to Indemnification that they are not entitled to indemnification for any reason whatsoever, the  Holders or the Company, as the case may be, shall be obligated to pay to the Persons Entitled to Indemnification , upon their first demand for the payment of the sum that is due to them in connection with the “Indemnification Undertaking”. In the event that it shall be determined in a peremptory judicial decision that the Persons Entitled for Indemnification do not have the right to be indemnified, the Persons Entitled for Indemnification shall return the sums of the Indemnification Undertaking that were paid to them.

The undertaking to indemnify in accordance with this clause 26.1 shall be referred to as the “Indemnification Undertaking.”

26.2.
Without derogating from the validity of the “Indemnification Undertaking” in clause 26.1 of  this Deed and subject to the provisions of the Securities Law, as long as the Trustee shall be required according to the terms of the Deed of Trust and/or according to Law and/or instruction of an authorized authority and/or any law and/or according to the demand of Debenture Holders and/or the Company’s demand and/or for the purpose of protecting the rights of the Debenture Holders, to perform any action, including but not limited to, instituting proceedings or submitting claims according to the demand of Debenture Holders, as mentioned in this Deed, the Trustee shall be entitled to refrain from taking any such action,  until the Trustee receives, to its satisfaction, a finance cushion for the purpose of covering the Indemnification Undertaking (the “Finance Cushion”) for an amount that will be reasonably set by the Trustee as the projected amount of the expenses in connection with the performance of such an action as said, in first priority from the Company, and in the event the Company fails to deposit the Finance Cushion on the date the Company was required to act in the said manner by the Trustee, the Trustee will approach the Debenture Holders who held on the record date (as stated in clause 26.5 of  this Deed) with a request to deposit with the Trustee the amount of the Finance Cushion, each in proportion to its Relative Share (as such term is defined below). In the event the Debenture Holders do not actually deposit the entire amount of the Finance Cushion, the Trustee shall not be obligated to perform any relevant action or commence proceedings. The aforesaid shall not release the Trustee from taking urgent action that is required for the purpose of preventing a material adverse effect to the rights of the Debenture Holders. The payments by the Holders in accordance with this clause shall not release the Company from its liability to make such payment as said.

The Trustee shall be entitled to determine the amount of the ‘Finance Cushion’ and shall be entitled to act for the purpose of creating another cushion as said, from time to time, for an amount to be determined by the Trustee.

After the regulations regarding the deposit deposited by the Company in favor of the Debenture Holders are amended pursuant to the provisions of Section 35E1 of the Securities Law, the deposit shall be used in lieu of the Finance Cushion and the Trustee shall be entitled to request from the Company from time to time to renew the deposit.

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26.3.	The Indemnification Undertaking:

26.3.1
Shall apply to the Company due to the following cases: (1) Actions that were performed in accordance with any law and/or required to be performed according to the terms of the Deed of Trust including for protection the rights of the Debenture Holders (including pursuant to a request by one Debenture Holder which is required for the purpose of defense as stated); and (2) Actions that were performed and/or required to be performed according to the Company’s demand.

26.3.2
Shall apply to the Debenture Holders that held at the record date (as mentioned in clause 26.5 hereafter) in the following cases: (1). an event that is not within the scope of clause 26.3.1; and (2). the non-payment by the Company of the indemnification sum that applies to it according to clause 26.3.1 of this Deed (without derogating from the provisions of clause 26.6 of this Deed).

26.4.
In any event that: (a) the Company does not pay the sums required for covering the Indemnification Undertaking and/or shall not deposit the sum of the Finance Cushion as the case may be; and/or (b) the indemnification duty applies to the Debenture Holders by virtue of the provisions of clause 26.3.2 above and/or the Debenture Holders were called to deposit the sum of the Finance Cushion according to clause 26.2 of this Deed, the provisions hereinafter shall apply and the monies shall be collected in the following manner:

26.4.1
First – out of the money (first interest and thereafter Principal) which the Company must pay to the Debenture Holders after the date of the required action, and the provisions of clause 11 of this Deed shall apply;

26.4.2
Second – insofar as according to the Trustee’s opinion the sums deposited in the Finance Cushion shall not be enough to cover the Indemnification Undertaking, the Debenture Holders that shall hold Debentures at the record date (as mentioned in clause 26.5 of this Deed) shall deposit the missing sum, each one in accordance with their Relative Share (as such term is defined) with the Trustee. The sum that each Debenture Holder shall deposit shall bear annual interest at a rate equal to the interest determined for the Debentures and it shall be paid with preference as mentioned in clause 26.7 of this Deed.

The “Relative Share” means: the relative share of the Debentures which the Debenture Holder held at the relevant record date as mentioned in clause 26.5 hereafter of the total nominal value of the Debentures in Circulation at that time. It is clarified that the calculation of the relative share shall remain fixed even if after that time a change shall occur in the nominal value of the Debentures held by the Debenture Holder.

26.5.	The record date for determining the Debenture Holder’s obligation in the Indemnification Undertaking and/or in the payment of the Finance Cushion is as follows:

26.5.1
In any event that the Indemnification Undertaking and/or payment of the Finance Cushion are required due to a resolution or urgent action required for preventing adverse material harm to the rights of the Debenture Holders and this is without an advance resolution of the Debenture Holders Meeting – the record date of the obligation shall be the end of the Trading Day of the date the action was taken or the resolution was made, and if this day is not a Trading Day, the Trading Day prior to it.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
26.5.2
In any event that the Indemnification Undertaking and/or payment of the Finance Cushion is required according to a resolution of the Meeting of Holders – the record date for the obligation shall be the record date for participating in the Meeting (as this date was determined in the summons notice) and it shall also apply to a Debenture Holder that was not present or that did not participate in the Meeting.

26.5.3	In any other case or in the case of disputes regarding the record date – the record date shall be as determined by the Trustee at its absolute discretion.

26.6.
To the extent that that sums paid to the Trustee should have been paid by the Company, the receipt of the payments from the Holders shall be without prejudice to the obligation of the Company pursuant to the provisions of this clause 26 shall not release the Company from its liability to make the said payments and the Trustee shall act reasonably for the purpose of obtaining the said sums from the Company. It is clarified that the Trustee shall not be bound by any obligation to commence any legal action for the purpose of collecting the said indemnification amounts.

26.7.	The refund to the Debenture Holders who made payments according to this clause shall be made according to the order of preference set forth in clause 11 above.

27.	Notices

27.1.	Any notice on behalf of the Company and/or the Trustee to the Debenture Holders (including Debenture Holders registered in the Registry managed by the Company) shall be given as follows:

27.1.1	In cases in which the provisions of the law require this or according to a decision of the Trustee by reporting to the Magna system of the Securities Authority;

27.1.2
In the event that the circumstances require such action in accordance with the law, also by way of publishing a notice that shall be published in two daily newspapers that are widely distributed, that are published in Israel in the Hebrew language.

27.1.3
Any notice that shall be published or sent as mentioned above, shall be considered as if it was delivered to the Debenture Holder on the date of its publication as mentioned (in the Magna system or in the press, respectively).

27.1.4
The Trustee is entitled to instruct the Company, and the Company shall be obligated to immediately report on the Magna on behalf of the Trustee, any report to the Debenture Holders in its wording as it shall be given in writing by the Trustee to the Company. The Company shall be entitled to add its reference and/or response to the stated report, in a separate report. Any notice published as stated shall be considered to have been delivered to the Debenture Holder on the day of its publication on the Magna as stated.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
27.1.5
In the event that the Company shall cease to report in accordance with the law, in cases in which there are provisions of the law that require this, or according to the decision of the Trustee, by sending a notice by registered mail to each registered Debenture Holder according to his last address registered in the Debenture Holders registry (in the event of joint Holders – to the joint Debenture Holder whose name appears first in the registry). Any notice that shall be sent as mentioned shall be considered as if it was delivered to the Debenture Holders 10 Business Days after it was delivered in the mail and the version of such notice as said will be delivered simultaneously to the Trustee via email.

27.1.6
Copies of the notices and invitations given by the Company to Debenture Holders shall also be sent by it to the Trustee. It shall be clarified, that notices and invitations as stated do not include the Company’s ongoing reports to the public. Copies of the notices and invitations given by the Trustee to the Debenture Holders shall also be sent by him to the Company, to the extent that such action is without prejudice to the rights of the Debenture Holders. The publication of notices as stated on the Magna shall be instead of delivering them to the Trustee or the Company, as stated above in this clause, as the case may be.

27.1.7
Any notice or demand on behalf of the Trustee or Debenture Holder to the Company may be given by a letter that shall be sent by registered mail to their address, or by transmitting it by fax or in writing by a courier or by email and any notice or demand such as this shall be considered as if it was received by the Company or other addressee:

27.1.7.1	In the event of sending by registered mail – 3 Business Days after it was delivered in the mail.

27.1.7.2	In the event of transmitting it by facsimile (with additional telephone confirmation that it was received) – at the time of the telephone confirmation.

27.1.7.3
In the event of transmitting it by email – at the time of receiving confirmation by email that it was read or at the time that it was confirmed by telephone that it was received (if confirmation was performed), whichever is earlier of the two.

27.1.7.4
In the event that it was sent by a courier – on the first Business Day after its delivery by courier to the addressee or in the event that the addressee refrained from accepting it, on the first Business Day after the courier’s offer to the addressee to accept it.

27.2.	Any notice or demand to the Trustee shall be given in one of the ways set forth in clause 27.1 above.

28.	Waiver; Settlement; Changes in the Terms of the Deed of Trust, Debentures

28.1.
Subject to the provisions of any law, the Trustee shall be entitled from time to time and at any time, to waive any breach or the default of the terms of the Debentures or this Deed by the Company if it was convinced that this is for the benefit of the Debenture Holders or where this does not harm the Debenture Holders. The provisions of this clause shall not apply with regards to the following subjects: provisions related to the pledges (except for technical matters), the terms of Debenture repayment, including dates and payments according to the Debentures, reducing the interest rate listed in the Debenture terms; limitations on issuance of other securities, as stated in clause 5.1 of this Deed and limitations on the expansion of a series as stated in clause 5.2 and Appendix 5.2 of this Deed; causes for declaring Debentures immediately payable in accordance with clause 9.1 of this Deed; provisions regarding negative pledge in accordance with clause 2.1.4 of  Appendix 7 of this Deed; limitations on distribution as stated in Appendix 6.2 of this Deed; the Company’s undertaking to meet financial covenants in accordance with  Appendix 6.2 of  this Deed; with respect to increasing the interest in the event of failure to meet financial covenants as set forth in the terms set out on the back of the page; waiver regarding the making of payments; with regards to reports which the Company must give the Trustee; or with respect to limitations on transactions of controlling shareholders, as stated in Appendix 6.2 of this Deed.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
28.2.
Subject to the provisions of the law, and with the pre-approval in a Special Resolution, the Trustee shall be entitled, whether before or after the Debenture Principal is available for repayment, to settle with the Company with regards to any right or claim of the Debenture Holders or any of them, and to agree with the Company on any arrangement of their rights, including waiving any right or claim by it and/or the Debenture Holders or any of them, towards the Company. In the event the Trustee settled with the Company after the Trustee obtained prior approval as said, the Trustee shall be released from liability in respect of this action, as approved by the meeting of the Debenture Holders (Series E), provided that the Trustee did not breach its duty of trust and did not act in bad faith or maliciously or under gross negligence (that is not exempt in accordance with the law) in the application of the resolution of the meeting of the Debenture Holders (Series E).

28.3.
Subject to the provisions of the law and the regulations promulgated or which shall be promulgated pursuant thereto, the Company and the Trustee are entitled, whether before or after the Debenture Principal is available for repayment, to change the Deed of Trust and/or the terms of the Debentures in one of the following cases:

28.3.1
Apart from the subject set forth in clause 28.1 above, and apart from a change in the identity of the Trustee or its, or for appointing a Trustee in place of the Trustee whose term has ended, if the Trustee was convinced that the change does not harm the Debenture holders; and

28.3.2	The suggested change was approved by a Special Resolution.

28.4.	The Company shall deliver to the Debenture Holders a written notice regarding any change or waiver as stated in this clause above, as soon as possible after performing it.

28.5.
In any case of exercising the Trustee’s right in accordance with this clause, the Trustee shall be entitled to request the Debenture Holders to deliver to it or to the Company, the Debenture certificates for the purpose of registering a comment therein regarding any settlement, waiver, change or amendment as stated, and as per the Trustee’s request, the Company shall register a comment as stated in the certificates delivered to it. In any case of exercising the Trustee’s right in accordance with this clause, it shall notify the Debenture Holders in this regard without delay and as soon as possible.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
28.6.
Without derogation to the foregoing, the Debenture terms could also be changed in the framework of an arrangement or settlement, which was approved by the court, in accordance with Section 350 of the Companies Law or the provisions of the Insolvency Law.

29.	Proxies

29.1.
The Company hereby appoints the Trustee for the Debentures (Series E) as its proxy, to execute and perform in its name and in its place those actions which it shall be required to perform in accordance with the terms set forth in this Deed, and to act in its name with regards to those actions which the Company is required to perform in accordance with this Deed and which it has not performed, or to perform the authorities granted to it, and to appoint any other person as the Trustee shall see fit, to perform its roles in accordance with this Deed, subject to the Company failing to perform the actions it is required to perform in accordance with the terms of this Deed within a reasonable period of time as determined by the Trustee, from the day of the Trustee’s written request, and provided that the Trustee has acted reasonably.

29.2.
An appointment in accordance with this clause 29 does not obligate the Trustee to perform any action, and the Company hereby exempts the Trustee and its agents in advance, in case they shall fail to perform any action whatsoever, and the Company waives in advance any claim towards the Trustee and its agents for any damage which was caused or which might be caused to the Company, directly or indirectly, due to this, based on an action which was not performed by the Trustee and its agents as stated above.

30.	Registry of Debenture Holders

30.1.
The Company shall hold and manage a registry of Debenture Holders with regards to any relevant series separately, that shall be open for viewing by any person in accordance with the provisions of the Law.

30.2.	The registry of the Debenture Holders shall constitute prima facie proof of its content.

30.3.
The Company shall not be obligated to register in the Debenture Holders’ registry, any notice regarding trust, expressed, implied or assumed, or any lien or pledge of any sort and type whatsoever or any right in equity, claim or offset or any other right pertaining to the Debentures. The Company shall only acknowledge the ownership of the person in whose name the Debentures were registered. The legal successors, estate managers or executors of the will of the registered Holder, and any person who shall be entitled to Debentures due to the bankruptcy of any registered Holder (and if the Holder is a corporation – due to its liquidation), shall be entitled to be registered as Holders thereof after giving proof which the Company finds sufficient to show their right to be registered as their Holders.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
31.	Meetings of the Debenture Holders

Convening a Meeting of the Debenture Holders, the manner of conducting it and different terms regarding it, shall be in accordance with the second addendum.

32.	Applicability of the Law

32.1.
On any matter not mentioned in this Deed, as well as in any case of contradiction between the provisions of the law and its regulations (which cannot be conditioned) and this Deed, the parties shall act in accordance with the provisions of the law and its regulations (which cannot be conditioned).

32.2.	The Deed of Trust and its appendixes, including the Debentures certificate, are subject to the provisions of the Israeli law alone.

33.	Exclusive Authority

The only court that shall be competent to hear matters connected to the Deed of Trust and its appendixes shall be the competent court in Tel Aviv – Jaffa.

34.	General

Without derogating from the other provisions of this Deed of Trust, and of the Debentures, any waiver, extension, discount, silence, avoidance from action (“waiver”) by the Trustee concerning the default or partial performance or incorrect performance of any undertaking towards the Trustee or towards the Debenture Holders according to this Deed and the Debenture, shall not be considered as a waiver by the Trustee of any right, but rather as a consent limited to this certain waiver and it shall apply only with respect to the specific time in which it was given and it shall not apply to other times or to other waivers.

Without derogating from the other provisions of this Deed of Trust and the Debenture, any reduction of undertakings towards the Trustee, that were set forth in this Deed or that were made according to it, including waiver, requires receiving the Trustee’s consent in advance and in writing and no other consent shall be valid, whether verbal or by conduct regarding such reduction.

The Trustee’s rights according to this agreement are independent from each other and they are in addition to any right that currently exists and/or that the Trustee shall have according to law and/or other agreement.

35.	Addresses

The parties’ addresses shall be as set forth in the preamble of this Deed, or any other address in respect to which a notice shall be given according to clause 27 above, to the other party. The addresses of the Debenture Holders shall be as mentioned in the Registry or as shall be delivered by them by notice according to clause 27 above.

36.	Authorization to Magna

In accordance with the provisions of the Securities Regulations (Signature and Electronic Reporting), 5763- 2003, the Trustee hereby authorizes the party authorized for this on behalf of the Company, to electronically report to the Securities Authority of this Deed of Trust, the engagement and the signature thereon inasmuch as it is required by law.

[signature on a separate page]

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
And in witness whereof the parties have signed:

/s/ Shlomo Nehama, /s/ Ran Fridrich	/s/ Merav Ofer
Ellomay Capital Ltd.	Hermetic Trusts (1975) Ltd.

I the undersigned Odeya Brick-Zarsky, Adv. Confirm that this Deed of Trust was signed by Ellomay Capital Ltd. Via Messrs. Shlomo Nehama and Ran Fridrich and their signature binds Ellomay Capital Ltd. With respect to this Deed of Trust for all intents and purposes.

/s/ Odeya Brick-Zarsky
Odeya Brick-Zarsky, Adv.

I, the undersigned, Haim Briks, Adv., hereby confirm that this Deed of Trust was signed by Hermetic Trust (1975) Ltd., by Merav Ofer, and her signature binds Hermetic Trust (1975) Ltd. In connection with this Deed of Trust for all intents and purposes.

/s/ Haim Briks
Haim Briks, Adv.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
Ellomay Capital Ltd.

First Addendum

Debentures (Series E)

The issue of a series of registered Debentures (Series E), registered by name,  bearing annual interest at a rate of ______________, non-linked (principal and interest), payable in 4 equal annual installments (each at a rate of 25% of the principal) on March 31 in each of the years 2026 to 2029 (including). The interest on the Debentures (Series E) shall be paid twice a year, on March 31 in each of the years 2023 to 2029 (including) and on September 30 of each of the years 2023-2028 (including) starting from March 31, 2023 and until the final payment date of the Debentures (Series E) on March 31, 2029.

Debentures (Series E) Registered in the Name

Number ____

Nominal value in NIS _________

1.
This Debenture hereby witnesseth that  Ellomay Capital Ltd. (the “Company”) will pay on the payment dates set out in clauses 3 and 4.1 of the terms set out on the back of the page, to whoever is the holder of the Debenture on the record date, principal and interest payments, and all subject to the terms set forth on the back of the page and in the Deed of Trust dated January 30, 2023, made between the Company and Hermetic Trust (1975) Ltd. and/or whoever serves from time to time as a trustee of the debentures in accordance with the Deed of Trust (respectively: the “Trustee” and the “Deed of Trust”).

2.
This Debenture carries interest according to the annual interest rate set out above that will be paid on the dates stated in the terms set out on the back of the page, and all as stated in the terms set out on the back of the page.

3.	This Debenture is not linked (principal and interest) to any linkage basis, and all as stated in the terms set out on the back of the page.

4.
This Debenture is issued as part of Series E of debentures in conditions that are identical to this Debenture (the “Debentures Series”) subject to the terms set out on the back of the page and in accordance with the provisions set forth in the Deed of Trust, constituting an integral part of the Debenture. It is clarified that the provisions set forth in the Deed of Trust shall constitute an integral part of this Debenture and shall bind the Company and the Debenture Holders included in the said series. Each of the debentures in the said series shall be of equal rank inter se (pari-passu) and no right shall have priority over another right.

5.	The terms set forth in this certificate shall change without the need for issuing a new certificate at any time when the Deed of Trust and/or its versions shall be lawfully modified.

Signed by the Company on ____________
______________
Ellomay Capital Ltd.

By its authorized signatories:

Director: _____________________ Director: ____________________

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
The terms set out on the Back of the Page

1.	General

In this Debenture the terms in clause 1.4 of the Deed of Trust shall have the meaning given to them there, unless expressly provided otherwise.

2.	Securing the Debentures

The Debentures include collaterals and pledges and include an undertaking for negative pledge as set forth in Appendix 7 of the Deed of Trust, and an undertaking to meet the financial covenants and restrictions in connection with the distribution, as such term is defined in the Companies Law and as detailed in Appendix 6.2 of this Deed.

3.	The Date of Payment of the Debentures Principal

The Debentures (Series E) shall be paid in four (4) equal annual installments (at a rate of 25% of the principal each) on March 31 in each of the years 2026 to 2029 (including).

4.	The Interest

4.1.
The unpaid balance of the Principal of the Debentures (Series E) shall bear interest at a fixed annual rate to be determined in a tender (the “Base Interest”), without linkage to any  linkage basis. It is emphasized that the Base Interest is subject to additions of interest, to the extent that there are any, in respect of failure to meet financial covenants in the manner set out in clause 4.3.1 hereunder and interest in arrears in the manner set out in clause 8 hereunder.

The interest for the unpaid balance of the Principal of the Debentures (Series E) shall be paid in semiannual payments:  on March 31 in each of the years 2023-2029 (including) and on September 30 in each of the years 2023-2028 (including). The first payment of interest for the Debentures (Series E) shall be paid on March 31, 2023, and the last payment of interest shall be paid on March 31, 2029 (along with the last payment for the return of the Principal of the Debentures (Series E)) in exchange for delivering the certificates of the Debentures (Series E) to the Company. The payments of interest shall be paid for the period of time beginning on the first day after the end of the previous interest term, and shall end on the date of paying the relevant interest payment, apart from the payment of the first interest payment, which shall be made on March 31, 2023, which shall be paid for the period that begins on the first Trading Day after the day of the tender regarding the Debentures (Series E) and ending at the stated date of payment (the “First Interest Term”), and shall be calculated based on the number of days in the aforementioned period on the basis of 365 days per year. The interest rate which shall be paid for a certain interest term, apart from the First Interest Term, shall be calculated as the annual interest rate divided by 2 (hereinafter: the “Semi-Annual Interest Rate”).

4.2.	Withholding tax that must be deducted shall be deducted from any payment.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
4.3.	Adjustment mechanism of the interest rate:

4.3.1.	Changing the interest rate due to failure to meet certain financial covenants

Without derogating from the provisions of clause 9.1.13 of the Deed of Trust, the interest rate which the Debentures shall bear shall be adjusted due to failure to meet the financial covenants set forth in clauses 2(b), 3(b) and 4(b) of Appendix 6.2 of the Deed of Trust, at the times set forth in this clause, as specified hereinafter:

a.
In case the Company fails to meet any of the financial covenants set forth in clauses 2(b), 3(b) and 4(b) of Appendix 6.2 of the Deed of Trust (hereinafter in this clause 4.3.1: “the Covenants”), the annual interest rate which the unpaid balance of the Debenture Principal shall bear, shall increase by an annual rate of 0.25% beyond the annual interest rate as it shall be at that time, for breaching each of the Covenants (hereinafter in this clause 4.3.1: “the Additional Interest”) in such manner that the total addition of maximal Additional Interest is at a rate of 0.75%, for the period of time beginning upon publishing the financial statements or the financial results, as the case may be, according to which the Company has failed to meet any of the Covenants, and until the full repayment date of the unpaid balance of the Debentures Principal or until the Company meets the covenant, the deviation from which has led to the Additional Interest (as stated in sub-clause (d) hereinafter), the earlier of these dates. It is clarified, that increasing the interest rate as stated above shall be done only once for breaching each of the Covenants, inasmuch as it shall occur, and that the interest rate shall not increase once more in case the deviation from that Covenant continues, inasmuch as it shall continue.

b.
No later than  five (5) Business Days from the day of publishing the financial statements or the financial results, as the case may be, according to which the Company has failed to meet any of the Covenants, the Company shall publish an Immediate Report, in which it shall state: (a) the fact that it has failed to meet the Covenant, while specifying the calculation of the Covenant which the Company has failed to meet, and the date on which the failure to meet the Covenant has begun; (b) the exact interest rate which the balance of the Principal of the Debentures (Series E) shall bear for the period of time beginning on the current Interest Term and until publishing the financial statements or the financial results, as the case may be (the interest rate shall be calculated according to 365 days a year) (hereinafter in this clause 4.3.1: the “Original Interest” and the “Original Interest Term” respectively); (c) the interest rate which the balance of the Principal of the Debentures (Series E) shall bear as of the day of publishing the financial statements or the financial results, as the case may be, and until the actual nearest interest payment day, namely: the Original Interest plus the Additional Interest annual rate (the interest rate shall be calculated according to 365 days a year) as a result of failure to fulfill the Covenants (hereinafter in this clause 4.3.1: “the Updated Interest”); (d) the weighted interest rate which the Company shall pay the Holders of Debentures (Series E) upon the nearest interest payment day, pursuant to the stated in sub-clauses (b) and (c) above; (e) the annual interest rate reflected from the weighted interest rate; (f) the annual interest rate and the semi-annual interest rate for the coming periods.

c.
If the day of publishing the financial statements or the financial results, as the case may be, according to which the Company is required to pay Additional Interest in accordance with this clause 4.3.1, shall occur during the days beginning four days prior to the record date for paying any interest whatsoever and ending upon the interest payment day closest to the aforementioned record date (hereinafter in this clause 4.3.1: “the Deferral Period”), the Company shall pay the Holders of Debentures (Series E), upon the nearest interest payment day, the Original Interest, prior to the change, alone (subject to previous changes which have occurred, if any have occurred, to the interest rate in light of the stated in this clause), when the interest rate pursuant to the Additional Interest during the Deferral Period, shall be paid upon the next interest payment day. The Company shall notify, in an Immediate Report, the accurate Semi-Annual and Annual interest rate for payment upon the next interest payment day.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
d.
It shall be clarified, that in case of deviation in one or more Covenants, in a way which has affected the interest rate which the Debentures (Series E) shall bear, following which a Covenant shall be corrected in a way that the deviation ceases to exist (thus, the Debenture Holders shall cease to be entitled to Additional Interest for the deviation from that Covenant), there shall be a decrease in the interest rate which shall be paid by the Company to the Debenture Holders, provided that it shall not fall below the Base Interest, applying as of the day of publishing the financial statements or the financial results, which show that the deviation was corrected, so that in case the stated Covenant was corrected, the interest rate which the unpaid balance of the Principal of the Debentures (Series E) shall bear, shall be, inasmuch as the interest rate was not previously increased due to a deviation from another Covenant, equal to the Base Interest rate. In this case, the Company shall act in accordance with the stated in sub-clauses (a) to (d) above, mutatis mutandis.

e.
In any case, the Additional Interest shall not increase, as a result of failure to meet the Covenants, over 0.75%. Interest in arrears, to the extent applicable in accordance with the provisions of clause 8 hereunder, shall be added to the said interest and shall not constitute a part thereof.

5.	The Linkage Terms of the Principal and the Interest

The interest and the Principal of the Debentures (Series E) are not linked to the index or to any currency.

6.	Deferral of Appointed Times

If the date of payment of any payment of Principal and/or interest falls on a day which is not a Business Day, the date stipulated shall be deferred to the next Business Day after it without any additional payment and the “Record Date” for the purpose of determining entitlement to redemption and to interest shall not change as a result.

7.	Payments of the Principal and Interest of the Debentures

7.1.
The payments on account of the principal and/or the interest of the Debentures (Series E) shall be paid to the persons whose names are listed in the Debentures Registry as the holders of the Debentures (Series E) 6 days prior to the payment date, as follows: March 25 (with respect to payment dated March 31) and September 24 (with respect to payment dated September 30) (hereinafter: the “Record Date”) except for the last payment of the principal and the interest that will be paid to the persons whose names are registered in the Debentures Registry on the payment date (March 31, 2029) and that will be made against provision of the Debenture certificates (Series E) to the Company on the payment date, in the registered office of the Company or in any other place as announced by the Company. The Company’s notification as mentioned shall be published no later than five (5) Business Days before the last date of payment.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
7.2.
Payment to those entitled shall be made in checks or by bank transfer to the bank account of the people whose names shall be registered in the Registry (as mentioned in clause 7.1 above) and who shall be mentioned in the details given in writing to the Company on time, in accordance with the provisions of clause 7.4 hereafter. If the Company shall not be able, for any reason which is not dependent on it, to pay any sum to those entitled, while the Company could have paid it fully and timely, it shall deposit this sum with the Trustee as mentioned in clause 15 of the Deed of Trust. In the event the clearing shall be made through the Stock Exchange clearing house – through the clearing house.

7.3.
A Debenture Holder who shall wish to notify the Company the details of the bank account to credit with payments according to the Debentures as mentioned above, or change the payment instructions, as the case may be, can do so in a registered letter to the Company. The Company shall fulfill the instruction if it shall reach its registered office at least 30 days before the record date for paying any payment according to the Debentures.

7.4.
In the event that the notice shall be received by the Company late, the Company shall act according to it only with respect to payments scheduled after the payment date that is in proximity to the date the notice was received.

7.5.
If the Debenture Holder entitled to such payment did not deliver details to the Company regarding his bank account, any payment on account of the Principal and interest shall be made by check which shall be sent by registered mail to his last address written in the registry of Debenture Holders or by bank transfer crediting the bank account of the Debenture Holder, according to the Company’s choice. Sending a check to a person entitled by registered mail as aforementioned shall be considered for all intents and purposes as payment of the sum stipulated in it at the date of sending it by mail provided that it was paid upon lawfully presenting it for payment.

7.6.	Any mandatory payment insofar as required according to law shall be deducted from any payment for the Debentures (Series E).

8.	Interest in Arrears

For any payment on account of the Principal and/or interest, which shall be paid in arrears exceeding seven (7) Business Days from the effective day for its payment according to the terms of the Debentures (Series E) for a reason dependent on the Company, the Company shall pay the Debenture Holders interest in arrears (calculated pro rata for the period after the date scheduled for payment until the actual date of payment). “Interest in Arrears” shall mean additional annual interest at a rate of 3.5% which shall be added to the annual interest rate which the Debentures (Series E) shall bear at that time.  The Company shall notify of the exact interest rate that will be paid, that will include the interest in arrears plus the annual interest and of the date of payment as mentioned in an Immediate Report and at least two (2) Trading Days before the actual payment date.

UNOFFICIAL TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
9.	Avoidance from Payment for a Reason that does not Depend on the Company

With respect to avoiding payment for any reason that is not dependent on the Company, while the Company could have paid it fully and timely, the provisions of clause 15 of the Deed of Trust shall apply and which are included in this addendum by reference.

10.	Registry of Debenture Holders

With respect to the registry of Debenture Holders, the provisions of clause 30 of the Deed of Trust shall apply and that are included in this addendum by reference.

11.	Splitting Debenture Certificates and Transferring Them

11.1.
The Debentures can be transferred regarding any nominal value sum provided that it will be in whole New Shekels. Any transfer of Debentures (by a registered Holder) shall be done according to a transfer document which is made out in the version acceptable for transferring shares, properly signed by the registered owner or his legal representatives, and by the recipient of the transfer or his legal representatives, that shall be delivered to the Company at its registered office with the Debenture certificates transferred according to it, and any other reasonable proof that shall be required by the Company for proving the right of the transferor to transfer them.

11.2.
Subject to the aforesaid, the procedural provisions included in the Company’s articles of association with respect to the manner of transferring shares shall apply, mutatis mutandis respectively, with respect to the manner of transferring Debentures and their assignment.

11.3.	If any obligatory payment shall apply to the transfer document of the Debentures, reasonable proof shall be given to the Company of their payment by the person requesting transfer.

11.4.
In the event of a transfer of only part of the sum of the Principal of the Debentures set forth in this certificate, the certificate shall be split first to a number of Debenture certificates as required from this, in a manner that the total sums of the Principal set forth in them shall be equal to the Principal sum set forth in this Debenture certificate.

11.5.	After fulfilling all of these terms the transfer shall be registered in the Registry and all of the terms set forth in the Deed of Trust and in this Debenture shall apply to the transferee.

11.6.	All costs and fees involved in the transfer shall apply to the transfer applicant.

11.7.
Each Debenture certificate may be split to a number of Debenture certificates that their total Principal sum is equal to the Principal sum of the certificate the split of which is requested, and provided that such certificates shall not be issued unless this is by a reasonable quantity at the discretion of the Company’s board of directors. The split shall be made against the delivery of that Debenture certificate to the Company at its registered office for the purpose of performing the split together with a split request lawfully signed by the applicant. Any costs involved in the split, including taxes and levies, if such shall exist, shall apply to the split applicant.

12.	Replacing the Debenture Certificate

In the event a Debenture certificate shall become worn out, shall be lost or shall be destroyed, the Company shall be entitled to issue a new Debenture certificate in its place, and this is under the same conditions with respect to proof, indemnification and covering the reasonable costs incurred by the Company for clarifying regarding the ownership right of the Debentures, as the Company shall see fit, provided that in the event of the certificate becoming worn out, the worn out Debenture certificates shall be returned to the Company before a new certificate is issued. Levies and other expenses involved in issuing the new certificate, insofar as existing, shall apply to the person requesting such certificate.

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13.	Early Redemption

With respect to early redemption of the Debentures, the provisions of clause 8 of the Deed of Trust shall apply and which are included in this addendum by reference.

14.	Purchasing Debentures by the Company or an Affiliated Holder

With respect to the purchase of Debentures by the Company or by an Affiliated Holder, see the provisions of clause 4 of the Deed of Trust which are included in this addendum by reference.

15.	Waiver; Settlement and Changes in the Debenture Terms

With respect to a waiver, settlement and changes in the terms of the Debentures, the provisions of clause 28 of the Deed of Trust shall apply which are included in this addendum by reference.

16.	Debenture Holders Meetings

With respect to the general meetings of the Debenture Holders, they shall be convened and conducted in accordance with the provisions of clause 31 of the Deed of Trust which are included in this addendum by reference.

17.	Receipts as Proof

For this matter see clause 16 of this Deed.

18.	Immediate Repayment

With respect to immediate repayment of the Debentures, the provisions of clause 9 of the Deed of Trust shall apply and which are included in this addendum by reference.

19.	Notices

With respect to notices, the provisions of clause 27 of the Deed of Trust shall apply and which are included in this addendum by reference.

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Appendix 3

Roles of the Trustee

Ongoing Duties

1.
Conducting a review based on the reports of the Company that were published in MAGNA (the “Public Reports of the Company”) and based on the approvals and the documents that the Company will provide to the Trustee in accordance with the provisions set forth in this Deed:

1.1.	That the payments of the interest and the principal by the Company were made on time.

1.2.
The uses that the Company makes with the issue proceeds meet the That the use made by the Company of the proceeds of the offering meet the objectives set out for these uses in the Deed of Trust and/or in the chapter concerning the offering proceeds in the Shelf Offering Report, to the extent that such objectives were set.

1.3.	That the Company complies with the milestones that were set out in the Deed of Trust for its activities, to the extent that there are any.

1.4.	If any of the causes for calling for immediate repayment arose, based on the Public Reports of the Company.

2.	Convening meetings of Debenture Holders in accordance with the provisions set forth in the Second Addendum of the Deed of Trust.

3.	Attendance (including in electronic means) in the meetings of the shareholders of the Company.

4.
Preparing an annual report regarding the affairs of the Trust, as stated in clause 21.1 of this Deed and making the said report available for the inspection of the Debenture Holders, and preparing all reports that are required in accordance with the law.

5.
Notifying the Debenture Holders regarding a material breach of this Deed by the Company shortly after becoming aware of the breach and notifying of the steps that the Trustee took to prevent it or for the performance of the Company’s undertakings, as the case may be.

6.
A review, from time to time and no less than once a year, of the validity of the collaterals (to the extent that there are any) as stated in clause 12 hereunder. It is clarified that the Trustee shall be entitled, if it is of the opinion that this is necessary for the purpose of conducting such a review, to inspect the assets of the Company that are pledged in favor of the Debenture Holders.

7.
A review, based on the Public Reports of the Company, and according to the approvals and the documents that the Company will provide to the Trustee, in accordance with the provisions set forth in the Deed of Trust, of the following:

7.1.	That the Company fulfills its undertakings towards the Debenture Holders.

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7.2.	That the Company fulfills its entire undertakings as set out in the Deed of Trust.

7.3.	That the Company satisfies the financial covenants that were set out, to the extent that there are any, in the Deed of Trust.

7.4.	Whether there was a change in the registration of pledges that were registered in accordance with the provisions of the Deed of Trust, to the extent that there are any.

7.5.	Whether there was a change in the rating of the Company or the rating of the Debentures, to the extent that the Debentures were rated.

8.
To pay to the Debenture Holders sums out of the Financing Deposit, as defined in clause 25 of the Deed, that were deposited with the Trustee for the purpose of this matter in accordance with the provisions set forth in the Deed of Trust, to the extent that such sums were deposited.

9.
To allow the replacement of collaterals, to the extent that the Deed of Trust permits expressly such an action, according to the mechanism defined in the Deed of Trust, to the extent that such a mechanism was defined, or in accordance with the provisions set forth in any law.

10.	To release collaterals, to the extent that the Deed of Trust permits expressly such an action, according to the mechanism set out in the Deed of Trust, to the extent that such a mechanism was defined.

11.	The performance of any action that is required by law, including in accordance with the provisions set forth in amendments 50 and 51 of the Securities Law.

Special Duties

12.
Performing all actions that are required for the purpose of ensuring the fulfillment of the undertakings of the Company towards the Debenture Holders that are not stated in clauses 1-11 above, including taking all actions that are required for the purpose of ensuring, prior to paying to the Company any sums on account the Debentures, the validity of collaterals that the Company provided, to the extent that such collaterals were provided, or that a third party provided, to the extent provided, in favor of the Debenture Holders; the Trustee shall be held liable towards the Debenture Holders for ensuring that the prospectus according to which the Debentures were offered will provide a full and accurate description of the said collaterals.

13.	Extraordinary reviews following the occurrence of extraordinary events according to the Public Reports of the Company (as defined in clause 1 above):

13.1.	That the Company satisfies its undertakings towards the Debenture Holders, including the existence of causes for calling for immediate repayment.

13.2.	That the Company performs its entire obligations set out in the Deed of Trust.

13.3.	That the Company complies with the financial covenants that were set out, to the extent that there are any, in the Deed of Trust.

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13.4.	If any change occurred in the registration of pledges that were registered in accordance with the provisions of the Deed of Trust.

14.
To attend Debenture Holders Meetings, including by virtue of the Securities Law. To apply the resolutions adopted by the Debenture Holders Meeting, including resolutions that impose on the Trustee any obligations and perform all actions and proceedings that are required for the purpose of protecting the rights of the Debenture Holders, on the condition that the Trustee received the proper financing for the purpose of implementing and performing such actions, to the extent required.

15.
To perform urgent actions that are required for the purpose of preventing a material adverse change in the rights of the Debenture Holders, in circumstances in which it is not possible to wait for the convening of a Meeting.

16.
To start negotiations with the Company, whether following the request of the Company and whether following the request of the Debenture Holders, regarding requests or proposals made in connection with the provisions of the Deed of Trust.

17.
In circumstances in which the Trustee is of the opinion that there is a reasonable concern that the Company cannot pay the Debentures on time, to conduct extraordinary reviews in connection with the said circumstances and act for the purpose of protecting the Holders in any manner that the Trustee will see fit; the Trustee shall be entitled to perform the following actions, inter alia:

17.1.
To examine whether the said circumstances stem from actions or transactions that the Company performed, including a distribution, as such term is defined in the Companies Law, that were committed in violation of the law; however, the Trustee shall not conduct such a review as said if an expert, as such term is defined in Section 350R of the said law, whose duties are to conduct such a review, was appointed for the holders of certificates of indebtedness.

17.2.	To conduct, in the name of the Debenture Holders, negotiations with the issuer, for the purpose of changing the terms of the certificates of indebtedness.

17.3.
For the purpose of this matter, the convening of a meeting of holders of certificates of indebtedness by the Trustee for purposes of receipt of instructions how to act, will not be deemed as breach of its duties, provided that the mere convening of the Meeting shall not cause material infringement of the rights of the Holders.

17.4.
If a Meeting of Holders of certificates of indebtedness was convened as stated in sub-clause 17.3, and a resolution was adopted in accordance with the law in the said Meeting, the Trustee shall act according to the said resolution; if the Trustee acted in such manner as said, the action of the Trustee in accordance with the said resolution shall be deemed as compliance with the provisions set forth in this clause related to the resolution.

17.5.	To distribute to the Debenture Holders, in accordance with the provisions set forth in the Deed of Trust, sums that the Debenture Holders are entitled to receive that reached the Trustee.

17.6.	To supervise the process of realization of the rights of the Debenture Holders if a functionary was appointed for the Company or its assets.

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Appendix 5.2

Conditions for Expanding the Series of Debentures

The conditions for expanding the series of Debentures (Series E), which are required to be met in full for the purpose of the expansion, are as follows:

1.
Inasmuch as the Debentures shall be rated upon the performance of the expansion - the very expansion shall not harm the rating of the Debentures of Series E that are in circulation (that is, Debentures (Series E) that are in circulation before the expansion of the series), in a way that for purposes of expanding the series of the Debentures (Series E) an advance approval of the rating company for rating the additional Debentures (Series E) will be received, in which the additional Debentures (Series E) were taken into account, by a rating that does not fall from the rating of the Debentures (Series E) prior to the issuance of the additional Debentures and also the approval of the rating company that issuing the additional Debentures (Series E) does not harm the rating of the existing Debentures (Series E). Such approval shall be transferred to the Trustee before holding the tender for classified investors (to the extent that the Company holds an institutional tender as said), holding a tender to the public (to the extent that the Company does not hold an institutional tender) or performing the expansion of a series (to the extent that such an expansion is performed by way of a private placement), and it shall be published by the Company in an Immediate Report (an Immediate Report which includes the approval/rating report attesting to meeting the stated condition shall be considered for the purpose of this clause as delivery to the Trustee). The Trustee shall rely on the rating company’s notice and it shall not be required to an additional examination.

2.
Upon expanding the series of Debentures (Series E), the Company is not in breach of any of the causes for immediate repayment set forth in clause 9 of the Deed of Trust, including as a result of the expansion of the series as said, and it is not in breach of any of its material undertakings to the Holders of Debentures (Series E) in accordance with this Deed and will not breach these undertakings as a result of the expansion of these undertakings, and in addition, the expansion of the series shall not damage the Company’s compliance with the financial covenants as set forth in clause 9.1.13 of the Deed of Trust, without taking into account the periods for remedying and of waiting with regards to those financial covenants, all in accordance with the Company’s last financial statements (as they are defined in clause 9 of the Deed of Trust) which were published prior to the time of the additional issuance, and taking into consideration the additional Debentures that will be issued as a result of the expansion of the series.

3.	The par value of the Debentures (Series E) will not exceed NIS 220 million after the performance of the expansion.

The Company shall deliver to the Trustee, no later than 2 Business Days prior to holding the tender for classified investors, to the extent that the Company will hold an institutional tender as said), holding the tender to the public (to the extent that the Company does not hold an institutional tender) or the performance of the expansion of the series (to the extent that the expansion is performed by a private placement) a written approval signed by a senior financial officer in the Company regarding the existence of all of these terms including calculations, all in a format to the Trustee’s satisfaction. The Trustee may rely upon an approval as stated and shall not be required to perform an additional inspection on its behalf.

It is clarified that the Company’s undertaking as mentioned in this appendix shall apply only with respect to additional issues of the Debentures (Series E) by way of expanding the series, and not with respect to issuing other series of debentures in circulation existing at that time by way of expanding the series or with respect to issuing other new securities, whether these are rated or not, including by way of a prospectus, a shelf prospectus, a shelf offering report and a private placement.

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Appendix 6.2

Financial Covenants and Undertakings

Financial Covenants

As long as Debentures (Series E) exist in circulation (in other words as long as they were not paid in full in any manner, including by way of self-purchase and/or early redemption), the Company undertakes (for the duration of the Review Period, as defined hereafter) as follows:

[1]	Definitions

In this appendix the following terms shall have the meaning set beside them:

“Net Cap” means – the Adjusted Balance Sheet Equity of the Company according to its last consolidated annual financial statements or last consolidated quarterly financial results published before the day of calculation, with the addition of the Net Financial Debt.

“Adjusted Balance Sheet Equity” means – the consolidated equity according to the international finance reporting standards (IFRS), and including minority rights, a capital note that, according to its conditions, is inferior to the rights of the Debenture Holders (Series E) that shall not be repaid until after the full and final payment of the Debentures (Series E), and shareholders’ loans (principal and not interest) that, according to their conditions, are inferior to the rights of Holders of Debentures (Series E), and excluding changes in the fair value of hedging transactions of electricity prices. For the purpose of this clause, a shareholders’ loan shall be considered as inferior to the Debentures only if according to its terms – (a) the repayment of a loan shall be conditioned on the fact that immediately upon the actual repayment of the loan, the Company shall meet the financial covenants pertaining to the performance of a distribution; (b) in case of declaring immediate repayment of the Debentures (Series E) or in case of liquidation, it shall be repaid only after the complete repayment of the Debentures (Series E) and (c) on the condition that they shall not in an amount higher than 20% of the equity balance of the Company at the time.

“Net Financial Debt” - short term and long term debt from banks with the addition of debt towards holders of debentures that the Company issued and other interest-bearing financial obligations  provided by entities engaging in the provision of  credit, with the exception of: (1) financing of projects, including hedge transactions in respect of such financing as said, whether in the level of the Company or in the level of subsidiaries of the Company or associate companies of the Company or of the subsidiaries of the Company (it is clarified that within the framework of the calculation of the financing of projects the Company also includes shareholders' loans that are provided for the purpose of financing projects, from the Company or from third-parties); (2) options exercisable into the shares of the Company; (3) preferred shares, to the extent that these cannot be redeemed by the holders, and there are no conditions in which the Company is required to perform redemption however only redemption subject to the sole discretion of the Company; (4) ‘lease agreement’ undertaking presented according to the IFRS 16 reporting standard; and (5) other financial instruments whose redemption is subject to the sole discretion of the Company; and all with deduction of the cash and cash equivalents, short-term investments, deposits, financial funds and negotiable securities, to the extent that these are not restricted (with the exception of a restriction for the purpose of securing any financial debt according to this definition); and all according to the annual consolidated financial statements of the Company or the consolidated quarterly financial results of the Company. In the event the calculation result of the Net Financial Debt is negative, the Company is considered and will be considered to have fulfilled the covenants based on the Net Financial Debt.

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“Adjusted EBITDA” means – earnings before financing expenses, net, taxes, depreciation and amortization, where the revenues  incomes from the Company’s operations, for example for the Talmei Yosef project, are calculated in accordance with the fixed asset model and not in accordance with the financial asset model (IFRIC 12), and neutralizing expenses for share-based payment, when the data of assets or projects whose Commercial Operation Date occurred in the four quarters that preceded the test date will be calculated based on Annual Gross Up. The Adjusted EBITDA shall be calculated in accordance with the data of the four quarters prior to the time of the test, cumulatively, in accordance with the Company’s consolidated annual financial statements or its consolidated quarterly financial results.

“Annual Gross Up” shall mean the division of the Adjusted EBITDA by the number of days in the period commencing on the Commercial Operation Date or on the purchase date, as the case may be, and ending on the test date, multiplied by 365.

“Commercial Operation Date” – regarding projects for the construction of electricity production facilities owned by the Company (in whole or in part): the date in which the construction of the project was completed and the project started providing electricity produced therein to the relevant power grid; regarding systems under commercial operation that were purchased by the Company (in whole or in part): the date of their purchase.

[2]	Minimal Adjusted Balance Sheet Equity

a.
For the purpose of the cause for immediate repayment in clause 9.1.13 of the Deed: the Adjusted Balance Sheet Equity of the Company, as defined above, according to the consolidated financial statements or the consolidated quarterly financial results last published, shall not be less than 75 million Euros over a period of two consecutive quarters.

b.
For the purpose of adjusting the interest as set forth in clause 4.3.1 in the Terms on the Other Side of the Page: the Adjusted Balance Sheet Equity of the Company, as defined above, according to the consolidated financial statements or the consolidated quarterly financial results last published, shall be not less than 80 million Euros.

[3]	The Ratio of Net Financial Debt to Net Cap:

a.	For the purpose of the cause for immediate repayment in clause 9.1.13 of the Deed: the ratio of Net Financial Debt to Net CAP shall not exceed 65% over a period of three consecutive quarters.

b.	For the purpose of adjusting the interest, as set forth in clause 4.3.1 of the Terms on the Other Side of the Page: the ratio of Net Financial Debt to Net Cap shall not exceed 60%.

[4]	The Ratio of Net Financial Debt to Adjusted EBITDA:

a.	For the purpose of the cause for immediate repayment in clause 9.1.13 of the Deed: the ratio of Net Financial Debt to Adjusted EBITDA shall not exceed 12 over a period of three consecutive quarters.

b.	For the purpose of adjusting the interest, as set forth in clause 4.3.1 of the Terms on the Other Side of the Page: the ratio of Net Financial Debt to Adjusted EBITDA shall not exceed 11.

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[5]	General

The test of the Company’s meeting each of the financial covenants in respect of each quarter shall be performed upon publishing each financial statements or each financial results, as the case may be, when in each of the stated reports, the Company shall state its meeting or its failure to meet each of the financial covenants, including the numerical data.

As long as the Debentures (Series E) have not yet been fully paid, the Company undertakes to inform the Trustee by a written notice signed by a senior financial officer in the Company with a calculation of each of the financial covenants, all in a format to the Trustee’s satisfaction, within 10 Business Days after publishing any financial statement or financial results of the Company, regarding its meeting the terms of clauses [2] to [4] above. The Trustee may rely on the Company’s confirmation and it shall not be required to perform another examination.

If it turns out that according to the financial statements or the financial results, the Company did not meet any of its undertakings mentioned in sub-clauses [2] to [4] above (including), and its failure to fulfill its undertakings as mentioned continued during the periods as stated in clauses [2](a), [3](a) or [4](a) above (as the case may be: the “Review Period”), then the provisions of clause 9.1.13 of the Deed of Trust shall apply. It is clarified that for the purposes of clause 9 of the Deed of Trust, the date in which the cause for calling for immediate repayment arises, shall be deemed as the publication date of the financial statements (as such term is defined in clause 9 of this Deed) that are relevant to the last date of the Review Period.

Compliance by the Company with any of the financial covenants set forth in clauses [2]-[4] above, shall be calculated according to the accounting standard that applies to the Company in accordance with the financial results for 9/30/2022 (hereinafter: the “Previous Accounting Principles”). The Company shall publish in the framework of publishing its annual financial statements or financial results, as the case may be, the figures on which it based the calculation of the ratio of Net Financial Debt to Net Cap and the data on which it has based the calculation of the Adjusted EBITDA.

If there shall be a Material Change to the Generally Accepted Accounting Principles and/or regulatory changes pertaining to the Previous Accounting Principles, or in the event that the Company adopts voluntarily an accounting standard and the adoption of the said standard causes a Material Change, the relevant tests in this Appendix 6.2 above shall be implemented in accordance with the financial statements (as they are defined in clause 9 of the Deed of Trust) prepared in accordance with the Previous Accounting Principles, ignoring the changes as stated, and the Company shall furnish to the Trustee, upon transferring the approval of its meeting the financial covenants as stated in this clause above, in each quarter, a report of adjustment to the accounting principles applying to the Company in accordance with the Previous Accounting Principles, all in a format to the Trustee’s satisfaction. In the event of a change as said, the Company shall include in the financial statements (as such term is defined in clause 9 of this Deed) the data that the Company used for the purpose of substantiating the calculation of the financial covenants set out in clauses [2] to [4] (including) above (pro forma report).

For the purpose of this clause, “Material Change” – means a change of at least 5% cumulatively, pertaining to all changes in accounting standards and regulation which have applied, between the relevant standard as stated, as of the date of the financial statements, as it shall be calculated in accordance with the Generally Accepted Accounting Principles which shall apply to the Company at the time of the financial statements, and between the relevant standard, as of such date, as it shall be calculated in accordance with the Previous Accounting Principles.

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Undertakings Pertaining to Distribution

As long as Debentures (Series E) shall exist in circulation (in other words as long as they were not fully paid, including by way of a self-purchase and/or early redemption), the Company shall be entitled to perform a distribution (as this term is defined in the Companies Law) including the distribution of dividends, to its shareholders at any time, provided that in any event of such distribution all following conditions are met: (a) the Adjusted Balance Sheet Equity of the Company according to its financial statements  (as such term is defined in clause 9 of this Deed), after such distribution, shall not be less than 90 million Euros, (b) the ratio of Net Financial Debt to Net Cap shall not exceed 60% after performing the distribution; (c) the ratio of Net Financial Debt to Adjusted EBITDA after performing the distribution shall not exceed 9; (d) the Company shall not distribute more than 60% of the profit appropriate for distribution, according to the Financial Statements of the Company; (e) the Company shall not distribute a dividend on the basis of revaluation profits which were not yet realized (for the avoidance of doubt, negative goodwill shall not be considered as revaluation profit); (f) the Company meets all its material undertakings to the Debenture Holders in accordance with the provisions of this Deed; (g) at the time of the distribution as well as after the distribution there is no cause for immediate repayment; and (h) no distribution shall be performed as long as a “warning sign,” as such term is defined in the Securities Regulations (Periodic and Immediate Reports), 5730-1970, exists.

It shall be clarified that in case of adopting a plan for repurchase of shares by the Company, the Company shall be required to meet the conditions set forth above upon adopting the repurchase plan and with regards to the scope of the plan in its entirety and no additional check shall be performed of meeting any of the aforementioned conditions in any case of performing a purchase under the plan adopted as stated.

It is hereby clarified, that any amount not actually distributed in a certain calendar year, out of the maximal amount for distribution which the Company was entitled to distribution in accordance with the stated in this sub-clause above, shall accumulate to the Company’s credit, which shall be entitled to distribute it at later times and until the full repayment of the Debentures, all subject to the provisions of Section 302 of the Companies Law and subject to its meeting the full limitations of distribution set forth in this appendix above.

No later than five Business Days after a decision is made regarding the distribution as mentioned, the Company shall transfer to the Trustee confirmation signed by a senior financial officer in the Company, regarding the Company meeting the limitations in this paragraph including detailed calculations, all in the format to the Trustee’s satisfaction. The Trustee may rely on the Company’s confirmation and shall not be required to perform an additional examination on its behalf.

Except as set forth in this clause, the Company declares that as of the date of signing this Deed of Trust, it is not aware of any restrictions that could affect its ability to perform a distribution in the future or to perform a repurchase of its shares, except for legal general restrictions that apply to performing distributions in the Companies Law and except for restrictions that apply to the Company by the Deeds of Trust regarding the Debentures (Series C) and the Debentures (Series D) of the Company. Therefore, as long as the Company satisfies the conditions for the performance of the distribution, distributions shall be performed (to the extent that distributions will be performed) at the sole discretion of the Company and for any reason that the Company will see fit.

It shall be clarified, that for the purpose of inspecting the Company’s meeting the terms set forth in this clause, the provisions stated in this appendix above regarding the change in accounting standards shall apply.

Undertakings Pertaining to Transactions with Controlling Parties

Until the full and final repayment of the Debentures (Series E),  to the extent that the Company shall fail to meet any of the financial covenants set forth in clauses [2](a), [3](a) or [4](a) above, and so long as that failure has not been remedied, without taking into consideration the remedy and waiting periods in connection with the said financial covenants, the Company shall not be entitled to enter into new transactions with controlling parties without receiving the approval of the Debenture Holders in an Ordinary Resolution. It shall be clarified that this limitation shall not apply in any of the following cases: (a) renewal of transactions under identical terms or terms which do not benefit the controlling parties compared to the transactions existing on the date of the failure to meet the financial covenants, (b) transactions pertaining to the terms of office or employment or providing management services on behalf of the controlling party, his relative or anyone on his behalf under conditions that do not deviate from the transactions existing on the date of the failure to meet the financial covenants or which do not deviate from the compensation policy of the Company as shall be in effect at the relevant time, (c) investments in the Company’s capital or loans or providing financing in any other way, in respect of which the Company declares to the Trustee, 5 Business Days from the date of adopting a resolution for the purpose of this matter, that it is intended to remedy the noncompliance of the Company with one or more covenants that are breached; (d) transactions which are under market terms as shall be determined by the Company’s audit committee, (e) transactions which are not extraordinary transactions as such term is defined in the Companies Law, and (f) transactions which fall under the categories of reliefs which are set forth in the Companies Regulations (Reliefs for Transactions with Interested Parties), 5760-2000, or any other reliefs as they shall be from time to time in accordance with any law regarding transactions with controlling parties.

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Appendix 7

Collaterals

1.	Preamble; interpretation; definitions; coming into force

1.1.
As used in this Appendix 7, the following terms shall have the respective meanings set forth beside them below and to the extent no meanings were ascribed in the Appendix below, the meanings specifically ascribed to them in the Deed of Trust:

“Ellomay Energy Ltd.”:  Ellomay Clean Energy Ltd., Company Reg. No. 51-452458-6, a private company wherein the entire rights, including the voting rights (100%), are under direct ownership of the Company, and that is the general partner in the pledgor. The structure of holdings in the pledgor and the holdings of the pledgor in Dori Energy and the holdings of Dori Energy in Dorad (as these terms are hereinafter defined) is as follows:

“Financial Collateral”; Financial Collaterals and/or Guarantees, as these terms are defined hereunder:

“Financial Collaterals”: cash, shekel monetary deposits, short-term loans and Bank Guarantees that will be deposited in the Trust Account, as hereinafter defined. The collateral value of the Financial Collaterals will be equal to the full amount of cash, financial deposits or the value of the securities or the loans according to the closing rate in the Stock Exchange one trading day before the review date, as the case may be, including returns accrued in respect whereof, if and to the extent accrued.

“Bank Guarantees”: autonomous, unconditional, irrevocable and independent guarantees of a bank in Israel or an insurance company in Israel, that are part of the five biggest banks/insurance companies (as the case may be) in Israel, and that are rated by a rating company in a rating of Aa2 of Midroog Company or an equivalent rating, that will be provided from time to time (if any) in favor of the Trustee by the Company in accordance with the provisions of this Deed. The Bank Guarantees, if and to the extent provided, shall be in effect for a period of one year and shall be extended from time to time until the full and final payment of the Debentures. Non-renewal of the guarantee up to fourteen (14) days prior to its expiration will cause the Trustee to forfeit the guarantee and deposit the amounts obtained from the forfeiture in the Trust Account. It is clarified that the forfeiture of the guarantee and the depositing of its consideration in the Trust Account shall not constitute, in and of themselves, cause for calling for immediate repayment of the Debentures. The collateral value of the Bank Guarantees shall be equal to the amount of the Bank Guarantees, in accordance with their terms.

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It is clarified that the Company shall be entitled at any time to replace the Financial Collateral, to the extent that such a collateral was provided, in whole or in part, with another Financial Collateral, unless the guarantee was forfeited in the manner set out above, and in such circumstances as said there shall be no option to exchange the forfeiture amounts with any other collateral.

“Dorad”: Dorad Energy Ltd., Company Reg. No. 51-332643-9, a private company whose issued and paid capital and voting rights therein are held directly by Dori Energy at a rate of 18.75% as of the signing date of this Deed. The holdings of the Company in Dorad are solely through the holdings of the Company (100%) in the Pledgor, that holds directly, as stated hereunder, 50% of the issued and paid capital of Dori Energy. Dorad is the owner and the operator of a private power plant, mainly based on natural gas, with a maximum production capacity of approximately 860 Megawatt, in the Ashkelon area. For further information regarding the activities of Dorad, see Item 5.B in the annual report that the Company published in the Distribution Website of the Securities Authority on March 31, 2022, and the Shelf Offering Report.

“Dori Energy”: U. Dori Energy Infrastructure Ltd., Company Reg. No. 51-340678-5, a private company in which, as of the signing date of this Deed, the Pledgor holds directly a rate of 50% of the issued and paid-up capital and the voting rights therein, including in full dilution. As of the signing date of this Deed, the only activity of Dori Energy is holding of the Dorad shares that constitute, as of the signing date of this Deed, 18.75% of the issued and paid-up capital of Dorad (i.e., the part of the Company in Dorad, indirectly, through its full holding (100%) directly in Ellomay Energy Ltd. and in the Pledgor is 9.375% of the issued and paid-up capital of Dorad, including on a fully-diluted basis).

The “Senior Debt”: the credit and the other financial means that were provided by a consortium of finance providers to Dorad, for the purpose of building the power plant in Dorad by virtue of agreements that were signed in 2010, some of which were amended in 2011. For further information see Item 5.B in the annual report that the Company published in the Distribution Website of the Securities Authority on March 31, 2022.

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The “Existing Shareholders’ Loans to Dori Energy” or the “Pledged Shareholders’ Loans”: the shareholders’ loans that were provided to Dori Energy by the Pledgor until the signing date of this Deed of Trust in accordance with a loan agreement made between Dori Energy and the Pledgor, dated January 19, 2023, and the capital notes that were signed between Dori Energy and the Pledgor, from no. 5 to no. 8, dated December 31, 2022 (hereinafter jointly the “Pledged Shareholders’ Loans Agreements”).

The “Pledged Assets”: as defined in clause 2.1 hereunder.

The “Dori Energy Agreements”: the shareholders agreement and the investment agreement, both dated November 25, 2010 (as amended from time to time) that were signed between the Pledgor, the Luzon Group and Dori Energy in connection with Dori Energy (hereinafter respectively: the “Shareholders Agreement in Dori Energy” and the “Investment Agreement in Dori Energy”).

The “Liability Value”: the amount of the outstanding principal amount of the Debentures as amended from time to time with the addition of the outstanding interest (including interest in arrears) that accrued in accordance with the terms of the Debentures on this balance and has not been actually paid.

“Exercise Date of the Pledged Assets”: shall be deemed as the date in which the resolution was adopted, in accordance with and subject to the provisions set forth in the Deed of Trust regarding the calling of the Debentures (Series E) for immediate repayment or regarding the realization of collaterals, or the date in which the Trustee approached the court for the purpose of realizing collaterals or for the purpose of calling the Debentures (Series E) for immediate repayment, whichever is earlier.

The “Pledgor”: Ellomay Clean Energy, LP, Reg. No. 55-024095-6, holding directly 50% of the issued and paid-up capital of Dori Energy, and in which the general partner is Ellomay Energy Ltd. and whose only limited partner is the Company.

The “Dorad Instruments of Incorporation”: the Articles of Dorad, as approved on November 20, 2010, and the Shareholders Agreement of the same date that was signed between Dorad and its shareholders; Eilat-Ashkelon Infrastructure Services, Zorlu Enerji Elektrik Uretim A.S, Edelcom Ltd. and Dori Energy.

The “Luzon Group”: Amos Luzon Entrepreneurship and Energy Group Ltd., a public company whose shares are traded in the Tel Aviv Stock Exchange Ltd., holding 50% of the issued and paid-up capital of Dori Energy (i.e., the part of the Luzon Group in Dorad, is 9.375% of the issued and paid-up share capital of Dorad, including on fully diluted basis).

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2.	Securing the Debentures

2.1.
For the purpose of ensuring the full and accurate performance of the entire undertakings of the Company in accordance with the terms of the Debentures (Series E), and for the purpose of ensuring the full and accurate payment of the entire amounts that are due to the Debenture Holders (Series E) from the Company in accordance with the Deed of Trust, including the payments of principal and interest and interest in arrears, to the extent applicable, and for the purpose of securing additional amounts that the Company will owe in accordance with the Deed of Trust, including the expenses for the realization of the collaterals, and in particular the legal expenses in connection therewith (hereinafter: the “Secured Amounts”), the Company hereby undertakes that the collaterals as stated hereunder shall be created and registered in favor of the Trustee:

2.1.1.	Pledge on the shares of Dori Energy

A single, fixed, senior pledge, for an unlimited amount, on 10,000 ordinary shares of Dori Energy that are owned by the Pledgor, NIS 0.01 par value each, numbered 10,001 to 20,000, constituting, as of the date of this Deed, 50% (fifty percent) of the issued and paid-up capital of Dori Energy and the voting rights therein (on fully-diluted basis), including the Rights Attached thereto (hereinafter: the “Pledged Shares”) and that constitute, as of the date of this Deed, the entire direct and indirect holding of the Company in Dorad. The Company will cause that a pledge shall be registered in the Registrar of Pledges in accordance with the law, on the Charged Shares and the Rights Attached thereto (as such term is defined the clause hereunder) in favor of the Trustee, for the Debenture Holders (Series E) as stated above. In addition to the said pledge, the Pledgor undertakes to deposit with the Trustee the share certificate(s) registered in the name of the Pledgor in respect of the Pledged Shares of Dori Energy, together with a transfer deed, undated, and signed by the Pledgor. For further information see clause 2.2 hereunder.

The “Attached Rights” in this Appendix hereinabove and hereunder shall mean: all rights stemming from and/or that will stem from the Pledged Shares and/or the rights in the Pledged Shares and/or by virtue of the Pledged Shares and the returns stemming therefrom, including, and without prejudice to the generality of the aforesaid: (a) the assets, funds or the rights and benefits and property rights of any kind and of any type that are due from time to time in respect of the Pledged Shares and/or by virtue of the Pledged Shares including bonus shares, rights to indemnity and/or compensation and any dividend, in cash or in kind, and any other distribution in respect of the Pledged Shares and/or by virtue of the Pledged Shares and rights to securities that will be issued in respect of and/or in connection with the Pledged Shares and any consideration paid in respect whereof; and all sums and/or assets that are due in respect of or by virtue of the Pledged Shares including the right to surplus assets in the event of liquidation, and any other substantially similar right, and the proceeds obtained from their sale and/or in respect whereof or other rights; and (b) the entire rights in Dori Energy, that the law and/or any other agreement, if any, confer and will confer from time to time on the Pledgor in respect of and/or by virtue of the Pledged Shares including, but not limited to, voting rights by virtue of the Pledged Shares, the right to appoint directors, the right to surpluses in the event of liquidation of Dori Energy and any other substantially similar right. It is hereby clarified that notwithstanding the aforesaid, until the Realization Date of the Pledged Assets, the Pledgor shall be entitled to obtain to its possession all dividends that will be distributed, to the extent that such dividends are distributed in cash or in kind, in respect of the Pledged Shares, and use them in any manner it deems fit. It is clarified that to the extent that the Company and/or the Pledgor purchases additional shares in Dori Energy (whether following exercise of a right of first refusal, exercise of a priority right or in any other transaction), the charge shall not apply to the said additional shares.

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It is clarified that until the Exercise Date of the Pledged Assets, the Pledgor shall be entitled to use the rights attached to the Charged Shares, including the voting rights and the rights to appoint directors, provided that the exercising of its rights as said shall be without prejudice to the rights granted to the Debenture Holders in accordance with this Deed and in accordance with the provisions set forth in any law.

As of the Exercise Date of the Pledged Assets, as such term is defined in clause 1 of this Appendix, the entire dividends that will be distributed, to the extent that such dividends are distributed, in respect of the Pledged Shares, including the bonus shares, will be deposited directly in the Trust Account and held in the Trust Account and used for the purpose of paying the Secured Amounts.

For a definition of the term “Exercise Date of the Pledged Assets” see in clause 1 above.

2.1.2.	Pledge of the Trust Account

A single, senior and fixed pledge, for an unlimited amount, on the entire rights of the Company and the Pledgor of any kind, existing in the present and that will exist in the future (to the extent that there are any) from time to time, towards and from the Trust Account including all secondary accounts thereof and everything deposited therein, including on all funds and/or deposits and/or securities that are deposited and/or that will be deposited in the Trust Account including all secondary accounts from time to time and any consideration obtained in respect whereof, including their returns.

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2.1.3.	Pledge of rights in connection with the Existing Shareholders’ Loans to Dori Energy

A single, senior, floating pledge2 for an unlimited amount, on the Pledged Shareholders’ Loans Agreements and an assignment of right by way of a pledge on the entire rights of the Pledgor in connection with the Pledged Shareholders’ Loans Agreements.

The said pledge will be imposed on the balance of the Existing Shareholders’ Loans to Dori Energy as will be from time to time, and there shall be no need to amend the pledge on the Existing Shareholders’ Loans to Dori Energy.

It is clarified that until the Exercise Date of the Pledged Assets, the Pledgor shall be entitled to make any change in the terms of the Pledged Shareholders’ Loans, at its discretion, including to receive the full payment of the Pledged Shareholders’ Loans and use them at its discretion, to forgive the Pledged Shareholders’ Loans and/or to convert the Pledged Shareholders’ Loans to other rights in Dori Energy. For the avoidance of doubt, it is clarified that the Pledgor undertakes not to use its rights as said in a manner that will impair and/or that might reasonably impair the rights of the Holders. It shall be further clarified that receiving the payment for the Existing Shareholders’ Loans, in whole or in part, using the sums obtained from the payments, converting the shareholders’ loans to capital notes and conversion of the capital notes into shareholders’ loans, deferring the payment dates and the payment or early payment of the capital notes shall not be deemed as actions that impair or that might reasonably impair the rights of the Holders.

As of the Exercise Date of the Pledged Assets, as meant by this term in clause 1 of this Appendix, the entire sums in respect of the payment of the Pledged Shareholders’ Loans will be transferred to the Trust Account and held in the Trust Account and will be used for the purpose of paying the secured amounts.

For a definition of the term “Exercise Date of the Pledged Assets,” see in clause 1 above.

The Pledgor undertakes that to the extent that the Pledged Shareholders’ Loans are converted, in whole or in part, into any rights in Dori Energy (including the shares of Dori Energy and including additional capital notes), the said rights will be charged in favor of the Trustee in a single, senior, floating charge, for an unlimited amount. The Company will notify the Trustee, in 3 Business Days as of the date of performing such a conversion as said, and will act for the purpose of filing the charge documents on the additional rights in favor of the Trustee for the Debenture Holders, in 10 Business Days as of the conversion date, and all to the satisfaction of the Trustee.

The Company will state in its annual report any change that was performed in the terms of the Pledged Shareholders’ Loans or give disclosure stating that no change was made in the terms of the Pledged Shareholders’ Loans (as the case may be), and will include disclosure regarding the payment, including partial payment, of the Pledged Shareholders’ Loans that was made during the reporting period and the balance of the Pledged Shareholders’ Loans as of the date of the financial statements that will be published concurrently with the annual report.

 ________________________
2 See Section 244 “Restrictions on a floating charge” of the Insolvency Law that provides, inter alia, that when issuing an order to commence proceedings, a creditor secured by a floating charge shall be entitled to recover the secured debts from the assets subject to the floating charge for an amount that will not exceed 75% of the consideration obtained from the realization of the floating charge assets. In addition, from the proceeds obtained from the realization of the assets charged under the floating charge (as opposed to the fixed charge) the debts to creditors with priority are paid first, and only the balance is paid to the creditor secured by a floating charge (and, as said, 75% of the consideration only).

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The Pledged Shares, the rights of the Company and the Pledgor in connection with the Trust Account and anything deposited therein, and the Pledged Shareholders’ Loans shall be referred hereinabove and hereinafter: the “Pledged Assets.”

The Pledgor will deliver to Dori Energy a notice regarding the pledge of the Pledged Shares and the Pledged Shareholders’ Loans in favor of the Trustee for the Debenture Holders (Series E) and irrevocable instructions as follows: (a) an instruction to transfer the rights in the Pledged Shares (including the dividends in respect whereof) and/or sums for the payment of the Shareholders’ Loans directly to the Trust Account, as of the date Dori Energy receives a notice from the Trustee regarding the occurrence of an event that constitutes the Exercise Date of the Pledged Assets and until the full payment date of the Debentures or until the date in which Dori Energy receives notice from the Trustee regarding the elimination of the event that constitutes the Exercise Date of the Pledged Assets, whichever is earlier; (b) an instruction stating that, to the extent that this is contingent on Dori Energy, Dori Energy will not allow to confer a right on a third party in the Pledged Shares without obtaining the prior and written approval of the Trustee, and to the extent that it became aware that a third party purchased the rights in the Pledged Shares without obtaining the Trustee’s approval, it shall deliver written notice to the Trustee about the same at the earliest opportunity, and all in a manner to the satisfaction of the Trustee (hereinabove and hereinafter jointly: the “Notice and the Irrevocable Instructions”). To the extent that there is a dispute regarding the right to call the Debentures for immediate repayment and/or the realization of the collaterals, in such circumstances, as of the date a notice is delivered to Dori Energy by the Trustee as stated above, the sums that the Trustee will receive from the dividends, to the extent that such sums are distributed, or in respect of the payment of the Charged Shareholders’ Loans, to the extent that these loans are paid, will be held in trust in the Trust Account until the dispute is resolved.

It is clarified that anything stated in this Appendix in connection with the Pledged Shares and the Pledged Shareholders’ Loans shall also apply to additional shares of investees and/or shareholders’ loans (as the case may be), to the extent that these are charged in favor of the Trustee as alternative collaterals in accordance with the provisions set forth in the Deed of Trust.

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2.1.4.	An undertaking to avoid the creation of a floating charge on the entire assets of the Company (negative pledge)

For as long as the Debentures (Series E) have not yet been fully repaid in any manner, including by way of a self-purchase and/or early redemption, the Company undertakes not to create a floating charge on all of its assets and rights, existing and future, in favor of any third party to secure any debt or undertaking and this is as opposed to fixed charges or floating charges on certain assets or a floating charge on a certain number of assets that the Company may create without the need to receive the consent of the Trusted or of the Debenture Holders.

Notwithstanding the aforesaid, the Company shall be entitled to create a floating charge on all of its assets as aforesaid in favor of a third party, in each one of the following cases:

(1)	A receipt in advance of the consent of the Debenture Holders (Series E), which shall be adopted in a Special Resolution; or

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(2)
The Company shall create, in favor of Holders of Debentures (Series E) together with creating the floating charge on all of its assets and rights, current and future, in favor of the third party, a floating charge on all of its assets and rights, current and future, also in favor of the Holders of Debentures (Series E) of the same priority, pari passu, which shall remain in force up to the removal of the charge which shall be registered in favor of the third party, and this is as long as outstanding Debentures (Series E) shall exist (namely, as long as they were not fully paid or removed in any manner, including by way of a self-purchase and/or early redemption); or

(3)
The Company shall make available in favor of the Holders of Debentures (Series E), by the Trustee, together with the creation of the floating charge on its entire assets and rights, current and future, in favor of the third party, an irrevocable autonomous bank guarantee which shall be issued by bank/s or financial institution/s in Israel, rated at no less than ilAa2 of Midroog or an equivalent rating, at a total equaling the amount guaranteed by the floating charge created in favor of the third party, or a total constituting the non-paid balance of the debt to Holders of Debentures (Series E), taking into account the amount of the interest until the date of the final repayment of the Debentures, according to the lower of them at the time of creating the pledge.

It is clarified that the Company’s undertaking to not create a floating charge shall not apply to any of the following actions and pledges and that the Company has the right, at any time (subject to the restrictions according to any law and/or any other agreement that the Company is party to), to: (a) pledge its assets, including its rights, in whole or in part, by any other pledge except for a floating charge on all of its assets and rights, present and future, including, but not limited to, fixed pledges, including the creation of floating charges on specific assets, one or more, of the Company with respect to creating these charges (and bank accounts that can be pledged by a floating charge even without a fixed charge); (b) create a floating charge on all Company assets to guarantee the recycling (or re-recycling) of a loan guaranteed by a floating charge on all Company assets (and which met upon its creation, one or more of the conditions set forth in clauses 2.1.4(1) to 2.1.4(3) above), provided that the debt guaranteed by the new pledge as stated shall not exceed the unpaid balance of the debt guaranteed by the original debt; and (c) pledge on assets or rights purchased (or which shall be purchased) in a way that they were pledged prior to their purchase.

It is clarified that the stated in this sub-clause does not limit the Company in selling its assets and/or its businesses (without detracting from the stated in clause 9.1 of the Deed of Trust and its provisions). It is further clarified, for the avoidance of doubt, that this clause cannot restrict the companies held by the Company (including subsidiaries and affiliates, however excluding the Pledgor) from creating any charges, floating or fixed, on their assets, including on all of their assets.

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The Company declares that as of the date of signing this Deed, there is no floating charge in favor of a third party on all of the Company’s assets and rights, present and future and the Company did not undertake to register and/or provide such a charge. As of the date of signing this Deed there are charges on the assets of the subsidiaries of the Company in the framework of project financing, pledges on deposits in the framework of hedging transactions and additional pledges on the rights of the Company by virtue of shareholders’ loans and capital notes in connection with the pumped storage project in the Manara Cliff in favor of the financing entities of the project.

The Company undertakes that if it shall create a floating charge on all of its assets and rights, current and future, in accordance with the exceptions set forth above (i.e., sub-clauses (1) through 2.1.4(3) above, it shall notify the Trustee on the matter at least 3 Business Days prior to creating the charge, and shall specify in its notice, the clause due to which the Company is entitled to create a pledge as stated and how it will act in connection with the aforementioned exceptions, i.e., calling a Debenture Holders Meeting, registering a parallel charge, etc. It is clarified that to the extent that any fixed charges and/or specific charges are registered with respect to the entire assets of the Company, this undertaking shall lose its effectiveness.

If and insofar as a floating charge shall be given to the Trustee for the Debenture Holders as a security, as mentioned in this clause above, the following provisions shall apply:

(a)	The existence of a cause to declare the Debentures immediately payable and/or the realization of Collaterals is a preliminary condition to realizing a floating charge as mentioned.

(b)
The Trustee shall be entitled to enforce a floating charge before immediate repayment has been declared for the Debentures, in accordance with Section 35J1 of the Law or subject to adopting a decision of performing realizations in a resolution that shall be adopted by the Meeting of the Debenture Holders in accordance with the provisions of clause 9.2.4 of the Deed of Trust.

(c)
Enforcing the floating charge shall be performed in a manner that is expected according to the Trustee’s reasonable assessment to maximize the realization consideration from the floating charge and for this purpose the Trustee shall be entitled, subject to law, to determine the manner of enforcing this floating charge and the time when the floating charge should be enforced (hereinafter: the “Manner of Enforcing the Collaterals”).

Without derogating from any right that the Trustee has according to any law, the Trustee shall be entitled to receive instructions with respect to the Manner of Enforcing the Collaterals also by a Special Resolution that shall be adopted in a Meeting, on the agenda of which is the giving of instructions to the Trustee regarding the Manner of Enforcing the Collaterals. The Meeting of the Debenture Holders as mentioned, shall be entitled to authorize a representing body of the Debenture Holders for advising the Trustee regarding the Manner of Enforcing the Collaterals.

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Whenever the Company shall create a charge as mentioned in this sub-clause in favor of the Debenture Holders, and this is a charge that requires registration in the Registry of Charges managed at the Registrar of Companies for its perfection or any other registry as shall be required by any law, the charge shall be considered as legally registered only after the Company has furnished to the Trustee all the following documents, within 7 Business Days from the registration date of the charge:

(1)
A charge document in favor of the Trustee, in form to the satisfaction of the Trustee, bearing an original signature by the Company with an electronic approval of the Registrar of Companies, confirming receipt of the document that will bear a date which is not later than twenty one (21) days after the signature date on the charge document;

(2)
A notice of details of mortgages and pledges (Form 10), in form to the satisfaction of the Trustee, signed with an original “received” stamp from the office of the Registrar of Companies, which bears a date that is not later than twenty one (21) days after creating the notice;

(3)	An original pledge registration certificate from the Registrar of Companies;

(4)	An extract of the pledges from the Registrar of Companies or any other office or registrar as shall be required by any law, according to which this charge was registered;

(5)
An affidavit by the Company CEO or a senior financial officer in the Company that the charge does not contradict or it is not in contradiction to the Company’s undertakings to third parties, and that all approvals have been received by the Company pertaining to the creation of the pledge as stated, all according to the wording that shall be to the satisfaction of the Trustee at its reasonable discretion, which shall be delivered to the Trustee each year according to his demand;

(6)
An opinion of an external lawyer on behalf of the Company, originally signed, inter alia, with respect to the nature of the rights of the pledging party in the pledged asset, the manner of the pledge registration, its creditor priority, it being legal, valid and it being exercisable and enforceable against the pledging party according to the applicable law in Israel, in the wording that shall be to the satisfaction of the Trustee at its reasonable discretion, which shall be given to the Trustee each year according to its demand;

(7)	Any additional document required for the purpose of creating and/or registering the pledge by any law, in any relevant Registry;

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To the extent that a floating charge is created on the entire assets and rights, current and future, of the Company in favor of the Debenture Holders and in favor of any third-party as stated in this clause above, the realization of the charge by the Trustee of the Debentures (Series E) or by the third-party shall not require the approval of the Trustee for the Debentures (Series E) or the third-party, as the case may be (hereinafter collectively: the “Parties”) or of any of the Holders of the Debentures (Series E) or the third-party, as the case may be, or the delivery of advance notice to the other Parties regarding the intention to act in the said manner. To the extent that the third-party commences with the procedure for the realization of the charge, the Company will notify the Trustee about the same within seven (7) Business Days after the Company receives information in connection therewith.

An office holder (a receiver or any other office holder appointed for the purpose of realizing the charge) who will be appointed at the request of any of the Parties, may be appointed as an office holder for all the Parties. The Trustee shall be entitled to join a proceeding that will commence by any of the other Parties, at his discretion or following a decision adopted in the meeting of the Holders of the Debentures (Series E). The Company will provide to the Trustee the contact information for each of the Parties for the purpose of delivery of realization notices as said immediately after receiving the first request of the Trustee in connection therewith.

2.1.5.
Save as provided in clause 2.1.4 of this Appendix, and the limitations pertaining to the Pledged Assets included in this Appendix, no limitations regarding the imposition of different charges on their property shall apply to the Company or the Pledgor.

2.1.6.
The charges and the pledges that will be registered in favor of the Debenture Holders as stated in clauses2.1.1 to 2.1.3 will be registered in the registries of the Company and in the registries of the Pledgor that are managed by the Registrar of Companies and the Registrar of Pledges, as the case may be. To the extent that another registry is required during the time the Debentures are in effect for the purpose of registering any of the said charges, the Company and the Pledgor shall perform such registration immediately and shall provide all documents and proof that are required for the purpose of registering such a charge as said, and all in a form to the satisfaction of the Trustee.

2.1.7.
The Company and the Pledgor undertake that each shall cooperate and shall sign all documents and shall perform all actions that will be required for the purpose of creating and registering the charges and the pledges as stated in sub-clause 2.1 with respect to the relevant Pledged Assets, for each of them and on the dates it is required to pledge such assets.

2.1.8.
Immediately after the payment of the last payment in respect of the principal and the interest in respect of the Debentures (Series E), or the full settlement of the outstanding balance of the Debentures (Series E) in any manner (including by way of buyback and/or early redemption), the pledges that were created in connection with the Debentures shall expire and shall be deemed as void, without performing additional actions, and the Trustee will sign any document that is required for the purpose of canceling such charges as said, will deliver to the Company the share certificate and the share transfer deed the Trustee holds, and will deliver at the same time to the Company the sums deposited in the Trust Account including their returns (to the extent that there are such sums as said) with deduction of the required fees for the purpose of managing the account and with deduction of the fees and expenses of the Trustee, including in connection with the Trust Account.

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2.1.9.	It is further clarified as follows, notwithstanding anything to the contrary in the terms of this Deed of Trust:

2.1.9.1.
The charge of the Pledged Assets by the Pledgor will be created solely for the purpose of ensuring the obligations of the Company towards the Debenture Holders and/or anyone acting on their behalf in accordance with the Deed of Trust and that the signature of the Pledgor and/or Ellomay Energy Ltd. on irrevocable undertakings towards the Trustee to act in accordance with the provisions set forth in this Deed of Trust shall not impose on any of them any liability for the debts and/or the undertakings of any kind of the Company towards the Debenture Holders and/or anyone acting on their behalf, except for the provision of the Pledged Assets as a collateral for the payment of the debts and undertakings of the Company towards the Debenture Holders and/or anyone acting on their behalf, and an undertaking to act in accordance with the irrevocable undertaking, and except for undertakings that are included expressly in the irrevocable undertaking attached as Appendix 1 hereunder, and beyond to the sums that the Trustee and/or anyone acting on its behalf will receive from the Pledged Assets and/or beyond the consideration that the Trustee and/or anyone acting on its behalf will receive in respect of the realization of the Pledged Assets, the Pledgor and Ellomay Energy Ltd. shall not incur any cost and/or expense and/or payment including taxes and/or fees and/or levies (except for those applicable as a result of the realization of the relevant Pledged Asset and that are deducted from the consideration that will be obtained in respect of the realization) for any reason and of any kind towards the Debenture Holders and/or anyone acting on their behalf.

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2.1.9.2.
For the avoidance of doubt it is hereby clarified that only the amount that the Debenture Holders will receive from the realization of the Pledged Assets that were pledged by the Pledgor will be used for the purpose of performing the entire obligations of the Company in accordance with the Deed of Trust, and the Debenture Holders and/or anyone acting on their behalf waive in advance and may not present any additional demands towards the Pledgor or towards Ellomay Energy Ltd. by virtue of the Deed of Trust including Appendixes thereof.

2.1.9.3.
Therefore, in the event of breach of the undertakings of the Company towards the Debenture Holders and/or anyone acting on their behalf, the realization of the Pledged Assets that were pledged by the Pledgor, shall constitute the sole relief and/or remedy that the Debenture Holders and/or anyone acting on their behalf shall be entitled to towards the Pledgor or towards Ellomay Energy Ltd. (non-recourse) and if the proceeds obtained from the realization of the Pledged Assets is insufficient for the purpose of paying the entire debts and undertakings of the Company – the Debenture Holders and/or anyone acting on their behalf will not claim and/or demand from the Pledgor and/or from the partners of the Pledgor (other than the Company) including Ellomay Energy Ltd., to the extent that there are any, to pay them any amount, except for the amount of the guarantee set out in Appendix 1, to the extent that the guarantee enters into force, and they shall have no claims and/or demands, whether financial or other, including in anything related to the expenses and payments pertaining to the realization of the charges on the Pledged Asset as said.

2.1.9.4.
It is clarified that despite the fact that the right to receive dividends and payment of the Pledged Shareholders’ Loan is pledged to the Debenture Holders (Series E), it is possible that no actual dividends will be paid and that the shareholders’ loans will not be returned and that no consideration by virtue of the said charges will be received.

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2.1.9.5.
It is clarified that the provisions of clause 2.1.9 above shall be without prejudice to the undertakings of the Company in accordance with the Deed of Trust, including its undertaking to make full and timely payment of the Debentures.

2.2.	Transfer of the Offering Proceeds to the Company

2.2.1.
The offering proceeds that the offering manager will receive in respect of the issuance of the Debentures (Series E), in net values, after payment of the issuance expenses (including early commitment fees) shall be transferred by the offering manager fully, including all returns in respect whereof, to the Trust Account in which the rights of the Company, to the extent that there are any, will be charged as said in favor of the holders of a single, senior, fixed charge for an unlimited amount even before the sums are transferred in accordance with the provisions of clause 2.1.2 above.

2.2.2.
Solely with respect to the proceeds of the offering, the Company shall deliver to the Trustee written instructions regarding the manner of investment of the sums that are deposited in the Trust Account, and the Trustee will act solely in accordance with these instructions, provided that the sums are invested in the manner set out in clause 18 of the Deed of Trust. The Trustee shall not be held liable for examining the nature of investments of the sums in the Trust Account, and shall not be held liable for the results of the investment. The Company shall incur the expenses and fees in connection with the opening, management and closing of the Trust Account.

The Company regards the receipt of the issue proceeds by the offering manager as payment of the proceeds to the Company, and consequently shall request the registration of the Debentures (Series E) for trading in the Stock Exchange after the offering manager receives the proceeds as said.

2.2.3.
The Trustee shall transfer the net offering proceeds that were received in the Trust Account to a bank account in the name of the Company or to another bank account as ordered by the Company in writing, within two Business Days after the Trustee received all of the following documents to its satisfaction:

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2.2.3.1.
A copy of the pledge documents (charge agreements and pledge agreements signed by the relevant parties in connection with the Pledged Assets and forms containing information about mortgages and charges (Form 10) or a pledge notice (Form 1) as the case may be, in respect of the entire Pledged Assets), in a form to the satisfaction of the Trustee, and that were submitted for registration in the Registrar of Companies and/or the Registrar of Pledges (as required and in accordance with the provisions set forth in any law) with electronic confirmation or proof regarding receipt for payment, in respect of the registration of the charges and/or the pledges (as the case may be) on all Pledged Assets. It is clarified that the charge documents shall be submitted for registration within 21 days as of the date of their creation.

2.2.3.2.
The charge registration certificates or the confirmation of registration of a pledge in respect of each of the Pledged Assets in the Registrar of Companies or the Registrar of Pledges, as the case may be, together with an updated output from the Registrar of Companies or the Registrar of Pledges, as the case may be, confirming that the registration of the charge or the pledge is true and accurate, as the case may be, with respect to the entire Pledged Assets; notwithstanding the said, it is clarified that this condition will be satisfied to the extent that the Trustee receives an updated output from the Registrar of Companies or the Registrar of Pledges, as the case may be, confirming that the charge or the pledge were registered, even if the Trustee does not receive the charge registration certificates from the Registrar of Companies or confirmation regarding the registration of the pledge from the Registrar of Pledges, as the case may be. No later than five (5) Business Days as of the date of issuance of the charge registration certificates from the Registrar of Companies or confirmation of registration of the pledge in the Registrar of Pledges, as the case may be, by the Company or the Pledgor, as the case may be, the Company or the Pledgor, as the case may be, will deliver to the Trustee a true and certified copy of the charge or the pledge certificates (as the case may be).

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2.2.3.3.
The opinion of an external counsel of the Company and the Pledgor, as the case may be, with respect to the charges and the pledges on each of the Pledged Assets, including confirmation that these are not in contradiction to the instruments of incorporation of the Company or the Pledgor, as the case may be, and that these are exercisable and enforceable in Israel according to their level of pledge or charge, as the case may be, that were registered on all the Pledged Assets, and are valid, lawfully registered and approved by the Company or the Pledgor, as the case may be, in accordance with the provisions set forth in any law and including the Articles of the Company and the instruments of incorporation of the Pledgor, as the case may be, and all in a form to the satisfaction of the Trustee.

2.2.3.4.
A copy of the Notice and the Irrevocable Instructions that were sent from the Pledgor to Dori Energy in accordance with the provisions of clause 2.1 above, and confirmation by Dori Energy that it will act in accordance with the said instruction.

2.2.3.5.	An original executed undertaking by the Pledgor and Ellomay Energy Ltd., in the form attached as Appendix 1 of this Appendix.

2.2.3.6.
An original executed affidavit by a senior officer in the Company and the Pledgor, as the case may be, confirmed by an external attorney, confirming that the pledge on the relevant Pledged Asset was lawfully registered and is not in contradiction to or in violation of other undertakings of the Company or the Pledgor (as the case may be) and in a form to the satisfaction of the Trustee.

2.2.3.7.
The approval and consent of the representative of the Lenders and the Luzon Group (as stated in clause 3.7 hereunder) for the creation and the registration of the charges on the Pledged Assets (except for the Trust Account in respect of which their approval is not required) in favor of the Trustee for the Debenture Holders.

2.2.3.8.	A share certificate(s) in the name of the Pledgor in respect of the shares pledged from number 10,001 to no. 20,000, together with a signed and undated transfer deed.

2.2.3.9.
A true and certified copy from the Shareholders’ Register of Dori Energy, approved and signed by a senior officer in Dori Energy, including a note regarding the pledge of the Pledged Shares in favor of the Trustee.

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2.3.
If the conditions set forth in clause 2.2.3 above are not fully satisfied to the satisfaction of the Trustee until expiration of the Specified Period (as hereinafter defined), the Company shall perform compulsory early redemption of the outstanding balance of the Debentures, as stated hereunder. The “Specified Period”: 90 days as of the date in which the entire issue proceeds were deposited in the Trust Account. However, the Trustee shall be entitled to extend the 90-day period by 90 additional days, at its discretion, if the Trustee is of the opinion that it is necessary for the purpose of satisfying the entire conditions set out in clause 2.2.3 above. The extension of the said period for a period exceeding 180 days shall be made possible by adopting an Ordinary Resolution.

To the extent that the conditions set out in clause 2.2.3 above are not fully satisfied to the satisfaction of the Trustee until the expiration of the Specified Period, the Company will publish an Immediate Report in which the Company will announce regarding the performance of full compulsory early redemption of the outstanding balance of the Debentures and its date. The compulsory early redemption date will be no less than seventeen (17) days and not longer than forty-five (45) days after the report of the Company as said.

In such circumstances as said, the outstanding balance of the Debentures (Series E) principal, in addition to annual interest accrued for the period commencing on the first trading day after the listing for trade of the Debentures (Series E) and until the compulsory Early redemption date (that will be calculated based on the number of days during the said period based on 365 days a year) will be paid to the Debenture Holders (Series E) with deduction of tax as required by law. In the said Immediate Report the Company will publish the amount of the principal paid in the full Early redemption and the interest accrued in respect of the said principal amount until the compulsory full Early redemption date. To the extent required, the Company undertakes to transfer to the Trust Account, no later than three (3) Business Days prior to the payment date of the compulsory early redemption, an amount equal to the difference between the funds deposited in the Trust Account at the time and the amount for payment to the Debenture Holders in respect of the compulsory early redemption. The Company shall be responsible for performing all actions required in accordance with the provisions set forth in any law for the purpose of performing the Early redemption, including with the Stock Exchange clearing house, and will provide to the Trustee on time any document and any approval that the Trustee requires for the purpose of completing these actions. After performing the compulsory early redemption, this Deed of Trust shall expire and shall no longer be in effect. For the avoidance of doubt, it is clarified that the provisions of clause 8.2 of the Deed of Trust titled “Early redemption initiated by the Company” shall not apply to early redemption by the Company as stated in this clause 2.3.

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2.4.
In return for the full and final repayment of the Debentures to the satisfaction of the Trustee, the charges as stated in the Deed of Trust shall be void and the Trustee undertakes that in such circumstances as said the Trustee will sign all documents that will be reasonably required for the purpose of removing the charges as stated in the Deed of Trust on the said payment date.

2.5.
For the avoidance of doubt, it is clarified that the Trustee shall not be obligated to review, and in practice the Trustee did not review the need to provide additional securities for the purpose of securing the payments to the Debenture Holders. The Trustee was not asked to conduct and the Trustee did not de facto conduct an economic, accounting, or legal due diligence review of the condition of the business conducted by the Company. By engaging in this Deed of Trust, and the consent of the Trustee to act as a trustee for the Debenture Holders, the Trustee does not express its opinion, whether express or implied, regarding the economic value of the collaterals and the ability of the Company to comply with its undertakings towards the Debenture Holders. The aforesaid shall be without prejudice to the duties of the Trustee in accordance with the provisions set forth in any law and/or the Deed of Trust and in this regard this shall be without prejudice to the duty of the Trustee (to the extent that such a duty applies to the Trustee in accordance with the provisions set forth in any law) to examine the effect of changes in the Company as of the date of this Deed henceforth, to the extent that these have an adverse effect on the ability of the Company to meet its undertakings to the Debenture Holders.

2.6.	Disturbing Event

2.6.1.
If any of the events as stated in clauses9.1.5, 9.1.6, 9.1.7, 9.1.8, 9.1.9, 9.1.10 and 9.1.11 of the Deed of Trust in connection with the Pledgor, Dori Energy and Dorad occurred, mutatis mutandis, including the performance of the reviews based on the financial statements of the relevant entity, subject to the remedy periods set out in each of the said clauses, and except for a proceeding whose outcome is that the entire assets and liabilities of the Pledgor, including its liabilities and the pledges created by the Pledgor under this Deed of Trust, will be transferred to the Company or to another corporation controlled by the Company, provided that the chain of holdings of the Company in Dorad will not include a larger number of legal entities compared to the situation on the signing date of this Deed (hereinafter: the “Disturbing Event”), the Company and the Pledgor undertake to act as follows:

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2.6.1.1.	To notify the Trustee, immediately and in writing, after the Company becomes aware of the existence of any of the Disturbing Events.

2.6.1.2.
The Company shall be obligated to provide a Financial Collateral and/or a substitute asset (in accordance with the provisions of clause 2.7.1.2) solely at the discretion of the Company, and in accordance with the provisions set forth in the Deed of Trust and this Appendix 7, in lieu of the Pledged Assets that were pledged by the Pledgor, within 50 Business Days from the date the Company became aware of the Disturbing Event. If, upon expiration of the said period, a Financial Collateral and/or a substitute collateral was provided as said, the Disturbing Event shall not give rise to a cause for immediate repayment.

2.6.1.3.
For the avoidance of doubt, if, during the period as stated in clause 2.6.1.2, the Disturbing Event ceased, the Company and/or the Pledgor shall not be required to act in accordance with the provisions set forth in this clause.

It is hereby clarified that the aforesaid shall not cause a delay of a cause for calling the Debentures for immediate repayment and/or the realization of collaterals, in accordance with the provisions of clause 9 of the Deed of Trust, which cause shall arise on the date in which the relevant Disturbing Event occurred.

2.7.	Exchanging Pledged Assets

2.7.1.
Without prejudice to the said in the Deed of Trust and this Appendix, and subject to the compliance of the Company with the entire provisions set forth in this clause hereunder, the Company shall be entitled, from time to time, and for an unlimited number of times, at its sole discretion, to exchange only the entire Pledged Assets, as will be from time to time (the “Exchanged Asset”), with one or more of the following assets:

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2.7.1.1.
By the provision of a Financial Collateral for a total amount equal to the entire Liability Value at the time of exchanging the collaterals. In such circumstances as said, the Company will deliver to the Trustee a notice regarding the Exchanged Asset, no less than fourteen (14) days prior to the performance of the actual exchange, and in the said update the Company will state, inter alia, the essence and the value of the exchanging asset, and will publish an Immediate Report for the purpose of this matter.

2.7.1.2.
In any other asset, provided that the Debenture Holders adopt a Special Resolution for the purpose of this matter in advance. Prior to and until the convening of the meeting, the Company will provide to the Trustee information regarding the exchanging asset, similar to the data provided about the Exchanged Asset, and according to Position no. 103-29 of the staff of the Securities Authority (as amended from time to time), no less than ten (10) days prior to the convening of the Meeting, and in such an update as said the Company will specify, inter alia, the nature of the legal rights of the Company in the exchanging asset and the value of the exchanging asset in the financial statements of the Company, and will publish an Immediate Report for the purpose of this matter.

2.7.2.
The exchanging asset shall be deemed as the Exchanged Asset, as if the Exchanged Asset was included in the provisions of the Deed of Trust from the start, including the right of the Company to repeat and change the said asset in accordance with the provisions set forth above. It is hereby clarified that the exchanging asset will be fully pledged, i.e., the entire rights of the Company in the exchanging asset, in favor of the Debenture Holders, in the manner described in clause 2.1 of this Appendix 7 above (mutatis mutandis, depending on the type of the asset).

2.7.3.
The Trustee shall be obligated to sign any reasonable document and/or approval that are necessary for the purpose of performing the exchange, on the condition that the entire conditions set out in this clause 2.7 have been met, and after the Company completed the registration processes of the pledge on the exchanging asset, to the satisfaction of the Trustee, and provided to the Trustee the entire documents as stated in clause 2.2.3 above, mutatis mutandis based on the identity of the exchanging asset that will be pledged, and any additional approval and/or document that will be required for the purpose of creating and registering the pledge on the exchanging asset to the satisfaction of the Trustee. The Trustee shall have no discretion in the approval of the exchanging asset beyond an examination of its compliance with the provisions of the Deed of Trust and this Appendix in connection with the mechanism for the exchange of Pledged Assets, and the Trustee shall be entitled to rely on the approvals that the Company will provide it as said.

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2.7.4.
It is clarified that the removal of the charge on the Exchanged Asset shall be performed after the registration of the charge on the exchanging asset, to the extent required, and the provision of all required documents and approvals in connection with the pledge of the exchanging asset as stated above. The registration of the charge on an exchanging asset that of the type shares or ownership rights and shareholders’ loans shall be performed in accordance with the entire provisions set forth in this Appendix and in the Deed of Trust, and to the extent that no rights as said were charged in the Deed of Trust and in the Appendix prior to the exchange, the manner of creating and crystalizing the charge shall be to the satisfaction of the Trustee.

2.7.5.	The Company shall perform all actions and shall incur all expenses in anything required for the purpose of performing the exchange, additions and removal of pledges.

2.8.	Sale of Pledged Assets

Without derogating from the provisions of clause 2.7 above, as long as any of the causes for calling for immediate repayment as stated in clause 9 of the Deed of Trust does not arise, the Company and/or the Pledgor (subject to obtaining the approval of their competent organs) shall be entitled to sell to third parties Pledged Assets (except for the Trust Account) as they are from time to time, en bloc, without obtaining the approval of the Trustee or the Debenture Holders in connection therewith, provided that the Company acts as follows:

2.8.1.
After signing the sale agreement, the Company will provide to the Trustee an approval from the CEO of the Company or the senior financial officer in the Company, confirming that one or more of the causes for calling for immediate repayment set out in clause 9 of the Deed of Trust did not arise. The Trustee shall be entitled to rely on the approval of the Company and shall not conduct any additional inspection on its behalf.

2.8.2.
The net proceeds (with deduction of deposits that are required, to the extent required, by the purchasing party by virtue of the relevant sale agreement and with deduction of the direct tax and the direct expenses in connection with the transaction) (the “Sale Proceeds”), will be deposited in the Trust Account, or another similar arrangement will be performed to the satisfaction of the Trustee, ensuring the rights of the Debenture Holders in the Sale Proceeds, and if the Sale Proceeds, in addition to any amount in cash held in the Trust Account prior to and until the date of the sale and/or a Financial Collateral that was provided prior to and until the date of the sale in favor of the Trustee (hereinafter: the “Financial Collaterals”) will be higher than the entire amount required for early redemption, in accordance with the provisions set forth in this clause, the difference between the Sale Proceeds and the amount that is required as said (hereinafter: the “Difference of the Sale Proceeds”) shall be transferred directly to the Pledgor and/or the Company, to an account as ordered by the Company to the Trustee, and the Trustee undertakes to sign any document that is reasonably required for the purpose of this matter. For that purpose, the Company will provide to the Trustee confirmation by the senior financial officer in the Company, including an Excel file, describing the manner of calculation of the Difference of the Sale Proceeds, and the Trustee shall be entitled to rely on the approval of the Company and shall not conduct any additional inspection on its behalf.

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2.8.3.
The Sale Proceeds, in addition to the Financial Collaterals, to the extent that they were deposited by the Trustee at the time, shall be equal, as a minimum, to the necessary amount for the purpose of performing early redemption in accordance with the provisions of sub- clause D hereunder, or the entire amount that is required for the purpose of replacing the collaterals, in accordance with the provisions of clause 2.7.1.1 above (according to the mechanism selected by the Company, at its sole discretion).

The Company undertakes to ensure that the sale agreement will include an irrevocable instruction stating that the Sale Proceeds, as defined above, will be deposited directly in the Trust Account, or that a similar arrangement, to the satisfaction of the Trustee, will be included, and that will protect the rights of the Debenture Holders in the Sale Proceeds, and that it shall enforce the performance of this instruction.

Prior to the transfer of the Sale Proceeds to the Trust Account, the Company will provide to the Trustee a calculation signed by a senior financial officer in the Company in connection with the proceeds expected to be paid in the sale transaction, the amount of the direct tax, the direct expenses in connection with the transaction and proof (including a true and certified copy of the sale agreement) and any other approval or document that the Trustee will reasonably demand, and all to its satisfaction. The Trustee shall be entitled to rely on the approval of the Company and shall not conduct any additional inspection on its behalf.

Subject to the compliance of the Company with the conditions and the undertakings as stated in this clause above, and after the performance of such a sale as said, and after performing the entire provisions set forth in this clause to the satisfaction of the Trustee, the Trustee shall be obligated to sign any document and approval that are reasonably required for the purpose of performing the sale, and afterwards for the removal of the charges, including an undertaking, in a form to the satisfaction of the Trustee, according to which the Trustee will agree to remove the pledge that is registered in its favor in respect of the said Pledged Asset that was sold, against the transfer of the Sale Proceeds to the Trust Account as stated above.

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To the extent that the Pledged Assets are sold (except for the Trust Account, wherein the rights are not available for sale), the Company will act at its absolute and sole discretion, and will pursue one of the following alternatives: (a) performance of full or partial early redemption of the Debentures in accordance with the provisions of sub- clause D hereunder (hereinafter: the “Early Redemption Alternative”); or (b) the Sale Proceeds shall remain deposited in the Trust Account and shall be deemed as the performance of replacement of collaterals in accordance with the mechanism set out in clause 2.7 above (hereinafter: the “Collaterals Replacement Alternative”) as follows:

A.
To the extent that the Company pursues the Early Redemption Alternative, the Company will use the funds deposited in the Trust Account, including the Sale Proceeds, for the purpose of performing the early redemption as said. In such circumstances as said, the Company will deliver to the Trustee an instruction to transfer the said funds to a nominee company for the purpose of performing the early redemption. The Trustee will transfer the said funds to the nominee company on the condition that the said funds that are deposited in the Trust Account at the time do not cover the entire amount that is required for the purpose of performing the early redemption, the Company deposited in the Trust Account the entire difference that is required for the purpose of performing the early redemption or, alternatively, provided to the Trustee proof confirming the transfer of the said difference directly to the nominee company.

B.
To the extent that the Company pursues the Collaterals Replacement Alternative, the Company shall be entitled to use the funds deposited in the Trust Account for the purpose of making payments on account of the Debentures (principal and/or interest) and for the purpose of performing full or partial early redemption, in accordance with the provisions of clause 8.2 of the Deed of Trust, provided that after using the funds as said, the total amounts in the Trust Account (together with the amount of the financial collaterals that were provided to the Trustee, to the extent provided, and that are in effect) will not fall below the full liability value of the balance of the Debentures at the time. In such circumstances as said, the Company will deliver to the Trustee an instruction to transfer the said funds to the nominee company for the purpose of making payment. The Trustee will transfer the said funds to the nominee company, subject to the performance of the aforesaid provisions, and on the condition that to the extent that it is necessary to make whole any amount for the purpose of making the relevant payment, the Company deposited in the Trust Account the full difference that is required or, alternatively, provided to the Trustee proof regarding the transfer of the said difference directly to the nominee company. To the extent that the Company wishes to use the funds in the Trust Account for the purpose of making payment for the Debentures as stated in this sub-clause B above, the Company will provide to the Trustee, no less than 2 Business Days prior to and until the record date for the purpose of making this payment, confirmation by a senior financial officer in the Company, together with a calculation, regarding its compliance with the provisions set forth in this sub-clause B above.

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C.
The Company shall be entitled to obtain, and the Trustee shall release from the Trust Account to the account(s) as ordered by the Company, any excess amount from the Sale Proceeds that exceeds the entire amount required for early redemption in accordance with the provisions of sub-clause D hereunder, or that exceeds the entire amount that is required for the purpose of replacing the collaterals, in accordance with the provisions of clause 2.7 above, based on the alternative that the Company will pursue at its discretion, as stated in this sub-clause.

D.	To the extent that the Company pursued the Early Redemption Alternative, the following provisions shall enter into force:

The Company will call the remainder of the Debentures in circulation for full repayment in the event of sale of the entire Pledged Assets (except for the Trust Account, wherein the rights cannot be sold) or partial early redemption, in the event of sale of part of the Pledged Assets (except for the Trust Account, wherein the rights cannot be sold). The early redemption shall be performed within 30 days as of the date the Pledged Assets are sold. Notwithstanding the aforesaid, in the event of partial early redemption whose payment date (i.e., a date that is 30 days as of the date of sale of the Pledged Assets) occurs in a quarter in which the payment date of interest and/or principal also occurs, the partial early redemption shall be performed on the payment date of the interest and/or the principal as said. The provisions of clause 8.2 of the Deed of Trust, including with respect to the proceeds from the early redemption, shall apply to the partial or full redemption, and all subject to the instructions of the Securities Authority and the Stock Exchange Rules and Regulations and the guidelines thereunder, on the relevant date.

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E.
The Company will deliver to the Trustee any calculation that the Company will make for the purpose of performing the said in this sub-clause above in an active Excel file together with any other relevant document.

The provisions set forth in this clause above regarding the sale of the shares of Dori Energy, the Early Redemption Alternative and the Collaterals Replacement Alternative shall apply (mutatis mutandis) to circumstances of sale of the entire holdings of Dori Energy in Dorad and the sale of the entire holdings of the Company and related companies thereof in the Pledgor.

The Company will publish an Immediate Report regarding its selection of the Early Redemption Alternative or the Collaterals Replacement Alternative, within 2 Business Days as of the date of sale of the Pledged Shares as said, or as of the date of sale of the entire holdings of Dori Energy in Dorad, whichever is earlier.

2.9.	Results of the sale or the replacement of the Pledged Assets and the removal of the pledges on Pledged Assets

After the provision of the exchanging asset and/or the sale of the Pledged Assets in accordance with the provisions set forth in this clause, and after obtaining the entire required documents to the satisfaction of the Trustee, the Trustee, the Company and the Pledgor shall act for the purpose of removing the existing charges on the Pledged Assets. To the extent that the Company performed exchange of collaterals and/or sold the Pledged Assets, the undertakings of the Company and the Pledgor shall expire in accordance with the provisions set forth in this Deed, including in Appendix 7, in anything related to the Pledged Shareholders’ Loans and the Pledged Shares, including the undertakings set out in clause 4 hereunder and the undertaking to pledge additional shareholders’ loans that will be provided by the Pledgor (to the extent that such loans are provided) and additional shares that will be issued to the Pledgor and/or to the Company (to the extent issued).

2.10.
With regard to the remainder of the assets of the Company and the Pledgor that are not pledged in favor of the Trustee for the Debenture Holders (Series E), it is clarified that the Company or the Pledgor, as the case may be, shall be entitled to pledge the said assets (including their returns), in whole or in part, in any charge and in any manner, in favor of any third party, without obtaining any approval from the Trustee or from the Debenture Holders (Series E).

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3.	Declarations and undertakings of the Company, Ellomay Energy Ltd. and the Pledgor in connection with the Pledged Assets (as the case may be)

By signing the margins of this Deed, the Company, Ellomay Energy Ltd. and the Pledgor (the last two with respect to the assets and rights pledged by the Pledgor) declare and undertake as follows (it is clarified that the declarations as stated in this clause hereunder are provided by the Company, Ellomay Energy Ltd. and the Pledgor as of the date of this Deed):

3.1.
The Pledgor is a limited, registered partnership, in which the Company is the only limited partner, and its general partner is Ellomay Energy Ltd. a wholly-owned private company under the direct ownership of the Company. The Pledgor holds directly 50% of the issued and paid-up capital of Dori Energy (including on fully-diluted basis).

3.2.
Dori Energy is a private company, whose shares are not listed for trade in any stock exchange, and that, as of the signing date of this Deed, 50% of its issued and paid-up capital is held by the Company (including on fully-diluted basis) indirectly by the Pledgor. It is clarified that save as provided in the Notice and the Irrevocable Instructions, as such term is defined in clause 2.1.3 of this Appendix, the provisions of this Deed shall not impose any obligation and/or liability on Dori Energy towards any person and/or corporation, including, and without prejudice to the generality of the aforesaid, any obligation and/or liability towards the Trustee and/or the Debenture Holders.

3.3.
Dorad is a private company, whose shares are not listed for trade in any stock exchange, and a rate of 18.75% out of its issued capital is held by Dori Energy, and 9.375% is held by the Company (through the Pledgor). Except for the indirect holding of the Company in Dorad as stated in this clause, there is no other holding, whether directly or indirectly, of the Company in Dorad or in Dori Energy.

3.4.
It is clarified that the aforesaid shall not constitute an undertaking of the Company and/or the Pledgor and/or Dori Energy to continue and hold such a holding rate as said, without prejudice to the undertakings of the Company and the Pledgor, as the case may be, to comply with the provisions set forth in Appendix 7 pertaining to the sale and/or the replacement of the Pledged Assets.

3.5.
The Pledgor holds the entire Pledged Shares, including the entire Rights Attached to the Pledged Shares, and holds the entire rights in connection with the Existing Shareholders’ Loans to Dori Energy, and the Company does not, whether directly or indirectly, hold additional rights in Dori Energy and Dorad. For the avoidance of doubt, it is clarified that the Existing Shareholders’ Loans to Dori Energy do not include and will not include any loans that were provided and/or that will be provided to Dori Energy by the Luzon Group and/or anyone acting on its behalf and/or any other shareholder of Dori Energy, to the extent that there is any.

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3.6.
To date legal proceedings in connection with Dori Energy and Dorad are pending, and the Company and/or the Pledgor and/or other investees of the Company are parties in such proceedings as said. For further information regarding such proceedings as said see Item 5.B in the annual report published by the Company in the Distribution Website of the Securities Authority on March 31, 2022, Note 6.A of the financial statements of the Company for the year 2021 that were attached to the said annual report and Note 6.A of the consolidated financial statements of the Company for June 30, 2022, that the Company published in the Distribution Website of the Securities Authority on September 25, 2022.

3.7.
There are no limitations on the creation of the pledges on the Pledged Assets in favor of the Trustee, the Debenture Holders in accordance with any law and/or agreement and/or undertaking, including the instruments of incorporation of the Company, of the Pledgor, of Dori Energy and Dorad, in such manner that these are valid, exercisable and enforceable, except for a restriction on the pledge of the Pledged Shares by virtue of the financing agreements by virtue of which Dorad borrowed the senior debt (hereinafter: the “Agreement for Provision of Financing to Dorad”) according to which the consent of the representative on behalf of the lenders who lent Dorad the senior debt is required (hereinafter: the “Lenders”) for the purpose of creating the charge on the shares charged in favor of the Trustee in accordance with the provisions set forth in this Deed (hereinafter: the “Consent of the Representative on behalf of the Lenders”). In addition, the shareholders agreement in Dori Energy and the Articles of Dori Energy include restrictions on the charge or the pledge of the shares of Dori Energy and the Pledged Shareholders’ Loans in such manner that the approval of the Luzon Group is required for the purpose of creating the pledges on these assets.

3.8.
The Pledged Assets are free and are not charged or attached to any other right and there is no limitation on the realization of the pledges and/or the sale of the Pledged Assets in accordance with the provisions set forth in any law and/or agreement and/or undertaking, including the instruments of incorporation of the Company, the Pledgor, Dori Energy and Dorad, except for the following: (1) by virtue of the Shareholders Agreement in Dori Energy and the Articles of Dori Energy, the shareholders in Dori Energy are subject to right of first refusal to purchase and obtain by way of a transfer the entire shares of Dori Energy and the shareholders’ loans that were provided to Dori Energy, under conditions that are identical to the conditions offered by a third party, and are subject to tag-along right to a sale transaction. It is emphasized that in accordance with the Shareholders Agreement in Dori Energy and the Articles of Dori Energy, the holder of a pledge or a charge with respect to the shares of Dori Energy, including the Trustee in its capacity as the charge holder with respect to the charged shares in accordance with the provisions set forth in this Deed, and a liquidator and/or a receiver, whether temporary and whether permanent, and any other person who will be entitled to the shares of Dori Energy by way of a court order or the Execution Office, shall also be subject to the right of first refusal set out in the shareholders agreement in Dori Energy and the Articles of Dori Energy, however not to the tag-along right set out in the shareholders agreement in Dori Energy, in such manner that the entire process for the realization of the collateral (the Pledged Shares) shall be deemed, mutatis mutandis, and with respect to dates etc., as the delivery of written notice of a shareholder in Dori Energy of the shares that are charged to the transfer of the said shares, provided that in such circumstances as said the Luzon Group shall be entitled to exercise the right of first refusal granted to it within 7 days as of the date of the notice[3] (hereinafter: the “Right of Refusal of the Luzon Group” or the “Right of Refusal”); (2) in accordance with the Agreements of Dori Energy, a third party that will purchase the Pledged Shares and the Pledged Shareholders’ Loans will be required to step in and take over the Pledgor for the purpose of this matter these agreements, and join them with respect to rights and obligations, as the case may be; (3) the Pledged Shares and the Pledged Shareholders’ Loans will be transferred, to the extent transferred, en bloc, in accordance with the provisions set forth in the Agreements of Dori Energy; (4) in accordance with the Dorad Instruments of Incorporation, the transfer of the Pledged Shares to a direct or indirect competitor of Dorad, to a transferee with a criminal record or to a foreign transferee who is hostile to the State of Israel is prohibited; (5) the shareholder who is the transferee of the shares of Dori Energy will step in and take over the Company, Ellomay Energy Ltd., and the Pledgor in anything related to the rights and obligations towards the Lenders by virtue of the Dorad Financing Agreements, and shall be obligated to sign any document or any other approval that is requirements set forth in for the purpose of performing the aforesaid actions; (6) according to the regulation existing on the signing date of this Deed and the electricity production and supply licenses that were given to Dorad, if the Pledgor is considered an “interested party” in Dorad on the realization date of the charge (as such term is defined in the Electricity Market Rules (Charges and Transfers of Control), 5779-20194) (hereinafter: the “Electricity Market Rules – Transfers”) the approval of the Electricity Authority shall be required for the purpose of realizing the charge on the Pledged Shares and the Electricity Authority will consider, inter alia, the identity of the transferee and the effect of the transfer on the electricity market according to the circumstances of the case; (7) according to the Consent of the Representative on behalf of the Lenders, the realization of the pledge will be subject to the approval of the Lenders of the identity of the shareholder to which the shares of Dori Energy will be transferred, and such a shareholder as said will step in and take over the Pledgor, Ellomay Energy Ltd., and the Company in anything related to the rights and obligations towards the Lenders by virtue of the Dorad Financing Agreements, and therefore shall be obligated to sign any document or approval that will be required for the purpose of arranging such requirements as said; and (8) in accordance with the Guarantee Provision Agreement (as such term is defined in clause 3.17.2 hereunder) if the realization or the sale of the Pledged Assets shall confer on the buyer control[5] in Dori Energy the approval of the Bank’ (as such term is defined in clause 3.17.2 hereunder) will be required and the buyer shall be required to step in and take over the Company, Ellomay Energy Ltd., and the Pledgor in anything related to the rights and obligations towards the Bank by virtue of this agreement and therefore shall be obligated to sign any document or approval that is required for the purpose of arranging the said matters.

______________________

3 The Company, Ellomay Energy Ltd. and the Pledgor clarify that according to the right of first refusal set out in the Shareholders Agreement in Dori Energy and the Articles of Dori Energy, when the selling shareholder delivers notice to the buying shareholders regarding a possible sale transaction, the selling shareholder is required to state that the sale transaction will be performed in 240 days as of the date of delivery of notice regarding the option of sale to a third party. If the buying shareholder exercises the right of refusal, the Articles of Dori Energy states that the sale transaction will be closed on the first business day, after 180 days as of the delivery date of the exercise notice passed, after obtaining all required approvals (including the approval of the Ministry of Energy and the approvals of the Israel Competition Authority, to the extent required).
4 The term “interested party” is defined in the Electricity Market Rules – Transfers as of the date hereof is any of the following; (1) whoever holds five percent or more of the issued share capital of the corporation or the voting power therein, whoever is entitled to appoint one or more of the directors of the corporation or its CEO, or whoever acts as a director of the corporation or as its CEO; (2) a subsidiary of a corporation, except for a nominee company.
5 Based on the Company’s position, as of the date of the Deed the Company does not control Dori Energy. In accordance with the undertakings that were made by Dori Energy, the Pledgor and the Luzon Group in connection with the Guarantee Provision Agreement, in the event of a change of control and/or the direct holding in Dori Energy without obtaining the prior and written approval of the Bank, the Bank shall be entitled to demand that deposits in an amount equal to the amount of the entire bank guarantees that were issued in accordance with the Guarantee Provision Agreement in a deposit that will be charged in favor of the Bank in a senior and fixed charge, and this shall be deemed as if the financial covenants that apply to Dori Energy were not fulfilled (for the purpose of this matter see clauses 3.17.2, 3.18 and 3.19).

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3.9.
In accordance with the Shareholders Agreement in Dori Energy, the Pledgor and the Luzon Group shall be entitled to approach an adjudicator, as defined in the shareholders agreement in Dori Energy (hereinafter in this clause: the “Adjudicator”) for the purpose of deciding on a separation mechanism between the parties that might be by way of a bidding process or a BMBY (Buy Me Buy You) procedure (hereinabove and hereinafter: the “Separation Procedure”). Within the framework of the Separation Procedure the selling party will assign to the buying party its shares in Dori Energy, together with the entire shareholders’ loans that will be available to it and that it provided until that time to Dori Energy, and it shall be released from any guarantee and/or security that it provided for an undertaking of Dori Energy and/or of Dorad.

3.10.
By virtue of the provisions of the law, the Dorad Instruments of Incorporation and the Financing Agreements of Dorad, there are certain limitations on the ability of Dori Energy (as a shareholder in Dorad) to perform certain transactions for the transfer of the holdings in Dorad (the main limitations are: right of first refusal for the other shareholders in Dorad that is triggered in certain transfer transactions; a limitation regarding the identity of certain transferees; the need to obtain the approval of the Board of Directors of Dorad for the performance of the transfer; the approval of finance providers; limitations on the creation of collaterals and/or charges and/or pledges and/or the provision of priority rights and/or the provision of an option to create a collateral on the shares of Dorad; approval of the Representative on behalf of the Lenders regarding the sale and/or waiver and/or transfer of the Dorad shares (including rights in the Dorad shares); stepping in and taking over by the transferee to the shareholder transferring the shares of Dorad with respect to the financial documents to which the transferor is a party, and the creation of a charge on the shares of Dorad that are transferred in favor of the Lenders; limitation on the use of the Dorad shares by a third party; in addition, and in accordance with the existing regulation on the signing date of this Deed and the electricity production and supply licenses that were issued to Dorad, if the transfer of the holdings in Dorad is considered as a change of an “interested party” in Dorad (as meant by this term in the Electricity Market Rules – Transfers), the approval of the Electricity Authority for the performance of the transfer shall be required.

In addition, the Company and the Pledgor declare that as of the date of this Deed the shares of Dorad held by Dori Energy are pledged in a fixed senior pledge, for an unlimited amount, and in an assignment by way of charge, in favor of the Lenders.

3.11.	The Articles of Dori Energy permits the issuance of share certificates in respect of the charged shares.

3.12.
Save as provided in this Deed hereinabove and hereunder, the undertakings that the Company and the Pledgor assumed in accordance with this Deed, and the creation of the charges on the Pledged Assets, are not in contradiction to any undertaking that applies to the Company and/or the Pledgor and/or Dori Energy and/or in favor of any other third party, and the charge of the Pledged Assets does not require approval by Dori Energy and/or from any third party and/or the delivery of any notice to any third-party.

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3.13.
Subject to the aforesaid, (a) the rights of the Company and the Pledgor in the Pledged Assets, as the case may be, and each of the Pledged Assets themselves are free and unencumbered from any claim, demand, debt, attachment, charge and/or any other third-party rights, and no third-party has any right in connection therewith, and no right and/or option was granted to any person and/or any other entity to purchase the Pledged Assets or a part thereof; (b) no assignment of right or any other action that derogates from the value of the Pledged Assets and/or from the rights of the Company and/or the Pledgor in connection with the Pledged Assets, in whole or in part, save as provided in this Deed of Trust, and in particular in this clause above. The Company and the Pledgor hereby undertake that as of the date of this Deed, they shall notify the Trustee immediately and in writing regarding any circumstances in which a change in the provisions set forth in this sub- clause will occur; (c) no approval from any third party is required for the purpose of creating the charges under this Deed, save as provided above.

3.14.
On the signing date of this Deed the Company and/or Ellomay Energy Ltd. and/or the Pledgor and/or Dori Energy and/or Dorad are not under liquidation proceedings and/or receivership proceedings (temporary or permanent) including in connection with any of their assets and/or a stay of proceedings and/or any proceeding in accordance with the Insolvency Law, and no application for a liquidation order and/or a receivership order and/or stay of proceedings and/or any other proceeding in accordance with the Insolvency Law was filed against them as said, including in connection with any of their assets, and the Company or Ellomay Energy Ltd. or the Pledgor are not aware of any threat to file such an application or to commence such proceedings as said. In addition, the Company, Ellomay Energy Ltd., the Pledgor and Dori Energy did not adopt a resolution on liquidation and do not intend to adopt such a resolution. The Company undertakes that as of the date of this Deed the Company will notify the Trustee in any event in which a change in this sub-clause occurs, to the best of its knowledge.

3.15.	On the signing date of this Deed the Company, Ellomay Energy Ltd. and the Pledgor did not create and did not undertake to create a floating charge on its entire assets.

3.16.
The Company, Ellomay Energy Ltd. and the Pledgor, as the case may be, did not receive any notice regarding any claims regarding its rights in the Pledged Assets, in whole or in part. The Company undertakes to deliver written notice to the Trustee in any event in which a change in this sub-clause occurs in 2 Business Days after becoming aware of the said.

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3.17.	Information regarding the existing shareholders’ loans to Dori Energy:

3.17.1.
The Existing Shareholders’ Loans to Dori Energy include the following: (1) a loan that is subject to a shareholders’ loans agreement between Dori Energy and the Pledgor dated January 19, 2023 in the amount of NIS 10 million that, according to its conditions, will be paid on December 31, 2023 and that can be paid in early payment without penalty, bearing annual interest at a rate of the amount of the interest that the senior debt of Dorad bears with the addition of 3% (as of the date of this Deed of Trust, the senior debt of Dorad bears annual interest at a rate of 5.1% and, respectively, as of the date of this Deed of Trust, the loan bears annual interest at a rate of 8.1% and is linked to the consumer price index (principal and interest)) and (2) capital notes between Dori Energy and the Pledgor, dated December 31, 2022, from no. 5 to no. 8, for a total amount of NIS 23,466,472.17 and that, according to their conditions, are payable only after sixty (60) months as of the date of signing thereof.

3.17.2.
In accordance with the agreement for the provision of a bank guarantee in favor of Dori Energy, that was made between Dori Energy and Israel Discount Bank Ltd. (hereinafter in this clause respectively: the “Guarantee Provision Agreement in favor of Dori Energy” and the “Bank”), upon the occurrence of the cases as stated in the Guarantee Provision Agreement in favor of Dori Energy and that include, inter alia, a change of control in the Company, in Ellomay Energy Ltd., in the Pledgor or in Dori Energy that was not approved by the Bank, failure to comply with financial covenants, failure by the Company, the Pledgor or Dori Energy to comply with their undertakings towards the Bank, to the extent that there are such undertakings as said, the occurrence of an event of default under the Dorad financing agreements and in any event in which the Bank is entitled to call the credit of the Company, Dori Energy or the Pledgor for immediate repayment and/or bring forward the payment dates that are due from any thereof to the Bank and/or reduce and/or cancel the credit limits of any thereof in their accounts in the Bank, to the extent that there are any, the Pledged Shareholders’ Loans shall be subordinated to the amounts that Dori Energy will owe to the Bank as said. As of the signing date of this Deed, none of the events that, upon their occurrence, the Pledged Shareholders’ Loans will be subordinated as said, occurred. The Company will include disclosure in its annual financial statements and in its quarterly financial results regarding the existence or lack of existence of the causes by virtue of the Pledged Shareholders’ Loans will become subordinated as stated above. To the extent that one or more of the said causes holds true, the Company will include in the disclosure the amounts that Dori Energy will owe to the Bank.

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3.17.3.	The provisions of the law do not prevent from Dori Energy to offset and/or withhold the return of the Pledged Shareholders’ Loans.

3.18.
As of the date of this Deed, there are no limitations imposed on the performance of transactions between the Pledgor and Dori Energy, including by virtue of the Dori Energy agreements, except for the following: (1) in accordance with the Shareholders Agreement in Dori Energy that requires a majority of 75% in the general meeting of Dori Energy and/or in the meeting of the Board of Directors of Dori Energy (as the case may be) for the purpose of performing transactions of Dori Energy with an interested party or in which an interested party has personal interest; and (2) upon the occurrence of the cases as stated in clause 3.17.2 above; and (3) pursuant to the resolution adopted by the Board of Directors of Dori Energy dated January 14, 2016, notwithstanding any provision to the contrary in the instruments of incorporation of Dori Energy, and despite the fact that Dori Energy is a private company, as of this date Dori Energy shall act in accordance with the provisions set forth in Sections 268 to 284 of the Companies Law and/or any other provisions of the law that will replace and/or supplement them from time to time, as if Dori Energy was a public company.

3.19.
As of the date of this Deed, there are no limitations on the performance of a distribution by Dori Energy, including by virtue of the Dori Energy agreements, except for the following: (1) in accordance with the Shareholders Agreement in Dori Energy, in which a majority at a rate of 75% is required in the general meeting of Dori Energy and/or in the meeting of the Board of Directors of Dori Energy (as the case may be) for the purpose of performing a distribution by Dori Energy; and (2) upon the occurrence of the cases as stated in clause 3.17.2. As of the signing date of this Deed, Dori Energy did not commit such a breach as said.

3.20.
As of the date of this Deed, there are no limitations on a change in the field of activity of Dori Energy, including by virtue of the Dori Energy Agreements, and except for the provisions of the Shareholders Agreement in Dori Energy in which a requisite majority of 75% in the general meeting of Dori Energy and/or in the meeting of the Board of Directors of Dori Energy (as the case may be) is required, for the purpose of making a material change in the business of Dori Energy, including the entry of Dori Energy into a material business activity in which it is not engaged on the date of adopting the resolution and/or terminating a material business activity of Dori Energy.

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3.21.
It is clarified that the provisions of clauses 3.7-3.10 and 3.18-3.20 in this Appendix above shall not constitute an undertaking of the Company or the Pledgor not to agree to change the limitations set out in the said clauses. To the extent that the said limitations in the said clauses change, the Company will provide disclosure for the purpose of this matter in the financial statements or in the financial results, as the case may be, for the period in which the said change was performed. The Company shall exercise its powers stemming from the holding of the Pledgor in the Pledged Shares for the purpose of trying to prevent changes as said that will harm the rights of the Holders.

3.22.
The holdings of the Luzon Group in Dori Energy and the rights relating to the shareholders’ loans that were provided by the Luzon Group to Dori Energy are charged in favor of the Debenture Holders (Series H) of the Luzon Group, in accordance with a Deed of Trust between the Luzon Group and Reznik Paz Nevo Trusts Ltd., dated January 19, 2017.

4.	Undertakings of the Company, Ellomay Energy Ltd. (as the general partner of the Pledgor) and the Pledgor in connection with the Pledged Shares of Dori Energy

As long as the Pledged Shares of Dori Energy are pledged in accordance with the provisions set forth in the Deed of Trust in favor of the Trustee of the Debenture Holders (Series E), the Company, Ellomay Energy Ltd. (as a general partner of the Pledgor) and the Pledgor undertake as follows:

4.1.
To exercise the power stemming from the holding of the Pledgor of the Pledged Shares so that Dori Energy will sign any document that is required in accordance with the Deed of Trust for the purpose of creating, registering and amending (to the extent required) the pledge on the Pledged Shares and the Rights Attached thereto.

4.2.
To exercise the power stemming from the holding of the Pledgor of the Pledged Shares so that Dori Energy will not amend its instruments of incorporation and/or any agreement or document that Dori Energy will engage in the future, in such manner that any limitations will apply to the pledge of the Pledged Shares, their transferability or exercise thereof and/or in connection with the realization of the said pledge in addition to the limitations existing as of the date of this Deed as stated above.

4.3.
Subject to the provisions set forth in the Deed of Trust, to avoid from the performance of any Disposition in the Pledged Shares in contravention of the provisions set forth in this Deed and as long as the entire secured amounts were not paid and the entire undertakings of the Company in respect of the Debentures were not fulfilled without obtaining the prior and signed approval of the Trustee after adopting an Ordinary Resolution of the Meeting of the Debenture Holders. “Disposition” for the purpose of this matter – any action, whether by way of an act or omission, that can cause circumstances that the Company will not be the holder of the Pledged Shares (whether directly or indirectly), including an undertaking to perform such an action in the future.

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4.4.
Not to commence any proceedings or actions in respect of the Pledged Assets (including the Pledged Shares) or any part thereof, and the rights attached to the Pledged Assets in contravention of the provisions set forth in this Deed of Trust, i.e., inter alia, not to affect the relative rate of the right of the Pledged Shares to dividends, the right of the Pledgor to participate in the distribution of the surplus of assets of Dori Energy in the event of liquidation, the voting power in the general meetings of the shareholders of Dori Energy, including the right to appoint directors or managers, and rights of any kind that the Pledgor, in its capacity as the holder of the Pledged Shares has, or to commence any proceedings or actions that will impair the effect of the charges or their scope or the ability of the Trustee to realize the Pledged Assets or enforce the charge on the Pledged Assets in accordance with this Deed, all unless the prior approval of the Meeting of the Debenture Holders is adopted in a Special Resolution, with respect to any of the actions enumerated in this clause above.

4.5.
Subject to the provisions of the Deed of Trust, not to commence any proceedings in respect of the Pledged Assets that can impair the effect of the pledges on the Pledged Assets and/or the ability of the Trustee to realize the Pledged Assets.

4.6.
Not to create and not to undertake to create and not to permit the existence, in any manner, and all by way of an act or omission, of any pledge or charge or any other similar action of any kind and/or level with respect to any of the Pledged Assets and not to grant any right of any kind in the Pledged Assets to any third party in any manner, except for the pledges that are permitted in accordance with the provisions set forth in this Deed.

4.7.
To act in connection with the Pledged Assets in accordance with the undertakings set out in the Deed of Trust and to use, hold and act in anything related to and/or stemming from the Pledged Assets subject to the provisions set forth in the Deed of Trust.

4.8.
Within 2 Business Days after the Company becomes aware of the said, to notify to the Trustee in writing regarding any event of an attachment that is imposed, commencement of execution proceedings, realization of a charge or the filing of an application for the appointment of a receiver on the Pledged Assets or a part thereof or the appointment of any other functionary by the court. In addition, after the Company becomes aware of the said, to deliver notice promptly regarding the existence of a pledge in favor of the Trustee to the authority that imposed the attachment or commenced execution proceedings or that was asked to appoint a receiver as said and/or any other functionary who was appointed by the court and/or a third party that commenced or that requested the aforesaid or any part thereof, and commence immediately at the expense of the Company all reasonable measures that are required for the purpose of canceling the attachment, the execution proceeding or the appointment of the receiver or any other functionary who was appointed by the court, as the case may be.

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4.9.
To perform and order Dori Energy to perform, at the expense of the Company, to the extent that this is required and reasonable under the circumstances of the case, so that the effect of the pledge on the Pledged Assets shall be valid towards third parties, including other creditors – present or future – of the Company or the Pledgor, and shall take precedence over their rights in anything related to the Pledged Assets.

4.10.
To object to any amendment in the Articles of Dori Energy stating that additional limitations on the transfer and/or sale and/or charge and/or realization of the Pledged Assets will apply, or will enable the issuance of securities with priority rights with relation to the ordinary shares of Dori Energy, and object to any limitation as said that will be incorporated in any Shareholders Agreement in Dori Energy, and all except for the performance of the actions permitted in accordance with this Deed of Trust, including in accordance with the provisions of clause 4.12.

4.11.
As of the signing date of this Deed, the Company or the Pledgor is not aware of any defect in their rights in the Pledged Assets and if such a defect in their rights in the Pledged Assets is detected they shall act for the purpose of repairing such a defect at the earliest opportunity immediately after the Company or the Pledgor becomes aware of the said, as the case may be, and shall deliver written notice promptly to the Trustee regarding the said defect, the manner it intends to repair the defect, the period of time in which the defect will be repaired and completed and the repair of the defect.

4.12.
No corporation between the Pledgor and Dori Energy shall be formed and the Pledgor shall not take any financial debt, except for shareholders’ loans, guarantees, loans and undertakings that are required in direct connection with Dorad, and shall not register any charge and/or pledge in favor of a third party, except for the circumstances required in direct connection with Dorad. The Company shall exercise the power stemming from the holding of the Pledgor of the charged shares so that Dori Energy will not take any financial debt, except for shareholders’ loans, guarantees, loans and undertakings that are required in direct connection with Dorad, and shall not register any charge and/or pledge in favor of a third party, except for the circumstances required in direct connection to Dorad. The Company shall use the power stemming from the holding of the Pledgor of the shares of Dori Energy so that the sole activity of the Pledgor and of Dori Energy shall be the holding of Dorad and activities related to Dorad.

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Appendix 1 – Undertakings of the Pledgor and Ellomay Energy Ltd.

To
Ellomay Capital Ltd. (the “Company”)
Hermetic Trust (1975) Ltd. (the “Trustee”)

Each of the undersigned, Ellomay Clean Energy, LP (the “Pledgor”), and Ellomay Clean Energy Ltd. (“Ellomay Energy Ltd.”) agrees and undertakes, inter alia, pursuant to the decision of the general partner that was adopted by the Pledgor and the resolution of the Board of Directors of Ellomay Energy Ltd. (attached hereto as Appendix A of this Undertaking) that I will observe the provisions set forth in the Deed made on January 30, 2023, between the Company and the Trustee (hereinafter: the “Deed of Trust”) in anything related to me. The Pledgor agrees and undertakes in an irrevocable undertaking to charge in favor of the Trustee for the Debenture Holders (Series E) of the Company (the “Debentures”) the Pledged Assets, as defined in the Deed of Trust, held by me, for the purpose of ensuring the performance of the undertakings of the Company under the Deed of Trust, and in this regard to ensure the full and accurate payment of the Debentures. The Pledgor is aware that this undertaking I make is irrevocable in light of the fact that it is provided for the purpose of protecting the rights of third parties, and all subject to the Deed of Trust. It is clarified that this undertaking of the Pledgor is limited to the Pledged Asset(s) held solely by the Pledgor, and the consideration obtained in respect whereof, and that under no circumstances the Debenture Holders shall be entitled to claim from the Pledgor or from Ellomay Energy Ltd. any other and/or additional amount that the Company will owe to the Debenture Holders and that exceeds the amount of the said Pledged Asset(s). It is further clarified that the aforesaid shall not be deemed as an undertaking made by the Pledgor or Ellomay Energy Ltd. to charge their rights in other assets, including in the event the Company is required or requests to provide additional and/or alternative collaterals in accordance with the Deed of Trust. It is clarified that the aforesaid is a fundamental condition in this Undertaking I make. In addition, as long as the Debentures are not fully paid-up, and as long as the charges on the Pledged Assets owned or possessed by the Pledgor were not eliminated, the entire undertakings of the Pledgor shall remain in full force and effect, even in the event of a debts arrangements, bankruptcy or liquidation of the Company, including a settlement or an arrangement by court or a settlement or any other arrangement of the Company.

Each of the undersigned hereby waives in advance any rights or claims granted under the Guarantee Law 5727-1967 (or any other successor provision of the said law) (hereinafter: the “Guarantee Law”) including rights, expenses and discharges by virtue of Sections 6, 8 and 15(a) of the Guarantee Law, unless these are cogent rights and/or claims by virtue of the Guarantee Law and/or if the Deed of Trust grants to the Company such rights or claims as said, and in such manner these shall also be granted to us.

Each of the undersigned agrees that rights of recourse that the Company may have in accordance with the Guarantee Law or in accordance with the provisions set forth in any law in connection with the debt and any right to receive by way of transfer or to participate in any collaterals that were provided by the Company to the Trustee and/or the Debenture Holders shall be subordinated and deferred with relation to the rights of the Trustee.

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In addition, each of the undersigned waives any right to receive by way of a transfer or participate in any collaterals that were provided by the Company to the Trustee, and shall not perform any action whose purpose is to obtain any rights in the said collaterals including, but not limited to, claim and proof of debt in bankruptcy, liquidation or any other payments plan in connection with the Company, despite any other payment that it will make in connection with the secured amounts. Notwithstanding the aforesaid, each of the undersigned shall be entitled to file a claim and/or proof of debt in insolvency proceedings (including an arrangement) in connection with any payment it will make in connection with the Debentures, to the extent made, provided that these shall state expressly that their rights in accordance with the said Debentures are subordinated and deferred to the rights of the Trustee and the Debenture Holders.

Each of the undersigned declares and confirms the truthfulness of the representations made in clause 3 in Appendix 7 of the Deed of Trust in respect whereof and accepts the undertakings set out in clause 4 in Appendix 7 of the Deed of Trust, to the extent that these are related to it.

The Pledgor undertakes that commencing from the date the Pledged Shareholders’ Loans are paid in a full and final manner, and until the full and final payment of the Debentures, the Pledgor shall guarantee the undertakings of the Company to make payments to the Holders in accordance with the Deed of Trust, up to a total amount of NIS 2 million.

This Undertaking is not in contradiction to the resolutions of any of the undersigned and/or the agreements that it signed.

All terms in this Undertaking that were not expressly defined herein shall have the meaning assigned thereto in the Deed of Trust.

[The Pledgor]	[Ellomay Energy Ltd.]

Date: ______________

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Confirmation of Attorney

I, the undersigned, ______________, Adv., confirm that this Undertaking was signed by the authorized signatories of Ellomay Clean Energy, LP, and their signature, together with its stamp or its printed name, shall bind it in connection with its undertakings as said in accordance with its instruments of incorporation. I further confirm that the competent organs of the aforenamed partnership adopted all resolutions required by law and its instruments of incorporation in connection with the said.

______________

______________, Adv.

Confirmation of Attorney

I, the undersigned, ______________, Adv., confirm that this Undertaking was signed by the authorized signatories of Ellomay Clean Energy Ltd., and their signature, together with its stamp or its printed name, binds it in connection with its undertakings as said in accordance with its instruments of incorporation. I further confirm that the competent organs of the aforenamed partnership adopted all resolutions required by law and its instruments of incorporation in connection with the said.

______________

______________, Adv.

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Appendix 20.2

Confidentiality Undertaking

To

Ellomay Capital Ltd. (hereinafter also: the “Company”)

Dear Sir/Madam,

Subject: Undertaking of Confidentiality

1.
In the framework or with regards to my position as ___________ to the Holders of Debentures (Series E) of Ellomay Capital Ltd. (hereinafter: “the Work”), I might receive or be exposed to information which is not public knowledge, including, without limitation, information or professional, technical, financial, technological, commercial or other knowledge pertaining directly and/or indirectly to the Company, the Company’s subsidiaries or affiliates (as these terms are defined in the Securities Law, 5728-1968 (hereinafter: “the Securities Law”)), to corporations in the Company’s group (associate companies and corporations in which any of the entities as stated in this clause have holdings) and/or to holders of controlling interests in the Company (hereinafter jointly: “the Group”), procedures and/or methods of work and/or activity of the Group as well as commercial and business information of any other type which is not public knowledge (hereinafter jointly: “Confidential Information”). Despite the foregoing, the term Confidential Information shall not include information as stated above, which I could prove, that: (1) it is public knowledge (including information publicly published by you or by holders of controlling interests within you) or which shall become public knowledge not due to breaching the provisions of this confidentiality undertaking; or (2) which was known to us prior to its disclosure by the Company and we can provide reasonable proof thereof; or (3) that it was given to us by a third party, provided that upon receiving the information as stated we were not aware, having asked its provider, that the disclosure of that information by that third party constitutes a breach of the fiduciary duty by that third party towards the Company.

2.
I am aware that I am prohibited from disclosing the Confidential Information to any person, and that I shall not be entitled to use the Confidential Information for any purpose, unless it is for the Work. Despite the foregoing, I shall be entitled (a) to deliver conclusions and evaluations based on the Confidential Information to Holders of Debentures (Series E) of the Company (including presenting it in the Meetings of Debenture Holders for the purpose of adopting a resolution pertaining to their rights), provided that the reliance upon information as stated shall be limited to the minimal extent and scope required in order to meet the requirements of the law, and that I have given a notice to the Company in this regard a reasonable time in advance, in order to give the Company sufficient leave to approach the court in order to prevent the delivery of conclusions and evaluations as stated, to the extent that this is without prejudice to the rights of the Debenture Holders; (b) to deliver conclusions and evaluations based on the Confidential Information to the representing body of the Debenture Holders, which shall be duly appointed by the Debenture Holders, provided that all members of the representing body (inasmuch as there shall be any) have signed a declaration regarding the absence of a conflict of interests or non-competition with the Company, and to enable the representing body of Debenture Holders as stated, to view the Confidential Information in our office; (c) to disclose Confidential Information, inasmuch as I shall be required to do so by law or at the request of a competent authority by law and/or in accordance with a judicial order, provided that the disclosure is limited to the minimal extent and scope required in order to meet the requirements of the law and I shall pre-coordinate with you, inasmuch as it is possible and permitted, and to the extent that this is without prejudice to the rights of the Debenture Holders, the content and timing of the disclosure in order to give you sufficient leave to defend against such as request.

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3.
In addition to permitted delivery of Confidential Information as stated in clause 2, and without derogation to the stated therein, disclosing Confidential Information shall be done only to my employees and/or authorized representatives on my behalf, including my professional consultants alone. I am aware, that disclosure or use on a need-to-know basis by an authorized receiver (hereinafter: “Authorized Receiver”) not in accordance with the provisions of this letter is treated as disclosure or use as stated by myself, and I shall take all means required to keep the Confidential Information confidential. My undertaking herein shall not apply to an Authorized Receiver who shall sign an undertaking of confidentiality similar by all material aspects to the undertaking set forth in this letter.

4.
I am aware that disclosing the Confidential Information to any person or body might be contrary to the Israeli securities laws. I am aware, that due to my exposure to the Confidential Information, various limitations might apply to me if I shall receive inside information, as this term is defined in the Israeli Securities Law, and I am taking and I shall take all reasonable means to ensure that there shall be no prohibited use of inside information pertaining to the Confidential Information.

5.
All documents which shall be given to me by you or which shall arrive in my possession as a result and/or pertaining to my engagement with you, and which are related, directly or indirectly, to the Group and/or its activity (including any copy or processing thereof) (hereinafter jointly: “the Documents”) shall belong to you at all times and shall be considered as your property for all matters and purposes, and shall be returned to you by me at your request immediately upon the termination of the Work, apart from the information which I shall keep in accordance with the provisions of any law, including the instructions of a competent authority, or in accordance with internal procedures, inasmuch as it is required for the purpose of documenting work processes. For the purpose of the stated in my undertaking herein, the term Documents shall be interpreted to include any means of holding information whatsoever, including, but without derogation from the generality of the foregoing, physical, mechanical, magnetic, electronic, optic and/or electro-optic means.

6.
My undertaking in accordance with this letter shall remain effective even after the termination of the Work for any reason whatsoever, and until the Confidential Information becomes public (not due to breaching the undertaking in accordance with this letter, inasmuch as there shall be any). My undertakings in accordance with this letter of confidentiality are irrevocable and cannot be cancelled and they are in addition and not instead of any duty imposed on me by law and/or pursuant to any other agreement. My signature on this undertaking does not grant me any right to perform the Work, and the terms of employment shall be arranged in separate documents between us.

7.
I shall keep the information in complete secrecy, at least at the same level of care by which I keep my own confidential information, and for this purpose I shall take a reasonable level of care at least.

8.
It is clarified, that subject to the provisions of the Securities Law, the stated in this undertaking does not bind the Company to disclose any information whatsoever, and any disclosure and delivery to us shall be at the Company’s absolute discretion.

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9.	My undertakings in this document are towards each and every of the corporations in the Group, the Confidential Information of which shall be given to me.

10.
If any instance or authority whatsoever shall determine that any of the undertakings in this document are not valid – the undertaking shall be minimized up to the rate permittee by law at that time, and a determination as stated shall not harm the other undertakings and rights in accordance with this document.

Respectfully,

Full name	ID number	Signature

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Appendix 23

The Trustee’s Fee and Covering its Expenses

1.	The Company shall pay fee to the Trustee for its services in accordance with the Deed of Trust for the Debentures, as set forth hereafter:

1.1.	Annual payment in the amount of NIS 20,000 for the first year of trust.

1.2.	Annual payment in the amount of NIS 18,000 for each additional year of trust.

The amount in this clause 1.2 is stipulated on the condition that the Trustee will act, at the least, as a trustee for 2 series of Debentures of the Company.

To the extent that the Trustee is a trustee for one series, as of this date the said amount will be increased to NIS 20,000 a year (in respect of the entire year or a part thereof). The amounts in clause 1.1 and/or 1.2 shall be referred as the “Annual Fee.”

2.
In addition to the amounts as stated in clauses 1.1 and 1.2 above, for actual hours of work that will be dedicated, inter alia, to handle the collaterals in a scope that will exceed 45 hours a year, the Company will pay to the Trustee additional fees based on the hours of work that the Trustee will actually invest, multiplied by the fees per hour as stated in clause 6 hereunder. The count of the hours shall commence only as of the date of the issuance, without taking into consideration the hours that were invested previously, except for the hours that were invested in handling the collaterals.

3.
The Annual Fee shall be paid to the Trustee at the beginning of each trust year. The Annual Fee shall be paid to the Trustee for the period until the end of the trust period according to the terms of the Deed of Trust, even if a receiver and/or receiver manager was appointed for the Company and/or if the trust according to the Deed of Trust shall be managed under the supervision of the court.

4.
In the event that the Trustee shall participate in the discussions with the Securities Authority the Trustee will receive fees (for the rate stipulated in clause 1 hereafter), in accordance with the hours of the discussions the Trustee will participate in, including a refund of travel costs. This payment is not conditioned upon the issue of the Debentures or signing the Deed of Trust.

5.
In the event the term of the Trustee has expired as mentioned in the Deed of Trust, the Trustee shall not be entitled to the payment of its fee starting on the date that its office has expired. If the Trustee’s office has expired during the trust year the fee paid to it for the months that it did not serve as Trustee of the Company shall be returned. The provisions in this clause shall not apply regarding the first trust year.

6.
The Trustee is entitled to reimbursement for the reasonable expenses that it shall expend in the framework of fulfilling its duties, and/or pursuant to the powers granted to it according to the Deed of Trust, including, but not limited to, expenses and costs for calling and convening meetings of Debenture Holders, reimbursement for transactions in the bank account of any kind including bank charges, issuance of printouts and powers of attorney, sale of securities and delivery of documents, courier services, photocopying and travel.

7.
The Trustee is entitled to additional payment, for actions, including those which it must perform in order to fulfill its lawful obligations pursuant to the Securities Law, (including amendments 50 and 51 of the Securities Law), and also those arising from a breach or concern of a breach of this Deed of Trust by the Company such as the convening and management of meetings of the Debenture Holders, delivery of ballots to the Debenture Holders, comprehensive legal reviews and analysis etc., the Trustee shall receive additional fees in the amount of NIS 600 for each hour of work.

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8.
With regard to the obligation of the Trustee to attend the meetings of shareholders of the Company pursuant to Section 35 of the Securities Law, the Trustee shall receive an additional amount of NIS 500 per meeting for each meeting that the Trustee will attend.

9.
In the event that the series is increased, the annual fee paid to the Trustee will be increased (in respect of each year or a part thereof) notwithstanding anything to the contrary in clauses 1.1 and 1.2 above, for the same rate in which the series was increased with relation to the par value on the initial public offering of the Debentures, however in any event the Trustee will not receive annual fee exceeding an addition of 50% of the annual fee as stated in clauses 1.1 and 1.2 above.

10.
VAT if applicable, shall be added to the payments due to the Trustee, according to the provisions of this appendix and it shall be paid by the Company. The sums in this Appendix will be linked to the consumer price index, when the base index shall be the index known on the date of this Deed of Trust however in any event no amount in arrears lower than the amount set out in this Appendix shall be paid. Each payment will be paid to the Trustee shortly after the date of receiving the demand for payment, however in any event no later than 30 days as of the date of the demand.

***

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Second Addendum – Meeting of Debenture Holders

Subject to the provisions of the Securities Law, convening a Meeting of Debenture Holders, the manner of conducting it and various terms regarding it, shall be as follows:

Summoning a Meeting

1.
The Trustee shall summon a Debenture Holders Meeting for each series separately (“Annual Meeting”) each year and no later fourteen (14) days after the second annual report regarding trust matters (as mentioned in clause 21 of the Deed of Trust) was submitted, which shall be convened no later than sixty (60) days after the report was submitted. The agenda of the Annual Meeting shall include the appointment of the Trustee for the period that shall be determined (unless the prior Meeting determined a longer appointment time), a discussion of the annual report regarding trust matters as well as any other subject included in the agenda as stated in Section 25L2 of the Securities Law.

2.
The Trustee shall convene a Meeting of the Debenture Holders if it saw a need for this, or according to a written request of Debenture Holders that hold, alone or together, at least five percent (5%) of the balance of the nominal value of the Debentures in circulation of that series.

3.
In the event those requesting to summon a Meeting are Debenture Holders, the Trustee shall be entitled to demand indemnification from them, including in advance, for the reasonable costs involved in this.

4.
The Trustee who was required to summon a Debenture Holders Meeting in accordance with the provisions of clause 2, shall summon it within 21 days after a demand to summon it was submitted to the Trustee, to a date that shall be determined in the summons, provided that the convening date shall not be earlier than seven days and not later than 21 days from the summons date; however, the Trustee is entitled to bring the meeting forward, to at least one day after the summons date, if it thought that this was required in order to protect the Debenture Holders rights and subject to the provisions of clause 21 hereafter; if it did so, the Trustee shall explain the reasons for bringing the convening date forward in the report regarding the summoning of the Meeting.

5.	The Trustee may, at its reasonable discretion, change the scheduled meeting time of a Meeting convened by him as well as per the Company’s request, in case the Meeting was summoned by the Company.

6.
In the event the Trustee convened a Meeting of the Debenture Holders not according to the request of the Debenture Holders the Trustee is entitled to determine that the Meeting shall take place by electronic means.

7.
If the Trustee did not summon the Debenture Holders Meeting, according to the demand of the Debenture Holder, within such time as mentioned in clause 1.4 above, the Debenture Holder may convene the Meeting, provided that the scheduled Meeting shall be within 14 days, after the end of the period for summoning the Meeting by the Trustee and the Trustee shall bear the expenses that the Debenture Holder expended with respect to convening the meeting.

8.	If the Debenture Holders Meeting was not convened as mentioned in clauses 1 or 2 above, the court may at the request of the Debenture Holder, order that it be convened.

9.	If the court ordered as mentioned in clause 8, the Trustee shall bear reasonable costs that the applicant expended in a court proceeding, as shall be determined by the court.

10.
The Company is entitled to convene, at any time, a Meeting of Debenture Holders in coordination with the Trustee. If the Company summons a Meeting as stated, it must immediately send the Trustee a written notice regarding the place, day and time on which the Meeting shall take place, as well as the subjects to be brought up for discussion therein, and the Trustee or a representative on its behalf shall be entitled to participate in a Meeting as stated without having the right to vote.

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11.
Where there is no practical possibility to convene a Debenture Holders Meeting or to conduct it in the manner determined for this in the Deed of Trust or in the Law, the court may, at the request of the Company, of a Debenture Holder that is entitled to vote in the Meeting or the Trustee, to order that a Meeting be convened and conducted in the manner as the court shall determine, and it may give supplementary instructions for this insofar as it shall see fit.

Flaws in Convening the Meeting

12.
The court may, at the request of a Debenture Holder, order the cancellation of a resolution that was adopted in a Debenture Holders Meeting that was convened or conducted without fulfilling the requirements in the Law or according to this Deed.

13.
If the flaw in convening the Meeting concerns a notice regarding the place of convening the Meeting or its scheduled time, a Debenture Holder that attended the Meeting despite the flaw, shall not be entitled to demand the cancellation of the resolution.

Notice of Convening a Meeting

14.
A notice of a Meeting of the Debenture Holders shall be published according to the provisions of chapter G1 of the Law (“Electronic Reporting”) and it shall be delivered to the Company by the Trustee before the reporting and in accordance with the provisions in the regulations.

15.	The summons notice shall include the agenda, the proposed resolutions and arrangements regarding a written vote according to the provisions of clauses 28 and 30 hereafter.

The Meeting’s Agenda

16.
The Trustee shall determine the agenda in the Debenture Holders Meeting and it shall include issues for which the Debenture Holders Meeting is required according to clauses 1 and/or 2 above, and a subject for which it was requested as mentioned in clause 18 of the Debenture Holder’s request.

17.	Inasmuch as a Meeting shall be summoned in accordance with clause 10 above, the Company shall determine the Meeting’s agenda.

18.
A Debenture Holder, one or more, that has five percent (5%) at least of the balance of the nominal value of the series of Debentures may request the Trustee to include an issue on the agenda of the Debenture Holders Meeting that shall be convened in the future, provided that the issue is suitable to be discussed in the Meeting as mentioned.

19.	In the Debenture Holders Meeting resolutions shall be adopted in issues as set forth in the agenda only.

Place of Convening the Meeting

20.
The Debenture Holders Meeting shall take place in Israel at the Company’s offices or another place which the Trustee shall notify of. The Trustee may change the address of the Meeting. The Company shall bear the costs of convening the Meeting at an address which is not its office.

The Record Date for Ownership of the Debentures

21.
Debenture Holders that are entitled to participate and to vote in the Debenture Holders’ Meetings are Holders of Debentures at the time that shall be determined in the decision to summon a Debenture Holders Meeting, provided that this date shall not exceed three days before the date of convening the Debenture Holders Meeting and it shall not be less than one day before the convening date.

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The Chairman of the Meeting

22.	In each Debenture Holders Meeting the Trustee or whomever it appointed shall serve as chairman of that Meeting.

23.
The Trustee shall prepare a protocol of the Meeting of the Debenture Holders and shall keep it at its registered office for a period of seven (7) years after the Meeting date. The protocol of the Meeting may be by way of recording. A protocol, insofar as made in writing, shall be signed by the chairman of the Meeting or by a chairman of the Meeting that was held after it. Each protocol that was signed by the chairman of the Meeting constitutes prima facie evidence to whatever is stated in it. The protocol registry shall be kept with the Trustee as mentioned, and it shall be open for viewing by the Debenture Holders during work hours and with advance coordination and a copy of it shall be sent to any Debenture Holder that shall request this.

24.
The declaration of the chairman of the Meeting that a resolution in the Debenture Holders Meeting was adopted or rejected, whether unanimously or by a certain majority, shall be prima facie evidence to whatever is stated in it.

Legal Quorum; Deferred or Adjourned Meeting

25.
A Meeting of the Debenture Holders shall be opened by the chairman of the Meeting after he has determined that the legal quorum required for any of the issues on the agenda of the Meeting exists, as follows:

25.1.
The legal quorum required for opening a Meeting of the Debenture Holders shall be the presence of at least two Debenture Holders, who are present themselves or by their proxies, that hold at least twenty five percent (25%) of the voting rights in circulation, within half an hour of the time that was scheduled for opening the Meeting, unless stipulated otherwise in the Law.

25.2.
If a legal quorum was not present in the Debenture Holders Meeting at the end of half an hour after the time scheduled for the beginning of the Meeting, the meeting shall be deferred to another time which shall not be earlier than two Business Days after the record date that was determined for convening the original meeting or one Business Day, if the Trustee was of the opinion that this is required for protecting the rights of the Debenture Holders; if the Meeting was deferred, the Trustee shall explain the reasons for this in the Meeting summons report.

25.3.
If a legal quorum was not present in the deferred Debenture Holders Meeting as mentioned in clause 25.2 above, half an hour after the time that was scheduled for it, the Meeting shall be convened with any number of participants, unless stipulated otherwise in the Law.

25.4.
Notwithstanding the provisions in clause 25.3 above, in the event a Debenture Holders Meeting was summoned according to the demand of Debenture Holders that hold five percent (5%) at least of the balance of the nominal value of the Debentures in circulation, the deferred Meeting shall be convened only if holders of certificates of undertaking were present in it at least in the number required for summoning a Meeting as mentioned (in other words: five percent (5%) at least of the balance of the nominal value of the Debentures in circulation).

26.
According to the decision of the Trustee or resolution by ordinary majority of those voting in a Meeting in which a legal quorum was present, the continuation of the Meeting adjourned (the “Original Meeting”) from time to time, the discussion or adopting a resolution in an issue that was set forth in the agenda, to another time and to a place that shall be determined as the Trustee or the aforementioned Meeting shall decide (the “Continued Meeting”). In the Continued Meeting and in the deferred meeting only matters that were on the agenda and in respect to which no resolution was adopted shall be discussed.

If a Debenture Holders Meeting was deferred without changing its agenda, summons shall be given regarding the new time for the Continued Meeting, as early as possible, and no later than 12 hours before the Continued Meeting; the summons as mentioned shall be given according to clauses 14 and 15 above.

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Participations and Voting

27.
The Trustee, at its reasonable discretion and subject to the provisions of any law, shall be entitled to split the Meeting into class meetings and to determine who shall be entitled to participate in each type of meeting.

28.
A Debenture Holder is entitled to vote in Debenture Holders Meetings by himself or by proxy as well as by a voting deed in which he shall state the manner of his voting, and in accordance with the provisions of clause 30 hereinafter.

29.	A resolution in the Debenture Holders Meeting shall be made by a count of votes.

30.	A voting deed shall be sent by the Trustee to all of the Debenture Holders; a Debenture Holder may note the manner of his vote in the voting deed and send it to the Trustee.

A voting deed in which the Debenture Holder noted the manner of his vote, and which reached the Trustee by the last date determined for this, shall be considered as presence in the Meeting with respect to the existence of a legal quorum as mentioned in clause 25 above.

The voting deed that was received by the Trustee regarding a certain matter in respect to which a vote was not held in the Debenture Holders Meeting, shall be considered as having abstained in the vote in that Meeting regarding a resolution to convene a deferred Debenture Holders Meeting according to the provision of clause 26 above, and it shall be counted in the deferred Meeting that shall be convened according to the provisions of clauses 26 or 25.3 and 25.4 above.

31.
Each 1 NIS nominal value of the Debentures that are represented by vote shall confer one vote in the voting. In case of joint Debenture Holders, only the vote of the person registered first in the registry shall be counted.

32.
A Debenture Holder may vote for part of the Debentures held by him including voting for some of them in favor for the proposed resolution and for another part of them against the resolution, all as he shall see fit.

33.
The holdings of an Affiliated Holder shall not be taken into account for determining the legal quorum in the Debenture Holders Meetings, and his votes shall not be taken into account in the vote of the Meeting as mentioned.

Resolutions

34.	Resolutions in the Debenture Holders Meetings shall be adopted by a vote of an ordinary majority by a count of votes, unless another majority was determined in the Law or in the Deed of Trust.

35.	The votes of those who have abstained in the vote shall not be counted in the number of votes participating in the vote.

36.	A proposed resolution regarding an issue that was not determined in respect to it that it shall be decided by a certain majority as following hereafter, shall be decided in an ordinary resolution.

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37.
The issues hereafter shall be decided in a Debenture Holders Meeting by a majority which is not ordinary and/or by a legal quorum that is different than the one set forth in clause 25, and these are the issues:

37.1.	Change, including an addition and/or amendment in the provisions of the Deed of Trust as mentioned in clause 27 of the Deed of Trust.

37.2.	Any other issue in respect to which it was determined in the Deed of Trust that it is subject to a resolution by a majority that is not an ordinary majority.

37.3.	A resolution regarding the replacement of a, shall be adopted by a majority of fifty percent (50%) at least of the unpaid balance of the Debentures in circulation.

Voting and Actions by Agent/Proxy

38.
An appointment instrument appointing an agent shall be in writing and it shall be signed by the appointer or by his proxy that has authorization to do so lawfully in writing. If the appointer is a corporation, the appointment instrument shall be made in writing and will be signed by a stamp of the corporation, with a signature of the authorized signatories of the corporation.

39.	An appointment instrument of the agent shall be made in any form which shall be acceptable by the Trustee.

40.	An agent does not need to be a Debenture Holder himself.

41.
An appointment instrument and power of attorney and any other certificate according to which an appointment instrument was signed or a certified copy of such power of attorney, shall be given to the Trustee by the time of convening the Meeting unless it was otherwise stipulated in the notice summoning the Meeting.

42.	The Trustee shall participate in the Meeting via its employees, officers, functionaries or another person that shall be appointed by it, however it shall not have a voting right.

43.
The Company and any other person except for the Trustee shall be prevented from participating in the Debenture Holders Meeting or in any part of it, according to the decision of the Trustee or according to an ordinary resolution of the Debenture Holders. Despite the stated in this clause, the Company could participate in the opening of a Meeting for the purpose of expressing its opinion regarding any subject on the Meeting’s agenda and/or presenting a certain subject (as the case may be).

Approaching Debenture Holders

44.
The Trustee, and the Debenture Holder, one or more, that has five percent (5%) at least of the balance of the nominal value of the Debentures in circulation, are entitled to address the Debenture Holders in writing, via the Trustee, in order to convince them regarding the manner of their vote in any of the issues being raised for discussion in that Meeting (the “Position Paper”).

45.
If a Debenture Holders Meeting was summoned in accordance with clause 2 above, a Holder is entitled to approach the Trustee in a request to publish, in accordance with the provisions of Chapter G.1 of the Law, Position Papers on his behalf to the other Debenture Holders.

46.
The Trustee or the Company are entitled to send Position Papers to Debenture Holders, as a response for a Position Paper sent as stated in clauses 44 and 45 above, or in response to any other inquiry towards the Debenture Holders.

Examining Conflicts of Interests

47.
The votes of a Debenture Holder who is the controlling shareholder in the Company, his family member or a corporation controlled by any thereof shall not be counted in the count of the votes, and these Debentures shall not entitle to vote in the general meetings of the Debenture Holders as long as they are held by such a person as said.

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48.
Save as provided in clause 47 above, the Trustee will take into consideration in the count of the votes the votes of all voters, except for the votes of the Debenture Holders who state in the ballot that their vote should not be considered as a result of a conflict of interests these Debenture Holders have, and the Trustee will not independently examine their personal interest.

49.
It is clarified that the examination of the conflict of interests as said above, to the extent that it is necessary in the opinion of the Trustee, will be made separately with relation to each of the decisions on the agenda of the meeting, and separately with relation to each meeting. It is further clarified that the declaration of a Holder as having a conflict of interests in any decision or meeting, in and of itself, shall not attest to a conflict of interests of that Debenture Holder in another decision on the agenda of the meeting or his conflict of interests in other meetings.

Convening a Meeting of Debenture Holders for Consulting

50.
The provisions of clauses 2, 7, 16, 18 and 19 above cannot derogate from the Trustee’s authority to convene a Debenture Holders Meeting, if it saw it necessary to consult with them; in the summons to the Meeting as mentioned the issues on its agenda shall not be detailed, and the date of the Meeting shall be one day at least after the summons date.

In such meeting a vote shall not take place, no resolutions shall be adopted in it and the provisions of clauses 2, 4, 7, 8, 9, 15, 16, 18, 19, 21, 25, 26, 28, 30 and 45 shall not apply to it and as set forth in the law.